Exhibit 4.1


                                                                     EXECUTION







==============================================================================


                       FINANCIAL ASSET SECURITIES CORP.,
                                   Depositor


             CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,
                                    Seller


                           LITTON LOAN SERVICING LP,
                                   Servicer


                                      and


                             JPMORGAN CHASE BANK,
                                    Trustee


                        POOLING AND SERVICING AGREEMENT

                         Dated as of December 1, 2002


                                2002-CB6 Trust


        C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6



==============================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01        Defined Terms................................................................................12
Section 1.02        Accounting...................................................................................58

                                                     ARTICLE II

                                 CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                                    CERTIFICATES

Section 2.01        Conveyance of Mortgage Loans.................................................................58
Section 2.02        Acceptance by Trustee........................................................................60
Section 2.03        Repurchase or Substitution of Mortgage Loans by the Seller...................................61
Section 2.04        Representations and Warranties of the Seller with Respect to the Mortgage Loans..............64
Section 2.05        Representations, Warranties and Covenants of the Servicer....................................65
Section 2.06        Representations and Warranties of the Depositor..............................................67
Section 2.07        Issuance of Certificates.....................................................................69
Section 2.08        Representations and Warranties of the Seller.................................................69
Section 2.09        Covenants of the Seller......................................................................71

                                                    ARTICLE III

                                   ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01        Servicer to Act as Servicer..................................................................71
Section 3.02        Collection of Mortgage Loan Payments.........................................................73
Section 3.03        Realization Upon Defaulted Mortgage Loans....................................................74
Section 3.04        Collection Account and Distribution Account..................................................75
Section 3.05        Permitted Withdrawals From the Collection Account............................................77
Section 3.06        Establishment of Escrow Account; Deposits in Escrow Account..................................78
Section 3.07        Permitted Withdrawals From Escrow Account....................................................78
Section 3.08        Payment of Taxes, Insurance and Other Charges; Collections Thereunder........................79
Section 3.09        Transfer of Accounts.........................................................................80
Section 3.10        Maintenance of Hazard Insurance..............................................................80
Section 3.11        Maintenance of Mortgage Impairment Insurance Policy..........................................81
Section 3.12        Fidelity Bond, Errors and Omissions Insurance................................................81
Section 3.13        Title, Management and Disposition of REO Property............................................82
Section 3.14        Due-on-Sale Clauses; Assumption and Substitution Agreements..................................84
Section 3.15        Notification of Adjustments..................................................................85


                                                         -i-




Section 3.16        Optional Purchases of Mortgage Loans by Servicer.............................................85
Section 3.17        Trustee to Cooperate; Release of Files.......................................................86
Section 3.18        Servicing Compensation.......................................................................87
Section 3.19        Annual Statement as to Compliance............................................................87
Section 3.20        Annual Independent Certified Public Accountants' Reports.....................................87
Section 3.21        Access to Certain Documentation and Information Regarding the Mortgage Loans.................88
Section 3.22        Reserved.....................................................................................88
Section 3.23        Obligations of the Servicer in Respect of Compensating Interest..............................88
Section 3.24        Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly
                    Payments.....................................................................................89
Section 3.25        Investment of Funds in the Collection Account and the Distribution Account...................89
Section 3.26        Liability of Servicer; Indemnification.......................................................90
Section 3.27        Reports of Foreclosure and Abandonment of Mortgaged Properties...............................91
Section 3.28        Protection of Assets.........................................................................91
Section 3.29        Advance Facility.............................................................................92
Section 3.30        SEC Reporting................................................................................94

                                                     ARTICLE IV

                                                   FLOW OF FUNDS

Section 4.01        Interest Distributions.......................................................................96
Section 4.02        Distributions of Principal and Monthly Excess Cashflow Amounts.............................. 98
Section 4.03        Allocation of Losses........................................................................103
Section 4.04        Method of Distribution......................................................................103
Section 4.05        Distributions on Book-Entry Certificates....................................................103
Section 4.06        Statements..................................................................................103
Section 4.07        Remittance Reports; Advances................................................................107
Section 4.08        Basis Risk Reserve Fund.....................................................................108
Section 4.09        The Interest Rate Cap Agreements............................................................110

                                                     ARTICLE V

                                                  THE CERTIFICATES

Section 5.01        The Certificates............................................................................112
Section 5.02        Registration of Transfer and Exchange of Certificates.......................................113
Section 5.03        Mutilated, Destroyed, Lost or Stolen Certificates...........................................118
Section 5.04        Persons Deemed Owners.......................................................................118
Section 5.05        Appointment of Paying Agent.................................................................118

                                                     ARTICLE VI

                                     THE SELLER, THE SERVICER AND THE DEPOSITOR


                                                        -ii-




Section 6.01        Liability of the Seller, the Servicer and the Depositor.....................................119
Section 6.02        Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the
                    Servicer or the Depositor...................................................................119
Section 6.03        Limitation on Liability of the Servicer and Others..........................................119
Section 6.04        Servicer Not to Resign......................................................................120
Section 6.05        Delegation of Duties........................................................................121

                                                    ARTICLE VII

                                           SERVICER EVENTS OF TERMINATION

Section 7.01        Servicer Events of Termination..............................................................121
Section 7.02        Trustee to Act; Appointment of Successor....................................................123
Section 7.03        Waiver of Defaults..........................................................................124
Section 7.04        Notification to Certificateholders..........................................................124
Section 7.05        Survivability of Servicer Liabilities.......................................................125

                                                    ARTICLE VIII

                                                    THE TRUSTEE

Section 8.01        Duties of Trustee...........................................................................125
Section 8.02        Certain Matters Affecting the Trustee.......................................................126
Section 8.03        Trustee Not Liable for Certificates or Mortgage Loans.......................................128
Section 8.04        Trustee May Own Certificates................................................................129
Section 8.05        Seller to Pay Trustee Fees and Expenses.....................................................129
Section 8.06        Eligibility Requirements for Trustee........................................................130
Section 8.07        Resignation or Removal of Trustee...........................................................130
Section 8.08        Successor Trustee...........................................................................131
Section 8.09        Merger or Consolidation of Trustee..........................................................131
Section 8.10        Appointment of Co-Trustee or Separate Trustee...............................................131
Section 8.11        Limitation of Liability.....................................................................133
Section 8.12        Trustee May Enforce Claims Without Possession of Certificates...............................133
Section 8.13        Suits for Enforcement.......................................................................133
Section 8.14        Waiver of Bond Requirement..................................................................134
Section 8.15        Waiver of Inventory, Accounting and Appraisal Requirement...................................134
Section 8.16        Compliance with National Housing Act of 1934................................................134

                                                     ARTICLE IX

                                                REMIC ADMINISTRATION

Section 9.01        REMIC Administration........................................................................134
Section 9.02        Prohibited Transactions and Activities......................................................138
Section 9.03        Indemnification with Respect to Certain Taxes and Loss of REMIC Status......................138
Section 9.04        REO Property................................................................................138


                                                       -iii-




                                                     ARTICLE X

                                                    TERMINATION

Section 10.01       Termination.................................................................................139
Section 10.02       Additional Termination Requirements.........................................................141

                                                     ARTICLE XI

                                              MISCELLANEOUS PROVISIONS

Section 11.01       Amendment...................................................................................142
Section 11.02       Recordation of Agreement; Counterparts......................................................143
Section 11.03       Limitation on Rights of Certificateholders..................................................143
Section 11.04       Governing Law; Jurisdiction.................................................................144
Section 11.05       Notices.....................................................................................144
Section 11.06       Severability of Provisions..................................................................145
Section 11.07       Article and Section References..............................................................145
Section 11.08       Notice to the Rating Agencies...............................................................145
Section 11.09       Further Assurances..........................................................................146
Section 11.10       Benefits of Agreement.......................................................................146
Section 11.11       Acts of Certificateholders..................................................................146


                                                        -iv-




                                   EXHIBITS
                                   --------

Exhibit A-1       Form of Class 1-A1 Certificates
Exhibit A-2       Form of Class 2-A1 Certificates
Exhibit A-3       Form of Class 3-F1 Certificates
Exhibit A-4       Form of Class A-IO Certificates
Exhibit B-1       Form of Class B-1 Certificates
Exhibit B-2       Form of Class B-2 Certificates
Exhibit B-3       Form of Class B-3 Certificates
Exhibit C-1       Form of Class R Certificates
Exhibit C-2       Form of Class M-1 Certificates
Exhibit C-3       Form of Class M-2V Certificates
Exhibit C-4       Form of Class M-2F Certificates
Exhibit C-5       Form of Class N Certificates
Exhibit C-6       Form of Class X Certificates
Exhibit D         Mortgage Loan Schedule
Exhibit E         Form of Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         Mortgage Loan Purchase Agreement
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of ERISA Representation
Exhibit J         Form of Investment Letter
Exhibit K         Form of Residual Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         [Reserved]
Exhibit N         [Reserved]
Exhibit O         [Reserved]
Exhibit P         Monthly Information Provided by Servicer
Exhibit Q         Form of Officer's Certificate with Respect to Prepayments
Exhibit R         Form of Class 1-A1 Confirmation
Exhibit S         Form of Class 2-A1 Confirmation
Exhibit T         Form of Class M-1 Confirmation
Exhibit U         Form of Class M-2V Confirmation
Exhibit V         Form of Class B-1 Confirmation
Exhibit W         Form of Certification to be Provided to the Servicer by the Trustee

Schedule I        Prepayment Penalty Schedule

          This Pooling and Servicing Agreement is dated as of December 1, 2002 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as seller (the "Seller"), LITTON LOAN SERVICING LP, as servicer (the "Servicer"), and JPMORGAN CHASE BANK, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

          The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of fourteen Classes of Certificates, designated as (i) the Class 1-A1, Class 2-A1, Class 3-F1 and Class A-IO Certificates, (ii) the Class M-1, Class M-2V and Class M-2F Certificates, (iii) the Class B-1, Class B-2 and Class B-3 Certificates, (iv) the Class N Certificates, (v) the Class X Certificates and
(vi) the Class R-1 and Class R-2 Certificates.

          The Depositor hereby assigns to the Trustee, acting on behalf of the Certificateholders its interests and rights in the Mortgage Loans (exclusive of any Arrearage in respect of Delinquent Mortgage Loans). As provided herein, the Trustee will make multiple elections to treat segregated pools of assets subject to this Agreement for federal income tax purposes as the following six separate real estate mortgage investment conduits (each, a "REMIC"): the Subsidiary REMIC, the Intermediate REMIC, the Master REMIC, the Class B-2 REMIC, the Class B-3 REMIC, and the Class X-N REMIC. The Subsidiary REMIC will consist of (a) all of the assets constituting the Group 1 Mortgage Loans, (b) all of the assets constituting the Group 2 Mortgage Loans, and (c) all of the assets constituting the Group 3 Mortgage Loans. The Subsidiary REMIC will issue (1) uncertificated REMIC regular interests designated with an "1A" or "1B" and payable from the monies received from the Group 1 Mortgage Loans (the "Subsidiary 1 Regular Interests"), (2) uncertificated REMIC regular interests designated with an "2A" or "2B" and payable from the monies received from the Group 2 Mortgage Loans (the "Subsidiary 2 Regular Interests"), and (3) uncertificated REMIC regular interests designated with an "3A" or "3B" and payable from the monies received from the Group 3 Mortgage Loans (the "Subsidiary 3 Regular Interests" and, together with the Subsidiary 1 Regular Interests and the Subsidiary 2 Regular Interests, the "Subsidiary REMIC Regular Interests"). The Subsidiary REMIC Regular Interests will be uncertificated and will represent the "regular interests" in the Subsidiary REMIC and the SR Interest will represent the single "residual interest" in the Subsidiary REMIC.

          The Trustee will hold the Subsidiary REMIC Regular Interests for the benefit of the Intermediate REMIC. The Intermediate REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by (i) the Intermediate REMIC Regular Interests, which will be uncertificated and will represent the "regular interests" in the Intermediate REMIC and (ii) the IR Interest, which will represent the single "residual interest" in the Intermediate REMIC.

          The Trustee will hold the Intermediate REMIC Regular Interests for the benefit of the Master REMIC. The Master REMIC will consist of the Intermediate REMIC Regular Interests and will be evidenced by (i) the Regular Certificates (other than the Class B-2, Class B-3, Class X and Class N Certificates) and the Class B-2 Interest, Class B-3 Interest, and Class

Master XN Interest, which will represent the "regular interests" in the Master REMIC and (ii) the Class MR Interest, which will represent the single "residual interest" in the Master REMIC.

          The Trustee will hold the Class B-2 Interest for the benefit of the Class B-2 REMIC. The Class B-2 REMIC will consist of the Class B-2 Interest and will be evidenced by (i) the Class B-2 Certificates, which will represent the "regular interests" in the Class B-2 REMIC and (ii) the Class B2R Interest, which will represent the single "residual interest" in the Class B-2 REMIC.

          The Trustee will hold the Class B-3 Interest for the benefit of the Class B-3 REMIC. The Class B-3 REMIC will consist of the Class B-3 Interest and will be evidenced by (i) the Class B-3 Certificates, which will represent the "regular interests" in the Class B-3 REMIC and (ii) the Class B3R Interest, which will represent the single "residual interest" in the Class B-3 REMIC.

          The Trustee will hold the Class Master XN Interest for the benefit of the Class X-N REMIC. The Class X-N REMIC will consist of the Class Master XN Interest and will be evidenced by (i) the Class X-N Interest, which will represent the "regular interests" in the Class X-N REMIC and (ii) the Class XNR Interest, which will represent the single "residual interest" in the Class X-N REMIC. As discussed in section 9.01 of the Agreement, the Class X and Class N Certificates will represent the beneficial interest in the Class X-N Interest.

          The Class R-1 Certificates will represent the Class SR, Class IR and Class MR Interests, and the Class R-2 Certificates will represent the Class B2R, Class B3R and Class XNR Interests. The "latest possible maturity date" for federal income tax purposes of all REMICs, and regular and residual interests created hereunder will be the Latest Possible Maturity Date.

                             The Subsidiary REMIC
                             --------------------

          The following table sets forth Class Designation, the Initial Principal Balance, the Pass-Through Rate and the Rate Change Date for each Subsidiary Regular Interest:

         Subsidiary                 Balance                Pass Through Rate              Rate Change Date
1A-1                              $10,231,000.00                   (1)                                Feb-03
1A-2                               $3,069,000.00                   (1)                                Apr-03
1A-3                               $5,115,000.00                   (1)                                May-03
1A-4                               $3,069,000.00                   (1)                                Jun-03
1A-5                               $4,092,000.00                   (1)                                Jul-03
1A-6                               $2,046,000.00                   (1)                                Aug-03
1A-7                               $2,046,000.00                   (1)                                Sep-03
1A-8                               $3,069,000.00                   (1)                                Oct-03
1A-9                               $3,069,000.00                   (1)                                Nov-03
1A-10                              $2,046,000.00                   (1)                                Dec-03
1A-11                             $32,737,000.00                 (1)(3)                               Jan-04
1B                                    (2)                          (1)               N/A
2A-1                               $6,472,000.00                   (4)                                Feb-03
2A-2                               $1,942,000.00                   (4)                                Apr-03
2A-3                               $3,236,000.00                   (4)                                May-03
2A-4                               $1,942,000.00                   (4)                                Jun-03
2A-5                               $2,588,000.00                   (4)                                Jul-03
2A-6                               $1,295,000.00                   (4)                                Aug-03
2A-7                               $1,294,000.00                   (4)                                Sep-03
2A-8                               $1,942,000.00                   (4)                                Oct-03
2A-9                               $1,942,000.00                   (4)                                Nov-03
2A-10                              $1,294,000.00                   (4)                                Dec-03
2A-11                             $20,711,000.00                 (4)(3)                               Jan-04
2B                                    (5)                          (4)               N/A
3A-1                              $13,978,000.00                   (6)                                Feb-03
3A-2                               $4,659,000.00                   (6)                                Apr-03
3A-3                               $5,824,000.00                   (6)                                May-03
3A-4                               $4,659,000.00                   (6)                                Jun-03
3A-5                               $5,824,000.00                   (6)                                Jul-03
3A-6                               $3,494,000.00                   (6)                                Aug-03
3A-7                               $4,659,000.00                   (6)                                Sep-03
3A-8                               $3,495,000.00                   (6)                                Oct-03
3A-9                               $3,494,000.00                   (6)                                Nov-03
3A-10                              $3,495,000.00                   (6)                                Dec-03
3A-11                             $47,756,000.00                 (6)(3)                               Jan-04
3B                                    (7)                          (6)                           N/A
SR                                    N/A                          N/A                           N/A

(1)  The Group 1 Net WAC Rate.

(2)  The Class 1B regular interest will have a principal balance equal to the principal balance of all Group
     1 Mortgage Loans minus the principal balance of the other Subsidiary 1 Regular Interests.

(3)  This Regular Interest will also be entitled to all Prepayment Charges related to its respective group.


                                                    -3-




(4)  The Group 2 Net WAC Rate.

(5)  The Class 2B regular interest will have a principal balance equal to the principal balance of all Loan
     Group 2 Mortgage Loans minus the principal balance of the other Subsidiary 2 Regular Interests.

(6)  The Group 3 Net WAC Rate.

(7)  The Class 3B regular interest will have a principal balance equal to the principal balance of all Loan
     Group 3 Mortgage Loans minus the principal balance of the other Subsidiary 3 Regular Interests.

          All payments of principal and realized losses (including any interest shortfalls) generated by the Group 1 Mortgage Loans shall be allocated first to the Class 1B Regular Interests (until reduced to zero). Subsequent realized losses (including any interest shortfalls) and payments of principal will be allocated to the outstanding Subsidiary 1 REMIC Regular Interest with the lowest denomination (until reduced to zero). All payments of principal and realized losses (including any interest shortfalls) generated by the Loan Group 2 Mortgage Loans shall be allocated first to the Class 2B Regular Interests (until reduced to zero). Subsequent realized losses (including any interest shortfalls) and payments of principal will be allocated to the outstanding Subsidiary 2 REMIC Regular Interest with the lowest denomination (until reduced to zero). All payments of principal and realized losses (including any interest shortfalls) generated by the Loan Group 3 Mortgage Loans shall be allocated first to the Class 3B Regular Interests (until reduced to zero). Subsequent realized losses (including any interest shortfalls) and payments of principal will be allocated to the outstanding Subsidiary 3 REMIC Regular Interest with the lowest denomination (until reduced to zero).

                            The Intermediate REMIC
                            ----------------------

     The following table sets forth Class Designation, the Initial Principal Balance, the Pass-Through Rate, and the Corresponding Master REMIC Class for each Intermediate REMIC Regular Interest:

==================================================================================================================
                                                              Pass-Through      Corresponding
     Class Designation          Initial Principal Balance         Rate        Master REMIC Class     Loan Group
------------------------------------------------------------------------------------------------------------------
Class I-AI(1)             1/4 Corresponding Master REMIC          (3)       Class 1-A1                  1
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I-A2(1)             1/4 Corresponding Master REMIC          (3)       Class 2-A1                  2
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I-A3(1)             1/4 Corresponding Master REMIC          (3)       Class 3-F1                  3
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class IA-IO                               (4)                     (4)       Class A-IO                 N/A
------------------------------------------------------------------------------------------------------------------
Class I M-1(1)            1/4 Corresponding Master REMIC          (3)       Class M-1                  N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I M-2F(1)           1/4 Corresponding Master REMIC          (3)       Class M-2F                 N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I M-2V(1)           1/4 Corresponding Master REMIC          (3)       Class M-2V                 N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I B-1(1)            1/4 Corresponding Master REMIC          (3)       Class B-1                  N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I B-2(1)            1/4 Corresponding Master REMIC          (3)       Class B-2                  N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Class I B-3(1)            1/4 Corresponding Master REMIC          (3)       Class B-3                  N/A
                             Class Balance
------------------------------------------------------------------------------------------------------------------
Accrual Directed Class    1/4 Pool Balance plus 1/4 of the      (3)(5)      N/A                        N/A
                             Overcollateralization Amount
------------------------------------------------------------------------------------------------------------------
Class IR                                   N/A                     N/A       N/A                        N/A
------------------------------------------------------------------------------------------------------------------
Class I-Senior-1(2)                        (6)                     (7)       Class 1-A1                  1
------------------------------------------------------------------------------------------------------------------
Class I-Senior-2(2)                        (8)                     (9)       Class 2-A1                  2
------------------------------------------------------------------------------------------------------------------
Class I-Senior-3(2)                       (10)                    (11)       Class 3-F1                  3
------------------------------------------------------------------------------------------------------------------
Class I-Sub-1a(2)                         (12)                    (13)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-1b(2)                         (12)                    (14)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------


                                                        -5-




------------------------------------------------------------------------------------------------------------------
Class I-Sub-1c(2)                         (12)                    (13)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-1d(2)                         (12)                    (14)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-2a(2)                         (15)                    (16)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-2b(2)                         (15)                    (17)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-2c(2)                         (15)                    (16)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-2d(2)                         (15)                    (17)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-3a(2)                         (18)                    (19)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-3b(2)                         (18)                    (20)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-3c(2)                         (18)                    (19)       N/A                        N/a
------------------------------------------------------------------------------------------------------------------
Class I-Sub-3d(2)                         (18)                    (20)       N/A                        N/a
==================================================================================================================

1)   The Accretion Directed Classes.

2)   The Sub Wac Tracking Classes.

3)   The Adjusted Net WAC Rate.

4)   The Class IA-IO regular interest will represent 33 regular interests, which will be divided into three groups
     - Group 1, Group 2 and Group 3. The Group 1 interests will be numbered 1A-1 through 1A-11. The Group 2 interests will be numbered 2A-1 through 2A-11. The Group 3 interests will be numbered 3A-1 through 3A-11.
     Each Class IA-IO regular interest will not be entitled to any principal but will have a notional balance equal to the principal balance of the Subsidiary REMIC Regular Interest class with the same group denomination and numerical denomination. Each Class IA-IO Regular Interest will have a Pass-Through Rate equal to (a) from the Cut-off Date to its respective Rate Change Date, 3.25%, and (b) thereafter, 0%.

5)   The Accrual Directed Class regular interest will be entitled to all Prepayment Charges.

6)   1/2 the principal balance of the Group 1 Mortgage Loans less the principal balance of the Class 1-Sub-1
     Interests.

7)   The Group 1 Adjusted Net WAC Rate.

8)   1/2 the principal balance of the Group 2 Mortgage Loans less the principal balance of the Class 1-Sub-2
     Interests.

9)   The Group 2 Adjusted Net WAC Rate.

10)  1/2 the principal balance of the Group 3 Mortgage Loans less the principal balance of the Class 1-Sub-3
     Interests.

11)  The Group 3 Adjusted Net WAC Rate.


                                                       -6-




12)  An amount equal to 1/40 of the Corresponding Master REMIC principal balance of the Class M-1, Class M-2,
     Class B-1 and Class B-2 Certificates (the "Subordinated Certificates") multiplied by Group 1 Share.

13)  The rate equal to 1.25 times the Group 1 Adjusted Net WAC Rate.

14)  The rate equal to 0.75 times the Group 1 Adjusted Net WAC Rate.

15)  An amount equal to 1/40 of the Corresponding Master REMIC principal balance of the Subordinated Certificates multiplied by Group 2 Share.

16)  The rate equal to 1.25 times the Group 2 Adjusted Net WAC Rate.

17)  The rate equal to 0.75 times the Group 2 Adjusted Net WAC Rate.

18)  An amount equal to 1/40 of the Corresponding Master REMIC principal balance of the Subordinated Certificates multiplied by Group 3 Share.

19)  The rate equal to 1.25 times the Group 3 Adjusted Net WAC Rate.

20)  The rate equal to 0.75 times the Group 3 Adjusted Net WAC Rate.


     The Expanding Strip Tracking Classes:
     -------------------------------------

          The Accrual Directed Class and the Accretion Directed Classes, are hereby designated the Expanding Strip Tracking Classes.

          On each Distribution Date, 25% of the increase in the Overcollateralization Amount will be payable as a reduction of the principal balances of the Accretion Directed Classes to each such class in an amount equal to 1/4 of the interest paid in reduction of the principal balance of the Corresponding Class of Master REMIC Interest and will be accrued and added to the principal balance of the Accrual Directed Class. On each Distribution Date, the increase in the principal balance of the Accrual Directed Class may not exceed interest accruals for such Distribution Date for the Accrual Directed Class. In the event that: (i) 25% of the increase in the Overcollateralization Amount exceeds (ii) interest accruals on the Accrual Directed Class for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralization Amount for purposes of determining the amount of interest accrual on the Accrual Directed Class payable as principal on the Accrual Directed Class on the next Distribution Date pursuant to the first sentence of this paragraph.

          All payments of principal generated by the Mortgage Loans shall be allocated 25% to the Accrual Directed Class, and 25% to the Accretion Directed Classes to each such Accretion Directed Class in an amount equal to 1/4 of the interest paid in reduction of the principal balance of the Corresponding Class of Master REMIC Interest (until paid in full). Notwithstanding the above, principal payments allocated to the Accretion Directed Classes that result in the reduction in the Overcollateralization Amount shall be allocated to the Accrual

Directed Class (until paid in full). Realized losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each of the Accretion Directed Classes is equal to 25% of the principal balance of their Corresponding Class and (ii) the Accrual Directed Class is equal to 25% of the aggregate principal balance of the Mortgage Loans plus 25% of the Overcollateralization Amount. Interest shortfalls will be allocated pro rata based on each regular interests principal balance.

     The Sub Wac Tracking Classes:
     -----------------------------

     Group 1 Mortgage Loans:

          On each Distribution Date, 50% of the payments received on the Group 1 Mortgage Loans will be allocated, first, to the Class I-Sub-1 Interests, in an amount necessary to make each Class I-Sub-1 Interest's balance equal to the Group 1 Subordinated Amount. Notwithstanding the previous sentence, if due to overcollateralization (or anything else), the sum of a group's I-Sub Interests is less than the product of (A) 4, (B) the Intermediate REMIC Ratio, (C) the Principal Balance of the Subordinated Certificates, and (D) the respective Group Share, the Intermediate REMIC Ratio will be reduced to a the ratio equal to (i) (a) the sum of the Groups I-Sub Interests, divided by the (b) the product of (i) the respective Group Share (ii) 4, (iii) the sum of the Subordinated Certificates.

          Payments to the Class I-Sub-1 Interests, will generally be made pro-rata to the each Class I-Sub-1 Interest. However, where either the Class I-Sub-2 Interests or Class I-Sub-3 Interests have been reduced to zero, and as a result of this event (or any other event), the Sub WAC Alternative Rate is greater than or less than the Sub WAC Rate, payments will be allocated in a manner necessary to adjust the Sub WAC Rate to the Sub WAC Alternative Rate.

          After paying the above, any excess amounts will be paid to the Class I-Senior-1 Interest (until reduced to zero). Realized losses shall be applied on each Distribution Date, (i) first to the Class I-Sub-1 Interests (pro-rata, unless adjusted under the preceding paragraph) until such Interests have a balance equal to the Group 1 Subordinated Amount, and (ii) second, to the Class I-Senior-1 Interest (until reduced to zero).

     Group 2 Mortgage Loans:

          On each Distribution Date, 50% of the payments received on the Group 2 Mortgage Loans will be allocated, first, to the Class I-Sub-2 Interests, in an amount necessary to make each Class I-Sub-2 Interest's balance equal to the Group 2 Subordinated Amount. Notwithstanding the previous sentence, if due to overcollateralization (or anything else), the sum of a group's I-Sub Interests is less than the product of (A) 4, (B) the Intermediate REMIC Ratio, (C) the Principal Balance of the Subordinated Certificates, and (D) the respective Group Share, the Intermediate REMIC Ratio will be reduced to a the ratio equal to (i) (a) the sum of the Groups I-Sub Interests, divided by the (b) the product of (i) the respective Group Share (ii) 4, (iii) the sum of the Subordinated Certificates.

          Payments to the Class I-Sub-2 Interests, will generally be made pro-rata to the each Class I-Sub-2 Interest. However, where either the Class I-Sub-3 Interests or Class I-Sub-1 Interests have been reduced to zero, and as a result of this event (or any other event), the Sub

WAC Alternative Rate is greater than or less than the Sub WAC Rate, payments will be allocated in a manner necessary to adjust the Sub WAC Rate to the Sub WAC Alternative Rate.

          After paying the above, any excess amounts will be paid to the Class I-Senior-2 Interest (until reduced to zero). Realized losses shall be applied on each Distribution Date, (i) first to the Class I-Sub-2 Interests (pro-rata, unless adjusted under the preceding paragraph) until such Interests have a balance equal to the Group 2 Subordinated Amount, and (ii) second, to the Class I-Senior-2 Interest (until reduced to zero).

     Group 3 Mortgage Loans:

          On each Distribution Date, 50% of the payments received on the Group 3 Mortgage Loans will be allocated, first, to the Class I-Sub-3 Interests, in an amount necessary to make each Class I-Sub-3 Interest's balance equal to the Group 3 Subordinated Amount. Notwithstanding the previous sentence, if due to overcollateralization (or anything else), the sum of a group's I-Sub Interests is less than the product of (A) 4, (B) the Intermediate REMIC Ratio, (C) the Principal Balance of the Subordinated Certificates, and (D) the respective Group Share, the Intermediate REMIC Ratio will be reduced to a the ratio equal to (i) (a) the sum of the Groups I-Sub Interests, divided by the (b) the product of (i) the respective Group Share (ii) 4, (iii) the sum of the Subordinated Certificates.

          Payments to the Class I-Sub-3 Interests, will generally be made pro-rata to the each Class I-Sub-3 Interest. However, where either the Class I-Sub-1 Interests or Class I-Sub-2 Interests have been reduced to zero, and as a result of this event (or any other event), the Sub WAC Alternative Rate is greater than or less than the Sub WAC Rate, payments will be allocated in a manner necessary to adjust the Sub WAC Rate to the Sub WAC Alternative Rate.

After paying the above, any excess amounts will be paid to the Class I-Senior-3 Interest (until reduced to zero). Realized losses shall be applied on each Distribution Date, (i) first to the Class I-Sub-3 Interests (pro-rata, unless adjusted under the preceding paragraph) until such Interests have a balance equal to the Group 3 Subordinated Amount, and (ii) second, to the Class I-Senior-3 Interest (until reduced to zero).

                               The Master REMIC
                               ----------------

          The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

===========================================================================================================
                     Certificate           Pass-Through       Minimum              Integral Multiples in
                     Principal Balance     Rate               Denomination         Excess of Minimum
-----------------------------------------------------------------------------------------------------------
Class 1-A1           $78,464,000           Floating(1)        $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class 2-A1           $53,198,000           Floating(2)        $25,000              $1,000
===========================================================================================================


                                                    -9-




-----------------------------------------------------------------------------------------------------------
Class 3-F1           $86,190,000           4.03%(3)           $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class A-IO           (4)                   3.25%(4)           $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class M-1            $21,998,000           Floating(5)        $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class M-2V           $5,869,000            Floating(6)        $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class M-2F           $14,000,000           5.82%(7)           $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class B-1            $12,773,000           Floating(8)        $25,000              $1,000
-----------------------------------------------------------------------------------------------------------
Class B-2(9)         $3,548,000            Floating(10)       N/A                  N/A
-----------------------------------------------------------------------------------------------------------
Class B-3(9)         $3,548,000            Floating(11)       N/A                  N/A
-----------------------------------------------------------------------------------------------------------
Class MR             $100.00               N/A                $100.00              N/A
-----------------------------------------------------------------------------------------------------------
Class Master XN(12)  (12)                  (12)               N/A                  N/A
===========================================================================================================
     --------------

1)   The lesser of (a) the Class 1-A1 Pass-Through Rate and (b) the Group 1 Adjusted Net WAC Rate.

2)   The lesser of (a) the Class 2-A1 Pass-Through Rate and (b) the Group 2 Adjusted Net WAC Rate.

3)   Subject to a cap equal to the Group 3 Adjusted Net WAC Rate. If the optional call is not exercised on the Optional Termination Date, the Pass-Through Rate for this Class will increase by 0.50%.

4)   The Class A-IO Certificate will not have a principal balance but will have a notional balance equal to the sum of the notional balances of Class I1A-IO, Class I2A-IO, and the Class I3A-IO Interest and will be entitled to 100% of the amounts distributable on Class I1A-IO, Class I2A-IO and Class I3A-IO
     Interest. Each component will be subject to a cap equal to its related group's Adjusted Mortgage WAC
     Rate.

5)   The lesser of (a) the Class M-1 Pass-Through Rate and (b) the Sub WAC Rate.

6)   The lesser of (a) the Class M-2V Pass-Through Rate and (b) the Sub WAC Rate.

7)   Subject to a cap equal to the Sub WAC Rate.

8)   The lesser of (a) the Class B-1 Pass-Through Rate and (b) the Sub WAC Rate.

9)   Such regular interest will not be certificated, but instead, such interest will be held by the trustee in the REMIC and in the manner described below.

10)  The lesser of (a) the Class B-2 Pass-Through Rate and (b) the Sub WAC Rate.

11)  The lesser of (a) the Class B-3 Pass-Through Rate and (b) the Sub WAC Rate.

12)  As to any Distribution Date, the Class Master XN Interest will have a Notional Balance equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection
     Period, and a Pass-Through Rate equal to the excess of: (i) the Adjusted Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average Pass-Through Rate of the Expanding Strip Tracking
     Classes, where the Accrual Directed Class is subject to a cap equal to zero and each Intermediate
     REMIC Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding
     Class. The Class Master XN Interest will also be entitled to all Prepayment Charges.


                                                   -10-

                              The Class B-2 REMIC
                              -------------------

          The Class B-2 Interest will be the sole asset of the Class B-2 REMIC. The following table sets forth characteristics of the Class B-2 Certificates and the Class B2R Interest, together with the minimum denominations and integral multiples in excess thereof:

===========================================================================================================
                   Certificate           Pass-Through    Minimum             Integral Multiples in Excess
                   Principal Balance     Rate            Denomination        of Minimum
-----------------------------------------------------------------------------------------------------------
Class B-2          $3,548,000            (1)             $25,000             $1,000
-----------------------------------------------------------------------------------------------------------
Class B2R          $0                    N/A             N/A                 N/A
===========================================================================================================
     --------------

     (1) A rate equal to 100% of the Pass Through Rate on the Class B-2 Interest.

                              The Class B-3 REMIC
                              -------------------

          The Class B-3 Interest will be the sole asset of the Class B-3 REMIC. The following table sets forth characteristics of the Class B-3 Certificates and the Class B3R Interest, together with the minimum denominations and integral multiples in excess thereof:

===========================================================================================================
                   Certificate           Pass-Through    Minimum             Integral Multiples in Excess
                   Principal Balance     Rate            Denomination        of Minimum
-----------------------------------------------------------------------------------------------------------
Class B-3          $3,548,000            (1)             $25,000             $1,000
-----------------------------------------------------------------------------------------------------------
Class B3R          $0                    N/A             N/A                 N/A
===========================================================================================================
     --------------

     (1) A rate equal to 100% of the Pass Through Rate on the Class B-3 Interest.

                              The Class X-N REMIC
                              -------------------

          The Class Master XN Interest will be the sole asset of the Class X-N REMIC. The following table sets forth characteristics of the Class X-N Interest and the Class XNR Interest, together with the minimum denominations and integral multiples in excess thereof:

===========================================================================================================
                   Class Certificate     Pass-Through    Minimum             Integral Multiples in Excess
                   Balance               Rate            Denomination        of Minimum
-----------------------------------------------------------------------------------------------------------
Class X-N          (1)                   (1)             N/A                 N/A
-----------------------------------------------------------------------------------------------------------
Class XNR          $0                    N/A             N/A                 N/A
===========================================================================================================


                                                   -11-




     --------------

     (1) The Class X-N Interest will have a notional balance equal to the notional balance of the Class
Master XN Interest, and a rate equal to 100% of the Pass Through Rate on the Class Master XN Interest. As
described more fully in section 9.01 of the Agreement, the Class X Certificates and Class N Certificates
when owned by two separate entities will be treated as a partnership for federal income tax purposes. As described more fully in section 9.01 of the Agreement, (a) the Class X Certificate will have a notional balance equal to the notional balance of the Class X-N Interest, and a rate equal to 100% of the Pass
Through Rate on the Class X-N Interest less the amount payable on the Class N Certificate, and (b) the
Class N Certificates will have an original notional amount equal to $8,000,000 and a pass-through rate of
8.353% per annum.

     The following provisions in the Preliminary Statement are intended to cause net interest and principal collections in respect of the Mortgage Loans to be distributed from the Subsidiary REMIC to the Intermediate REMIC, from the Intermediate REMIC to the Master REMIC and, except in the case of the Class B-2 Interest, Class B-3 Interest and Class Master XN Interest, from the Master REMIC to each Class of Certificates. In addition, in the case of the Class B-2 Interest, Class B-3 Interest and Class Master XN Interest, all interest and principal collections will be treated as paid to the Class B-2 REMIC, the Class B-3 REMIC and the Class X-N REMIC on behalf of the Class B-2 Certificate, the Class B-3 Certificate, and the Class X and Class N Certificates, respectively. The Preliminary Statement will be interpreted and applied consistently with such intent.

     For any purpose for which the pass-through rates is calculated, the interest rate on the Mortgage Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Mortgage Loans and the monthly day count convention of the regular interests issued by each of the REMICs. For purposes of calculating the pass-through rates for each of the interests issued by the Subsidiary REMIC, the Intermediate REMIC, the Master REMIC, the Class B-2 REMIC, the Class B-3 REMIC and the Class X-N REMIC such rates shall be adjusted to equal a monthly day count convention based on the actual number of days in the preceding Due Period and a 360-day year so that the Mortgage Loans and all regular interests will be using the same monthly day count convention.

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01 Defined Terms.

          Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the Floating Rate Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Fixed Rate Certificates and the Class N and Class X Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "1933 Act": The Securities Act of 1933, as amended.

          "60+ Day Delinquent Loan": Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

          "Account": Any of the Collection Account, the Distribution Account, the Interest Rate Cap Account and the Basis Risk Reserve Fund.

          "Accrued Certificate Interest": With respect to each Distribution Date and Class of Offered Certificates (other than the Class A-IO Certificates) and Class B-2, Class B-3 and Class N Certificates, an amount equal to the interest accrued at the applicable rate set forth or described opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such Class of Certificates, reduced by (except with respect to the Class N Certificates) such Class' Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

          "Actuarial Mortgage Loan": Any Mortgage Loan other than a Simple Interest Mortgage Loan.

          "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

          "Adjusted Net WAC Rate" : With respect to any Distribution Date, a per annum rate equal to the weighted average of the Group 1 Adjusted Net WAC Rate, the Group 2 Adjusted Net WAC Rate and the Group 3 Adjusted Net WAC Rate for such Distribution Date (weighted on the basis of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, in each case as of the last day of the related Collection Period).

          "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

          "Advance": As to any Actuarial Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to
Section 4.07.

          "Advance Facility": As defined in Section 3.29(a) hereof.

          "Advance Facility Notice": As defined in Section 3.29(b) hereof.

          "Advance Financing Person": As defined in Section 3.29(a) hereof.

          "Advance Reimbursement Amounts": As defined in Section 3.29(b) hereof.

          "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

          "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

          "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including with respect to each FHA Loan, the FHA Regulations and the related FHA Insurance Contract.

          "Applied Realized Loss Amount": As defined in Section 4.03 hereof.

          "Arrearage": With respect to a Delinquent Mortgage Loan, the total amount of scheduled monthly payments due thereon on or before the Cut-off Date that were not received prior to the Cut-off Date but for which advances of principal and interest were made, plus any unreimbursed Servicing Advances as of the Cut-off Date.

          "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

          "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

          "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due and collected during the related Collection Period and received by the Trustee one Business Day prior to the related Distribution Date, (b) any unscheduled recoveries of principal and interest and Principal Prepayments (excluding prepayment penalties and amounts received in respect of Arrearages), Insurance Proceeds and Liquidation Proceeds in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any Advances made by the Servicer for such Distribution Date and any Compensating Interest for such Distribution Date, (d) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (e) any Substitution Adjustment Amounts deposited in the Collection Account during the related Prepayment Period, and (f) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, the Termination Price, over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.05, (b) Stayed Funds, (c) the Servicing Fee, and (d) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

          "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

          "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

          "Bankruptcy Code": Title 11 of the United States Code, as amended.

          "Basis Risk Reserve Fund Deposit": With respect to each Distribution Date, an amount equal to the lesser of: (1) the sum of (a) the sum of any Net Rate Carryover Amounts for such Distribution Date that remain unpaid following the distribution of amounts in the Interest Rate Cap Account on such Distribution Date pursuant to Section 4.09(e) and (b) the Required Basis Risk Reserve Fund Deposit; and (2) any Monthly Excess Cashflow Amount remaining on such Distribution Date following the distributions pursuant to Section 4.02(b)(i)-(xvi).

          "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class 1-A1, Class 2-A1, Class 3-F1, Class A-IO, Class M-1, Class M-2V, Class M-2F and Class B-1 Certificates shall be Book-Entry Certificates.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "Certificate": Any Regular Certificate or Residual Certificate.

          "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

          "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class A-IO, Class N, Class X and Residual Certificates) and any Distribution Date, the Original Class Certificate Principal Balance reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto. The Class A-IO, Class N, Class X and Residual Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class A-IO, Class N, Class X or a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

          "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

          "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

          "Class 1-A1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.47% per annum, and (ii) following the Optional Termination Date, 0.94% per annum.

          "Class 1-A1 Confirmation": The Confirmation dated December 23, 2002, evidencing a transaction between the Interest Rate Cap Provider and the Trustee with respect to the Class 1-A1 Certificates, a form of each of which is attached hereto as Exhibit R.

          "Class 1-A1 Interest Rate Cap Agreement": An interest rate cap agreement between the Trustee and the Interest Rate Cap Provider with respect to the Class 1-A1 Certificates, the terms of which are set forth in the Class 1-A1 Confirmation, which incorporates the terms of the ISDA Master Agreement.

          "Class 1-A1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class 1-A1 Certificate Margin for such Distribution Date.

          "Class 1-A1 Principal Allocation Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group 1 Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

          "Class 1-A1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class 1-A1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.50% and (ii) the Group 1 Balance as of the last day of the related Collection Period and (B) the excess of the Group 1 Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Group 1 Balance on the Cut-off Date.

          "Class 2-A1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.50% per annum, and (ii) following the Optional Termination Date, 1.00% per annum.

          "Class 2-A1 Confirmation": The Confirmation dated December 23, 2002, evidencing a transaction between the Interest Rate Cap Provider and the Trustee with respect to the Class 2-A1 Certificates, a form of each of which is attached hereto as Exhibit S.

          "Class 2-A1 Interest Rate Cap Agreement": An interest rate cap agreement between the Trustee and the Interest Rate Cap Provider with respect to the Class 2-A1 Certificates, the terms of which are set forth in the Class 2-A1 Confirmation, which incorporates the terms of the ISDA Master Agreement.

          "Class 2-A1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class 2-A1 Certificate Margin for such Distribution Date.

          "Class 2-A1 Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group 2 Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

          "Class 2-A1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class 2-A1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.50% and (ii) the Group 2 Balance as of the last day of the related Collection Period and (B) the excess of the Group 2 Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Group 2 Balance on the Cut-off Date.

          "Class 3-F1 Pass-Through Rate": For each Distribution Date (i) on or prior to the Optional Termination Date, 4.03% per annum, and (ii) following the Optional Termination Date, 4.53% per annum.

          "Class 3-F1 Principal Allocation Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group 3 Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

          "Class 3-F1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class 3-F1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.50% and (ii) the Group 3 Balance as of the last day of the related Collection Period and (B) the excess of the Group 3 Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Group 3 Balance on the Cut-off Date.

          "Class A-IO Pass-Through Rate": With respect to the first through the twelfth Distribution Date, 3.25% per annum, and with respect to any Distribution Date thereafter, 0.00%.

          "Class B Certificate": Any one of the Certificates with a "B" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class B Certificateholders": Collectively, the Holders of the Class B Certificates.

          "Class B-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.75% per annum, and (ii) following the Optional Termination Date, 5.625% per annum.

          "Class B-1 Confirmation": The Confirmation dated December 23, 2002, evidencing a transaction between the Interest Rate Cap Provider and the Trustee with respect to the Class B-1 Certificates, a form of each of which is attached hereto as Exhibit V.

          "Class B-1 Interest Rate Cap Agreement": An interest rate cap agreement between the Trustee and the Interest Rate Cap Provider with respect to the Class B-1 Certificates, the terms of which are set forth in the Class B-1 Confirmation, which incorporates the terms of the ISDA Master Agreement.

          "Class B-1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class B-1 Certificate Margin for such Distribution Date.

          "Class B-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balances of the Class M-2V and Class M-2F Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess of the Pool Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "Class B-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.75% per annum, and (ii) following the Optional Termination Date, 5.625% per annum.

          "Class B-2 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum if (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class B-2 Certificate Margin for such Distribution Date.

          "Class B-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balances of the Class M-2V and Class M-2F Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess of the Pool Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "Class B-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.75% per annum, and (ii) following the Optional Termination Date, 5.625% per annum.

          "Class B-3 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class B-3 Certificate Margin for such Distribution Date.

          "Class B-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balances of the Class M-2V and Class M-2F Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (vi) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 97.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess of the Pool Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "Class B-2 Regular Interest": As defined in the Preliminary
Statement.

          "Class B-3 Regular Interest": As defined in the Preliminary
Statement.

          "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, Exhibit C-3 and Exhibit C-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

          "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.25% per annum, and (ii) following the Optional Termination Date, 1.875% per annum.

          "Class M-1 Confirmation": The Confirmation dated December 23, 2002, evidencing a transaction between the Interest Rate Cap Provider and the Trustee with respect to the Class M-1 Certificates, a form of each of which is attached hereto as Exhibit T.

          "Class M-1 Interest Rate Cap Agreement": An interest rate cap agreement between the Trustee and the Interest Rate Cap Provider with respect to the Class M-1 Certificates, the terms of which are set forth in the Class M-1 Confirmation, which incorporates the terms of the ISDA Master Agreement.

          "Class M-1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class M-1 Certificate Margin for such Distribution Date.

          "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess of the Pool Balance as of the last day of the related Collection Period over the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "Class M-2 Certificates": The Class M-2V and Class M-2F
Certificates.

          "Class M-2V Confirmation": The Confirmation dated December 23, 2002, evidencing a transaction between the Interest Rate Cap Provider and the Trustee with respect to the Class M-2V Certificates, a form of each of which is attached hereto as Exhibit U.

          "Class M-2V Interest Rate Cap Agreement": An interest rate cap agreement between the Trustee and the Interest Rate Cap Provider with respect to the Class M-2V Certificates, the terms of which are set forth in the Class M-2V Confirmation, which incorporates the terms of the ISDA Master Agreement.

          "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balances of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the excess of the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "Class M-2F Pass-Through Rate": For each Distribution Date, 5.82% per annum.

          "Class M-2V Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 2.25% per annum, and (ii) following the Optional Termination Date, 3.375% per annum.

          "Class M-2V Pass-Through Rate": For each Distribution Date, a per annum rate equal to the sum of (i) LIBOR as of the related LIBOR Determination Date and (ii) the Class M-2V Certificate Margin for such Distribution Date.

          "Class N Certificate": Any one of the Certificates with an "N" designated on the face thereof substantially in the form annexed hereto as Exhibit C-5, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class R Certificate": Any one of the Class R-1 and Class R-2 Certificates.

          "Class R-1 Certificate": Any one of the Certificates with an "R-1" designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class R-2 Certificate": Any one of the Certificates with an "R-2" designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class X Certificate": Any one of the Certificates with an "X" designated on the face thereof substantially in the form annexed hereto as Exhibit C-6, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Class X Distributable Amount": With respect to any Distribution Date, the excess of (i) the aggregate of amounts distributable on the Class X-N Interest for such Distribution Date as provided in the Preliminary Statement, over (ii) the aggregate of amounts distributable to the Class N Certificates pursuant to Section 4.02(b).

          "Class Master XN Interest": As defined in the Preliminary Statement.

          "Class X-N Interest": As defined in the Preliminary Statement.

          "Closing Date": December 23, 2002.

          "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

          "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled "Collection Account, Litton Loan Servicing LP, as Servicer for the Trust under the Pooling and Servicing Agreement dated as of December 1, 2002 among Financial Asset Securities Corp., as Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller, Litton Loan Servicing LP, as Servicer, and JPMorgan Chase Bank, as Trustee, in trust for registered Holders of 2002-CB6 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6," and which must be an Eligible Account.

          "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

          "Combined Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan plus the principal balance of any related senior mortgage loan or loans, and the denominator of which is the Value of the related Mortgaged Property.

          "Compensating Interest": As defined in Section 3.23 hereof.

          "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

          "Confirmation": Any of the Class 1-A1 Confirmation, the Class 2-A1 Confirmation, the Class M-1 Confirmation, the Class M-2V Confirmation and the Class B-1 Confirmation.

          "Conventional Mortgage Loan": Any Mortgage Loan that is not an FHA
Loan.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services, C-BASS 2002-CB6, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Seller.

          "Custodial Agreement": The Custodial Agreement, dated as of December 1, 2002, among the Trustee, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof.

          "Custodian": The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

          "Cut-off Date": December 1, 2002.

          "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

          "Default Rate": As defined in any Interest Rate Cap Agreement.

          "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

          "Deferred Interest": With respect to any Mortgage Loan identified on the Mortgage Loan Schedule as having the possibility of negative amortization, the current portion of interest not currently paid by the Mortgagor that is added to the principal balance of such Mortgage Loan.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.02(c) hereof.

          "Delinquent": Any Mortgage Loan, the Monthly Payment due on a Due Date with respect to which such monthly payment is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

          "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

          "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (nor the Servicer under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disproportionate Holder": As defined in Section 9.01(n) hereof.

          "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, JPMorgan Chase Bank, as Trustee, in trust for the registered Holders of 2002-CB6 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6" and which must be an Eligible Account.

          "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on January 27, 2003.

          "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

          "Early Termination Date": As defined in any Interest Rate Cap
Agreement.

          "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in one of the top three rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

          "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) if an Adjustable-Rate Mortgage Loan, have a Maximum Loan Rate not less than the Maximum Loan Rate for the Defective Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a Minimum Loan Rate not less than the Minimum Loan Rate of the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) have the same Due Date as the Defective Mortgage Loan; (vii) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, except in the case of any Mortgage Loan which has an Arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan, an Eligible Substitute Mortgage Loan must have all Adjustment Dates occurring during the same Interest Accrual Period during which Adjustment Dates occur with respect to the substituted Mortgage Loan, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (xi) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Defective Mortgage Loan, (xii) have been reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan, and (xiii) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (xi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "ERISA-Restricted Certificates": Any of the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class N, Class X, Class R-1 and Class R-2 Certificates, and any Certificates of any other Class that has ceased to satisfy the requirements of Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any substantially similar exemption.

          "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

          "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

          "Estate in Real Property": A fee simple estate in a parcel of real property.

          "Expense Fee Rate": With respect to each Mortgage Loan and any Distribution Date, the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

          "Extended Period": As defined in Section 9.04(b).

          "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

          "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

          "FHA": The Federal Housing Administration, an agency within HUD.

          "FHA Approved Mortgagee": Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

          "FHA Insurance Contract" or "FHA Insurance": The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

          "FHA Loan": A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

          "FHA Regulations": Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

          "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

          "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by
Section 2.03 or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

          "Fitch": Fitch, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

          "Fixed Rate Certificates": The Class 3-F1, Class A-IO and Class M-2F Certificates.

          "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

          "Floating Rate Certificates": The Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class B-1, Class B-2 and Class B-3 Certificates.

          "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

          "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

          "Group 1 Adjusted Net WAC Rate": For any Distribution Date, a per annum rate equal to (a) the Net Mortgage Interest Rate of the Mortgage Loans in Loan Group 1 minus (b) a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x) the Class A-IO Pass-Through Rate and (y) the Group Class A-IO Component Notional Balance for Loan Group 1 for such Distribution Date and (2) the denominator of which is equal to the Group Balance for Loan Group 1 as of the last day of the related Collection Period. For federal income tax purposes, the Group 1 Adjusted Net WAC Rate will equal the weighted average rate of the Subsidiary 1 Regular Interests where, each interest, other than the Class 1-B Interest, is capped at a rate equal to (a) from the Closing Date to its respective Rate Change Date, the Group 1 Net WAC Rate minus 3.25%, and (b) after said Rate Change Date, the Group 1 Net WAC Rate.

          "Group 1 Balance": With respect to any Distribution Date, the aggregate Principal Balance of the Group 1 Mortgage Loans.

          "Group 1 Class A-IO Interest Component" means that component of the Class A-IO Certificates related to the Group 1 Mortgage Loans.

          "Group 1 Class A-IO Interest Component Amount" means, with respect to any Distribution Date and the Group 1 Class A-IO Interest Component, an amount equal to the excess of (i) the product of (a) the Class A-IO Pass-Through Rate for such Distribution Date and

(b) the Group Class A-IO Component Notional Balance for Loan Group 1 and such Distribution Date over (ii) the Group 1 A-IO Interest Component's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

          "Group 1 Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans or to Compensating Interest paid by the Servicer with respect to the Group 1 Mortgage Loans.

          "Group 1 Net WAC Rate": The weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans.

          "Group 1 Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group 1 Principal Remittance Amount for such Distribution Date minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date multiplied by the Class 1-A1 Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Class 1-A1 Principal Allocation Percentage for such Distribution Date.

          "Group 1 Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Group 1 Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer on the Group 1 Mortgage Loans during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer on the Group 1 Mortgage Loans during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans that are Group 1 Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received with respect to Group 1 Mortgage Loans on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal on the Group 1 Mortgage Loans.

          "Group 1 Share": (i) Generally, as of any Distribution Date, a fraction whose numerator is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans (as of the first day of the related Collection Period) and whose denominator is the aggregate Stated Principal Balance of the Mortgage Loans (as of the first day of the related Collection Period).

          (ii) Notwithstanding the above, if the sum of (a) the Certificate Principal Balance of the Class 1-A1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share), and (b) the Group 1 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period, the Group 1 Share will be reduced (and as described in paragraph (iii) of the definition of Group 2 Share and Group 3 Share, the Group 2 Share and Group 3 Share, respectively, will be increased) by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

          (iii) Furthermore, (1) if the sum of (x) the Certificate Principal Balance of the Class 2-A1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 2 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period, the Group 1 Share and Group 3 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, or (2) if the sum of (x) the Certificate Principal Balance of the Class 3-F1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 3 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the Stated Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period, the Group 1 Share and Group 2 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period. An increase resulting from this paragraph (iii) will be allocated proportionately to the Group 1 Share and Group 2 Share or Group 3 Share based on their relative values. Notwithstanding the preceding sentence, the amount increased in this paragraph (iii) will be subject to a reduction under paragraph (ii) of this definition.

          (iv) On any Distribution Date, the sum of the Group 1 Share, Group 2 Share and Group 3 Share for such Distribution Date shall equal 1.00.

          "Group 1 Subordinated Amount": The product of (1)(a) the sum of the principal balance of the Subordinated Certificates, multiplied by (b) the Group 1 Share, multiplied by (2) the Intermediate REMIC Ratio.

          "Group 2 Adjusted Net WAC Rate": For any Distribution Date, a per annum rate equal to (a) the Net Mortgage Interest Rate of the Mortgage Loans in Loan Group 2 minus (b) a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x) the Class A-IO Pass-Through Rate and (y) the Group Class A-IO Component Notional Balance for Loan Group 2 for such Distribution Date and (2) the denominator of which is equal to the Group Balance for Loan Group 2 as of the last day of the related Collection Period. For federal income tax purposes, the Group 2 Adjusted Net WAC Rate will equal the weighted average rate of the Subsidiary 2 Regular Interests where, each interest, other than the Class 2-B Interest, is capped at a rate equal to (a) from the Closing Date to its respective Rate Change Date, the Group 2 Net WAC Rate minus 3.25%, and (b) after such Rate Change Date, the Group 2 Net WAC Rate.

          "Group 2 Balance": With respect to any Distribution Date, the aggregate Principal Balance of the Group 2 Mortgage Loans.

          "Group 2 Class A-IO Interest Component" means that component of the Class A-IO Certificates related to the Group 2 Mortgage Loans.

          "Group 2 Class A-IO Interest Component Amount" means, with respect to any Distribution Date and the Group 2 Class A-IO Interest Component, an amount equal to the excess of (i) the product of (a) the Class A-IO Pass-Through Rate for such Distribution Date and (b) the Group Class A-IO Component Notional Balance for Loan Group 2 and such Distribution Date over
(ii) the Group 2 A-IO Interest Component's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

          "Group 2 Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans or to Compensating Interest paid by the Servicer with respect to the Group 2 Mortgage Loans.

          "Group 2 Net WAC Rate": The weighted average Net Mortgage Interest Rate of the Group 2 Mortgage Loans.

          "Group 2 Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group 2 Principal Remittance Amount for such Distribution Date minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date multiplied by the Class 2-A1 Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Class 2-A1 Principal Allocation Percentage for such Distribution Date.

          "Group 2 Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Group 2 Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer on the Group 2 Mortgage Loans during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer on the Group 2 Mortgage Loans during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans that are Group 2 Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received with respect to Group 2 Mortgage Loans on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal on the Group 2 Mortgage Loans.

          "Group 2 Share": (i) Generally, as of any Distribution Date, a fraction whose numerator is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans (as of the first day of the related Collection Period) and whose denominator is the aggregate Stated Principal Balance of the Mortgage Loans (as of the first day of the related Collection Period).

          (ii) Notwithstanding the above, if the sum of (a) the Certificate Principal Balance of the Class 2-A1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share), and (b) the Group 2 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share), exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period, the Group 2 Share will be reduced (and as described in paragraph (iii) of the definition of Group 1 Share and Group 3 Share, the Group 1 Share and Group 3 Share, respectively, will be increased) by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

          (iii) Furthermore, (1) if the sum of (x) the Certificate Principal Balance of the Class 1-A1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 1 Share as of the first day of the related Collection Period multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period, the Group 2 Share and Group 3 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, or (2) if the sum of (x) the Certificate Principal Balance of the Class 3-F1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 3 Share as of the last day of the related Collection Period multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period, the Group 1 Share and Group 2 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period. An increase resulting from this paragraph (iii) will be allocated proportionately to the Group 2 Share and Group 1 Share or Group 3 Share based on their relative values. Notwithstanding the preceding sentence, the amount increased in this paragraph (iii) will be subject to a reduction under paragraph (ii) of this definition.

          (iv) On any Distribution Date, the sum of the Group 1 Share, Group 2 Share. and Group 3 Share for such Distribution Date shall equal 1.00.

          "Group 2 Subordinated Amount": The product of (1)(a) the sum of the principal balance of the Subordinated Certificates, multiplied by (b) the Group 2 Share, multiplied by (2) the Intermediate REMIC Ratio.

          "Group 3 Adjusted Net WAC Rate": For any Distribution Date, a per annum rate equal to (a) the Net Mortgage Interest Rate of the Mortgage Loans in Loan Group 3 minus (b) a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x) the Class A-IO Pass-Through Rate and (y) the Group Class A-IO Component Notional Balance for Loan Group 3 for such Distribution Date and (2) the denominator of which is equal to the Group Balance for Loan Group 3 as of the last day of the related Collection Period. For federal income tax purposes, the Group 3 Adjusted Net WAC Rate will equal the weighted average rate of the Subsidiary 3 Regular Interests where, each interest, other than the Class 3-B Interest, is capped at a rate equal to (a) from the Closing Date to its respective Rate Change Date, the Group 3 Net WAC Rate minus 3.25%, and (b) after such Rate Change Date, the Group 3 Net WAC Rate.

          "Group 3 Balance": With respect to any Distribution Date, the aggregate Principal Balance of the Group 3 Mortgage Loans.

          "Group 3 Class A-IO Interest Component" means that component of the Class A-IO Certificates related to the Group 3 Mortgage Loans.

          "Group 3 Class A-IO Interest Component Amount" means, with respect to any Distribution Date and the Group 3 Class A-IO Interest Component, an amount equal to the excess of (i) the product of (a) the Class A-IO Pass-Through Rate for such Distribution Date and (b) the Group Class A-IO Component Notional Balance for Loan Group 3 and such Distribution Date over
(ii) the Group 3 A-IO Interest Component's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

          "Group 3 Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 3 Mortgage Loans or to Compensating Interest paid by the Servicer with respect to the Group 3 Mortgage Loans.

          "Group 3 Net WAC Rate": The weighted average Net Mortgage Interest Rate of the Group 3 Mortgage Loans.

          "Group 3 Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group 3 Principal Remittance Amount for such Distribution Date minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date multiplied by the Class 3-F1 Principal Allocation Percentage for such Distribution Date, and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Class 3-F1 Principal Allocation Percentage for such Distribution Date.

          "Group 3 Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of: (i) each payment of principal on a Group 3 Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer on the Group 3 Mortgage Loans during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer on the Group 3 Mortgage Loans during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans that are Group 3 Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received with respect to Group 3 Mortgage Loans on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal on the Group 3 Mortgage Loans.

          "Group 3 Share": (i) Generally, as of any Distribution Date, a fraction whose numerator is the aggregate Stated Principal Balance of the Group 3 Mortgage Loans (as of the first day of the related Collection Period) and whose denominator is the aggregate Stated Principal Balance of the Mortgage Loans (as of the first day of the related Collection Period).

          (ii) Notwithstanding the above, if the sum of (a) the Certificate Principal Balance of the Class 3-F1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share), and (b) the Group 3 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share), exceeds the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period, the Group 3 Share will be reduced (and as described in paragraph (iii) of the definition of Group 1 Share and Group 2 Share, the Group 1 Share and Group 2 Share, respectively, will be increased) by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

          (iii) Furthermore, (1) if the sum of (x) the Certificate Principal Balance of the Class 1-A1 Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 1 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period, the Group 2 Share and Group 3 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, or (2) if the sum of (x) the Certificate Principal Balance of the Class 2-A1

Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) and (y) the Group 2 Share multiplied by the Certificate Principal Balance of the Subordinate Certificates for such Distribution Date (prior to any actual distributions on such Distribution Date but assuming that distributions are made in accordance with each Group Share as determined in paragraph (i) of the definition of such Group Share) exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period, the Group 1 Share and Group 3 Share will be increased by a fraction equal to the amount of such excess divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period. An increase resulting from this paragraph (iii) will be allocated proportionately to the Group 1 Share and Group 2 Share or Group 3 Share based on their relative values. Notwithstanding the preceding sentence, the amount increased in this paragraph (iii) will be subject to a reduction under paragraph (ii) of this definition.

          (iv) On any Distribution Date, the sum of the Group 1 Share, Group 2 Share. and Group 3 Share for such Distribution Date shall equal 1.00.

          "Group 3 Subordinated Amount": The product of (1)(a) the sum of the principal balance of the Subordinated Certificates, multiplied by (b) the Group 3 Share, multiplied by (2) the Intermediate REMIC Ratio.

          "Group Balance": With respect to Loan Group 1, Loan Group 2 and Loan Group 3, the Group 1 Balance, the Group 2 Balance and the Group 3 Balance, respectively.

          "Group Cap": With respect to any Loan Group and Distribution Date, a per annum rate equal to the excess of (i) the weighted average Net Mortgage Interest Rate for the Mortgage Loans in such Loan Group (weighted on the basis of the principal balances of the related Mortgage Loans as of the first day of the related Collection Period) over (ii) a fraction, expressed as a percentage, (A) the numerator of which is the product of (1) 12 and (2) the Group Class A-IO Component Amount for such Loan Group and Distribution Date and (B) the denominator of which is the Group Balance for such Loan Group as of the first day of the related Collection Period; such result to be adjusted as necessary to an effective rate reflecting the accrual of interest on an actual/360 basis.

          "Group Class A-IO Interest Component": The Group 1 Class A-IO Interest Component, the Group 2 Class A-IO Interest Component or the Group 3 Class A-IO Interest Component, as applicable.

          "Group Class A-IO Interest Component Amount": The Group 1 Class A-IO Interest Component Amount, the Group 2 Class A-IO Interest Component Amount or the Group 3 Class A-IO Interest Component Amount, as applicable.

          "Group Class A-IO Component Notional Balance": With respect to any Loan Group and Distribution Date, the lesser of (i) the Group Class A-IO Component Scheduled Notional Balance for such Loan Group and Distribution Date and (ii) the Group Balance for such Loan Group as of the last day of the related Collection Period.

          "Group Class A-IO Component Scheduled Notional Balance": With respect to any Loan Group and Distribution Date, an amount equal to:

---------------------------------------------------------------------------------------------------
    Distribution Date           Loan Group 1             Loan Group 2            Loan Group 3

---------------------------------------------------------------------------------------------------
    January 2003                   $70,589,000              $44,658,000            $101,337,000
---------------------------------------------------------------------------------------------------
    February 2003                  $60,358,000              $38,186,000             $87,359,000
---------------------------------------------------------------------------------------------------
    March 2003                     $60,358,000              $38,186,000             $87,359,000
---------------------------------------------------------------------------------------------------
    April 2003                     $57,289,000              $36,244,000             $82,700,000
---------------------------------------------------------------------------------------------------
    May 2003                       $52,174,000              $33,008,000             $76,876,000
---------------------------------------------------------------------------------------------------
    June 2003                      $49,105,000              $31,066,000             $72,217,000
---------------------------------------------------------------------------------------------------
    July 2003                      $45,013,000              $28,478,000             $66,393,000
---------------------------------------------------------------------------------------------------
    August 2003                    $42,967,000              $27,183,000             $62,899,000
---------------------------------------------------------------------------------------------------
    September 2003                 $40,921,000              $25,889,000             $58,240,000
---------------------------------------------------------------------------------------------------
    October 2003                   $37,852,000              $23,947,000             $54,745,000
---------------------------------------------------------------------------------------------------
    November 2003                  $34,783,000              $22,005,000             $51,251,000
---------------------------------------------------------------------------------------------------
    December 2003                  $32,737,000              $20,711,000             $47,756,000
---------------------------------------------------------------------------------------------------
    January 2004 and                        $0                       $0                      $0
    thereafter
---------------------------------------------------------------------------------------------------


          "Group Share": Any of the Group 1 Share, Group 2 Share or Group 3 Share, as applicable.

          "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust

Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the
Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

          "Initial Certificate Principal Balance": With respect to any Certificate other than a Class A-IO, Class N, Class X or Residual Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

          "Initial Notional Amount": With respect to any Class A-IO or Class N Certificate, the amount designated "Initial Notional Amount" on the face thereof.

          "Initial Overcollateralization Amount": $4,257,685.01.

          "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

          "Interest Accrual Period": With respect to any Distribution Date and
(i) with respect to the Floating Rate Certificates, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through January 26, 2003), and (ii) with respect to (x) the Fixed Rate Certificates and the Class N and Class X Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Carry Forward Amount": (i) for any Class of Certificates (other than the Class A-IO, Class X and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) (1) with respect to the Floating Rate Certificates, interest on such excess at the applicable Pass-Through Rate for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date, and (2) with respect to the Class 3-F1 and Class M-2F Certificates, 30 days' interest on such excess at the applicable Pass-Through Rate on the basis of a 360-day year consisting of twelve 30-day months, and (ii) for each Group Class A-IO Interest Component and any Distribution Date, the excess, if any of the related Group Class A-IO Interest Component Amount and any Interest Carry Forward Amount, in each case for the prior Distribution Date, over the amount actually distributed on the Class A-IO Certificates in respect of such Group Class A-IO Interest Component on the prior Distribution Date.

          "Interest Percentage": With respect to the Class B-2 and Class B-3 Certificates and any Class of Offered Certificates (other than the Class A-IO Certificates) and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for the Offered Certificates (other than the Class A-IO Certificates) and the Class B-2 and Class B-3 Certificates and the Group 1 Class A-IO Interest Component Amount, the Group 2 Class A-IO Interest Component Amount and the Group 3 Class A-IO Interest Component Amount, in each case with respect to such Distribution Date and without taking into account any Relief Act Interest Shortfalls for such Distribution Date. With respect to any Distribution Date and any Group Class A-IO Interest Component, the ratio (expressed as a decimal carried to six places) of the Group Class A-IO Interest Component Amount for such Group Class A-IO Interest Component to the sum of the Accrued Certificate Interest for all classes and the Group 1 Class A-IO Interest Component Amount, the Group 2 Class A-IO Interest Component Amount and the Group 3 Class A-IO Interest Component Amount, in each case with respect to such Distribution Date and without taking into account any Relief Act Interest Shortfalls for such Distribution Date.

          "Interest Rate Cap Account": The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.09 in the name of the Trustee for the benefit of the Certificateholders which shall be entitled and designated "Interest Rate Cap Account, JPMorgan Chase Bank, as Trustee, in trust for the registered Holders of 2002-CB6 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6." Funds in the Interest Rate Cap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Interest Rate Cap Account will not be an asset of any REMIC. Ownership of the Interest Rate Cap Account is evidenced by the Class X-N Interest.

          "Interest Rate Cap Agreement": Any of the Class 1-A1 Interest Rate Cap Agreement, the Class 2-A1 Interest Rate Cap Agreement, the Class M-1 Interest Rate Cap Agreement, the Class M-2V Interest Rate Cap Agreement and the Class B-1 Interest Rate Cap Agreement.

          "Interest Rate Cap Agreement Termination Date": With respect to each Interest Rate Cap Agreement, the Distribution Date occurring in the calendar month indicated in the following table:

-------------------------------------------------------------------------------------------
              Interest Rate Cap Agreement                    Month of Interest Rate Cap
                                                             Agreement Termination Date

-------------------------------------------------------------------------------------------
Class 1-A1 Interest Rate Cap Agreement                             December 2004
-------------------------------------------------------------------------------------------
Class 2-A1 Interest Rate Cap Agreement                             December 2009
-------------------------------------------------------------------------------------------
Class M-1 Interest Rate Cap Agreement                              February 2006
-------------------------------------------------------------------------------------------
Class M-2V Interest Rate Cap Agreement                             February 2006
-------------------------------------------------------------------------------------------
Class B-1 Interest Rate Cap Agreement                              February 2006
-------------------------------------------------------------------------------------------


          "Interest Rate Cap Provider": Swiss Re Financial Products Corporation or any successor thereto.

          "Intermediate REMIC Ratio": As of the Closing Date, 1/40. Notwithstanding the above, the Intermediate REMIC Ratio may be reduced if a reduction in any Group's I-Sub Interests results in the quotient of (A) the sum of such Group's I-Sub Interests divided by 4, divided by (B) the product of the Intermediate REMIC Ratio and (C) one over the respective Group Share, does not equal the principal balance of the Subordinated Certificates. In such a case, the Intermediate Ratio will be reduced in order to ensure that the principal balance does equal the formula above.

          "Intermediate REMIC Regular Interest": As defined in the Preliminary Statement.

          "ISDA": International Swaps and Derivatives Association, Inc.

          "ISDA Master Agreement": The Master Agreement
(Multicurrency-CrossBorder) in the form published by ISDA.

          "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

          "Lender": As defined in Section 3.29(a) hereof.

          "LIBOR": With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

          (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

          (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates; and

          (iii) If no such quotations can be obtained, LIBOR for the related Interest Accrual Period shall be LIBOR for the prior Distribution Date.

          "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

          "LIBOR Determination Date": With respect to the Floating Rate Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

          "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.13 or Section 10.01.

          "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

          "Liquidation Report": As to any Distribution Date, the report with respect to any Liquidated Mortgage Loans for such Distribution Date in such form and containing such information as is agreed to by the Servicer and the Trustee.

          "Loan Group": Any of Loan Group 1, Loan Group 2 or Loan Group 3, as applicable.

          "Losses": As defined in Section 9.03.

          "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

          "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

          "Master REMIC Regular Interest": As defined in the Preliminary Statement.

          "Maximum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

          "Minimum Loan Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

          "Monthly Excess Cashflow Amount": With respect to each Distribution Date, the sum of the Monthly Excess Interest Amount for such Distribution Date, the Overcollateralization Release Amount for such Distribution Date and (without duplication) any portion of the Principal Distribution Amount remaining after all distributions made pursuant to Section 4.02(a) hereof on such Distribution Date.

          "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Group 1 Interest Remittance Amount, Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount for such Distribution Date exceed the aggregate amount distributed on such Distribution Date pursuant to paragraphs (a) through (c) under Section 4.01 hereof.

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

          "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

          "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Mortgage Insurance Certificate": The certificate evidencing an FHA Insurance Contract.

          "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

          "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

          "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of December 1, 2002, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

          "Mortgage Loan Schedule": As of any date (i) with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed-Rate Mortgage Loans and the Adjustable-Rate Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

     (1) the Seller's Mortgage Loan identifying number;

     (2) the city, state, and zip code of the Mortgaged Property;

     (3) the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property;

     (4) the occupancy status of the Mortgaged Property at origination;

     (5) the original months to maturity;

     (6) the date of origination;

     (7) the first payment date;

     (8) the stated maturity date;

     (9) the stated remaining months to maturity;

     (10) the original principal amount of the Mortgage Loan;

     (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

     (12) the Arrearage of the Mortgage Loan as of the Cut-off Date;

     (13) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off
Date;

     (14) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

     (15) the contractual interest paid to date of the Mortgage Loan;

     (16) if the Mortgage Loan is not owner-financed, the Combined Loan-to-Value Ratio at origination;

     (17) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

     (18) a code indicating whether the Mortgage Loan is a Simple Interest Mortgage Loan or an Actuarial Mortgage Loan;

     (19) a code indicating whether the Mortgaged Property is in bankruptcy or in its forbearance period as of the Cut-off Date;

     (20) a code indicating whether the Mortgage Loan is conventional or insured by the FHA;

     (21) a code indicating the Index that is associated with such Mortgage
Loan;

     (22) the Gross Margin;

     (23) the Periodic Rate Cap;

     (24) the Minimum Loan Rate;

     (25) the Maximum Loan Rate;

     (26) a code indicating whether the Mortgage Loan has a prepayment penalty and the type of prepayment penalty;

     (27) the first Adjustment Date immediately following the Cut-off Date;

     (28) the rate adjustment frequency;

     (29) the payment adjustment frequency;

     (30) a code indicating whether the Mortgage Loan is owner-financed;

     (31) a code indicating whether the Mortgage Loan is subject to negative amortization; and

     (32) a code indicating whether the Mortgage Loan is a second lien.

          The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate, for the Fixed-Rate Mortgage Loans and for the Adjustable-Rate Mortgage Loans: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

          "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

          "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or multi-family dwelling.

          "Mortgagor": The obligor on a Mortgage Note.

          "Net Excess Spread": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the excess of (x) the Pool Balance as of the last day of the related Collection Period, multiplied by 1/12th of the Weighted Average Net Mortgage Rate over (y) the sum of Accrued Certificate Interest for the Offered Certificates and the Class B-2 and Class B-3 Certificates for such Distribution Date, and (ii) 12, and the denominator of which is the Pool Balance as of the last day of the related Collection Period.

          "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

          "Net Mortgage Interest Rate": With respect to any Mortgage Loan and any Collection Period, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate for such Mortgage Loan and such Collection Period.

          "Net Rate Cap": With respect to the Class 1-A1, Class 2-A1 and Class 3-F1 Certificates and any Distribution Date, the Group Cap for Loan Group 1, Loan Group 2 and Loan

Group 3, respectively, and such Distribution Date. With respect to each class of Subordinate Certificates and any Distribution Date, the Subordinate Cap for such Distribution Date.

          "Net Rate Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate (other than a Class 3-F1 or Class A-IO Certificate) or Class B-2 or Class B-3 Certificate is based upon the applicable Net Rate Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on its Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the applicable Net Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate).

          "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

          "Notional Amount": With respect to the Class A-IO Certificates, (i) on any Distribution Date through the Distribution Date in December 2003, an amount equal to the sum of the Group Class A-IO Component Notional Balances for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date, and (ii) after the December 2003 Distribution Date, zero. With respect to the Class N Certificates, an amount equal to the Original Class N Notional Amount reduced by the aggregate distributions made to the Class N Certificates pursuant to Section 4.02(b)(xviii).

          "Offered Certificates": The Class 1-A1, Class 2-A1, Class 3-F1, Class A-IO, Class M-1, Class M-2V, Class M-2F and Class B-1 Certificates.

          "Offered P&I Certificates": The Class 1-A1, Class 2-A1, Class 3-F1, Class M-1, Class M-2V, Class M-2F and Class B-1 Certificates.

          "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

          "Optional Termination Date": The first Distribution Date on which the Servicer may opt to terminate the Mortgage Pool pursuant to Section 10.01.

          "Original Class A-IO Notional Amount": The Notional Amount of the Class A-IO Certificates on the Closing Date, as set forth opposite such Class in the Preliminary Statement.

          "Original Class N Notional Amount": $8,000,000.

          "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Class A-IO, Class N, Class X and Residual Certificates, which have an Original Class Certificate Principal Balance of zero.

          "Original Notional Amount": The Original Class A-IO Notional Amount or the Original Class N Notional Amount, as the case may be.

          "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balances of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date).

          "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

          "Overcollateralization Release Amount": With respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": Any of the Class 1-A1 Pass-Through Rate, the Class 2-A1 Pass-Through Rate, the Class 3-F1 Pass-Through Rate, the Class A-IO Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2V Pass-Through Rate, the Class M-2F Pass-Through Rate, the Class B-1 Pass-Through Rate, the Class B-2 Pass-Through Rate and the Class B-3 Pass-Through Rate. With respect to the Class N Certificates, the Pass-Through Rate is 8.353% per annum.

          "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

          "Percentage Interest": With respect to any Certificate (other than a Class A-IO, Class N, Class X or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class A-IO or Class N Certificate, the undivided percentage interest obtained by dividing the Initial Notional Amount evidenced by such Certificate by the Original Class A-IO Notional Amount or Original Class N Notional Amount, as the case may be, of such Class. With respect to a Class X or Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

          "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Loan Rate or the Minimum Loan Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

          "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and Fitch and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or affiliates thereof having the highest rating category by the applicable Rating Agency; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

          "Prepayment Penalty Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the prepayment penalty summary attached thereto), setting forth the following information with respect to each prepayment penalty:

          (i) the Mortgage Loan identifying number;

          (ii) a code indicating the type of prepayment penalty;

          (iii) the state of origination of the related Mortgage Loan;

          (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

          (v) the term of the related prepayment penalty; and

          (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

          The Prepayment Penalty Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Servicer to the Trustee and the Class N and Class X Certificateholders.

          "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Primary Insurance Policy": Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer pursuant to
Section 3.08.

          "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the principal balance of any such Mortgage Loan and the principal portion of Advances plus, Deferred Interest, if any. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

          "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

          "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group 1 Principal Remittance Amount, the Group 2 Principal Remittance Amount and the Group 3 Principal Remittance Amount.

          "Private Certificates": Any of the Class B-2, Class B-3, Class N, Class X and Residual Certificates.

          "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

          "Proportionate Holder": As defined in Section 9.01(n) hereof.

          "Prospectus Supplement": That certain Prospectus Supplement dated December 13, 2002 relating to the public offering of the Offered Certificates.

          "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, its fair market value, determined in good faith by the Servicer,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

          "Qualified Insurer": Any insurance company acceptable to Fannie Mae or Freddie Mac.

          "Rating Agency" or "Rating Agencies": Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

          "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan.

          "Record Date": With respect to all of the Floating Rate Certificates and any Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. With respect to the Fixed Rate Certificates and the Class N, Class X and Residual Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date).

          "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and
(iv) which have been designated as such by the Trustee after consultation with the Servicer.

          "Regular Certificate": Any of the Offered Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class N Certificates and the Class X Certificates.

          "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

          "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

          "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC Provisions:" Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Regular Interest": Any of the Master REMIC Regular Interests, the Intermediate REMIC Regular Interests, the Subsidiary REMIC Regular Interests, the Class B-2 Regular Interest, the Class B-3 Regular Interest, the Class Master XN Interest, and the Class X-N Interest.

          "Remittance Report": A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.07, containing the information attached hereto as Exhibit P.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

          "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to
Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to
Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

          "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

          "Re-Performance Test": The following criteria one of which must be met for a Mortgage Loan to qualify as a Re-Performing Mortgage Loan: (1) the Mortgagor has made at least three aggregate Monthly Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to September 1, 2002), or (2) the Mortgagor has made at least four aggregate Monthly Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to August 1, 2002), or (3) the Mortgagor has made at least five aggregate Monthly Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to July 1, 2002).

          "Re-Performing Mortgage Loan": A Mortgage Loan which has defaulted in the past and which is at least 90 days Delinquent with respect to certain Monthly Payments but which satisfies one of the Re-Performance Test criteria.

          "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

          "Required Basis Risk Reserve Fund Amount": With respect to any Distribution Date on which the related Net Excess Spread is less than 0.25%, an amount equal to the lesser of (x) $15,000 and (y) the product of (i) 0.50% and (ii) the Pool Balance as of the last day of the related Collection Period. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, an amount equal to $5,000.

          "Required Basis Risk Reserve Fund Deposit": With respect to any Distribution Date, the excess, if any, of (i) the Required Basis Risk Reserve Fund Amount over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund as of the close of business on the Business Day immediately preceding such Distribution Date.

          "Residential Dwelling": Any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

          "Residual Certificates": The Class R Certificates.

          "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

          "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

          "Schedule": The schedule accompanying the ISDA Master Agreement.

          "Seller": Credit-Based Asset Servicing and Securitization LLC, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

          "Senior Certificates": The Class 1-A1, Class 2-A1, Class 3-F1, and Class A-IO Certificates.

          "Senior Certificate": Any one of the Certificates with an "A" or an "F" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1, A-2, A-3 and A-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

          "Senior Certificateholders": Collectively, the Holders of the Senior Certificates.

          "Senior Principal Distribution Amount": With respect to any Distribution Date, the sum of the Class 1-A1 Principal Distribution Amount, the Class 2-A1 Principal Distribution Amount and the Class 3-F1 Principal Distribution Amount for such Distribution Date.

          "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

          "Senior Specified Enhancement Percentage": On any date of determination thereof, 46.50%.

          "Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

          "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

          "Servicer Event of Termination": One or more of the events described in Section 7.01.

          "Servicer Remittance Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

          "Servicer's Assignee": As defined in Section 3.29(b) hereof.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

          "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

          "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

          "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

          "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement, including Wachovia Bank, National Association, as the representative of certain lenders.

          "Servicing Standard": Shall mean the standards set forth in Section 3.01.

          "Simple Interest Method": The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

          "Simple Interest Mortgage Loan": Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

          "SPV": As defined in Section 3.29(a) hereof.

          "Startup Day": As defined in Section 9.01(b) hereof.

          "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

          "Stepdown Date": The later to occur of (x) the earlier to occur of
(A) the Distribution Date in January 2006 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

          "Sub WAC Alternative Rate": For any Distribution Date, a per annum rate equal to a weighted average of each Group's Subordinated Amount. In the case where the Sub WAC Rate is greater than the Sub WAC Alternative Rate, payments among any Group's Class I-Sub Interests will not be made proportionately, but instead, a portion of the payments allocated to the Class I-Sub-1a Interest, Class I-Sub-2a Interest, and Class I-Sub-3a Interest will be allocated to the Class I-Sub-1c Interest, Class I-Sub-2c Interest, and Class I-Sub-3c Interest, respectively (until reduced to zero) (or alternatively, a portion of the payments allocated to the Class I-Sub-1d Interest, Class I-Sub-2d Interest, and Class I-Sub-3d Interest will be allocated to the Class I-Sub-1b Interest, Class I-Sub-2b Interest, and Class I-Sub-3b Interest, respectively, until reduced to zero).

          In the case where the Sub WAC Rate is less than the Sub WAC Alternative Rate, payments among any Group's Class I-Sub Interests will not be made proportionately, but instead, a portion of the payments allocated to the Class I-Sub-1c Interest, Class I-Sub-2c Interest, and Class I-Sub-3c Interest will be allocated to the Class I-Sub-1a Interest, Class I-Sub-2a Interest, and Class I-Sub-3a Interest, respectively (until reduced to zero) (or alternatively, a portion of the payments allocated to the Class I-Sub-1b Interest, Class I-Sub-2b Interest, and Class I-Sub-3b Interest will be allocated to the Class I-Sub-1d Interest, Class I-Sub-2d Interest, and Class I-Sub-3d Interest, respectively, until reduced to zero).

          "Sub WAC Rate": A rate equal to the weighted average rate of the Class I-Sub-1a Interest, Class I-Sub-1b Interest, Class I-Sub-2a Interest, Class I-Sub-2b Interest, Class I-Sub-3a Interest and Class I-Sub-3b Interest.

          "Subordinate Cap": For any Distribution Date, the weighted average of the Group Caps (each adjusted as necessary to an effective rate reflecting the accrual of interest on an actual/360 basis, except in the case of the Class M-2F Certificates, on a 30/360 basis) for Loan Group 1, Loan Group 2 and Loan Group 3 and such Distribution Date (weighted on the basis of the excess of the Group Balance of each such Loan Group as of the first day of the related Collection Period over the Certificate Principal Balance of the Senior Certificates related to such Loan Group on such Distribution Date (prior to all distributions to be made on such Distribution Date)).

          "Subordinate Certificates": The Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2, Class B-3, Class N, Class X, Class R-1 and Class R-2 Certificates.

          "Subsidiary REMIC Regular Interest": As defined in the Preliminary Statement.

          "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

          "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 1.50% of the initial Pool Balance and
(y) on and after the Stepdown Date, (A) so long as a Trigger Event is not in effect as of such Distribution Date, the greater of (i) 0.50% of the initial Pool Balance and (ii) 3.00% of the Pool Balance as of the last day of the related Collection Period, or (B) if a Trigger Event is in effect as of such Distribution Date, the Targeted Overcollateralization Amount as of the immediately preceding Distribution Date.

          "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

          "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the eight REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Telerate Page 3750": The display page currently so designated on the Bridge Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Termination Price": As defined in Section 10.01(a) hereof.

          "Trigger Event": With respect to any Distribution Date, if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 49.00% of the Senior Enhancement Percentage; provided, that if the Certificate Principal Balance of the Senior Certificates has been reduced to zero, a Trigger Event will have occurred if the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 20% or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection

Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

          Distribution Date Occurring In           Percentage

          January 2006 through December 2006            3.00%
          January 2007 through December 2007            3.75%
          January 2008 through December 2008            4.75%
          January 2009 and thereafter                   5.50%

          "Trust": 2002-CB6 Trust, the trust created hereunder.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which five REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Collection Account, the Distribution Account, the Basis Risk Reserve Fund, the Interest Rate Cap Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, and (vi) the Interest Rate Cap Agreements. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest representing Arrearage.

          "Trustee": JPMorgan Chase Bank, a New York banking corporation, or any successor Trustee appointed as herein provided.

          "Trustee Fee": With respect to any Distribution Date, the product of
(x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

          "Trustee Fee Rate": With respect to any Distribution Date, 0.0090% per annum.

          "Underwriters": Greenwich Capital Markets, Inc. and Residential Funding Securities Corporation, as underwriters with respect to the Offered Certificates.

          "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

          "Unpaid Realized Loss Amount": With respect to each Class of Subordinate Certificates and any Distribution Date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts allocated to such class pursuant to Section 4.03 for all Distribution Dates over (y) the cumulative amount of payments in respect of Unpaid Realized Loss Amounts to such Class for all prior Distribution Dates pursuant to Section 4.02(b).

          "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates (other than the Class A-IO Certificates) and the Class B-2 and Class B-3 Certificates shall be 97% for so long as the Class A-IO Certificates are outstanding and 98% thereafter. Such Voting Rights shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor, the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. For so long as the Class A-IO Certificates are outstanding, the percentage of the Voting Rights allocated among Holders of such Certificates will be 1%. The percentage of all the Voting Rights allocated among the Holders of the Class N and Class X Certificates shall be 2%. The Residual Certificates shall have no Voting Rights.

          "Weighted Average Net Mortgage Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off Date) of the Net Mortgage Interest Rates of the Mortgage Loans, expressed as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

          "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

          Section 1.02 Accounting.

          Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01 Conveyance of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, and (vi) all other assets included or to be included in the Trust Fund; provided, however, so long as the Servicer is an FHA Approved Mortgagee, the Commissioner of HUD shall have no obligation to recognize or deal with any person other than the Servicer with respect to FHA Insurance. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

          In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver or cause to be delivered to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

     (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of JPMorgan Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of December 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Financial Asset Securities Corp., Litton Loan Servicing LP and JPMorgan Chase Bank, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

     (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either
            (A) in blank or (B) to "JPMorgan Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of December 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Financial Asset Securities Corp., Litton Loan Servicing LP and JPMorgan Chase Bank, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6, without recourse";

     (iv) an original, or a certifed copy thereof, of any intervening assignment of Mortgage showing a complete chain of assignments;

     (v) the original or a certified copy of lender's title insurance policy;

     (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

     (vii)  for each FHA Loan, the original Mortgage Insurance Certificate.

          The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

          The Servicer shall within 90 days following the Closing Date, with respect to each Mortgage Loan that is subject to the provisions of the Homeownership and Equity Protection Act of 1994 place a legend on the original Mortgage Note indicating (1) the satisfaction of the provisions of such Act and the regulations issued thereunder, and (2) that the Mortgage Loan is subject to special truth in lending rules.

          The Servicer shall promptly (and in no event later than thirty days following the Closing Date) submit or cause to be submitted for recording, at the Servicer's expense and at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

          If any of the documents referred to in Section 2.01(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

          In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Seller shall cause to be completed such endorsements "Pay to the order of JPMorgan Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of December 1, 2002, among Credit-Based Asset Servicing and Securitization LLC, Financial Asset Securities Corp., Litton Loan Servicing LP and JPMorgan Chase Bank, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6, without recourse."

          The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement.

          Section 2.02 Acceptance by Trustee.

          The Trustee acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Trustee agrees, for the benefit of the Certificateholders, to review (or cause the Custodian to review) each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (3), (5), (13) and
(26) (in the case of (26), only as to whether there is a prepayment penalty) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

          If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor and the Servicer. In addition, upon the discovery by the Seller, Depositor, or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

          The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

          Section 2.03 Repurchase or Substitution of Mortgage Loans by the
Seller.

          (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee, shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day or 150 day period, if the Seller shall have commenced to cure such breach within such 120 day or 150 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee, on behalf of the Certificateholders.

          (b) A Mortgage Loan that has an Arrearage cannot be substituted for a Mortgage Loan that does not have an Arrearage.

          (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

          (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes a Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

          For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

          In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

          (e) Upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the earlier of the discovery of the defect and receipt of notification of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

          Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee, with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the certifications in the form of Exhibit F-1 and Exhibit F-2 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

          Section 2.04 Representations and Warranties of the Seller with Respect to the Mortgage Loans.

          The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

          (a) The representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

          (b) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved the application of the Seller's underwriting standards or some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

          With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          Upon discovery by the Depositor, the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

          It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in this
Section 2.04 to cure, substitute for or repurchase a Mortgage Loan pursuant to
Section 2.03(a) and the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this
Section 2.04.

          Section 2.05 Representations, Warranties and Covenants of the
Servicer.

          The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

          (iii) The Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae, is an FHA Approved Mortgagee in good standing to service mortgages, and has not been suspended as a mortgagee or servicer by the FHA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as a FHA Approved Mortgagee and to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, Freddie Mac or FHA eligibility requirements or which would require notification to any of HUD, Fannie Mae, Freddie Mac or FHA;

          (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

          (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

          (ix) With respect to each of the Group 1 Mortgage Loans and the Group 3 Mortgage Loans, the Servicer has fully furnished, and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

          Section 2.06 Representations and Warranties of the Depositor.

          The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

          (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

          (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

          (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

          (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

          (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as
     (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

          (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
     (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          Section 2.07 Issuance of Certificates.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian, as bailee and Custodian of the Trustee) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class X and Residual Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class X Certificates and the Residual Certificates are issuable only in minimum Percentage Interests of 10%. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

          Section 2.08 Representations and Warranties of the Seller.

          The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

          (i) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

          (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

          (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

          (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

          (v) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

          (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency.

          (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

          (ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement,
     (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

          (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

          (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

          (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          Section 2.09 Covenants of the Seller.

          (a) The Seller hereby covenants that except for the transfer to the Depositor, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (b) The Seller hereby covenants that neither it nor any Affiliate of the Seller will directly solicit any Mortgagor hereunder to refinance the related Mortgage Loan. For the purposes of the foregoing, neither the Seller nor any Affiliate of the Seller shall be deemed to directly solicit any Mortgagor if the Seller responds to a request from a Mortgagor regarding a refinancing or if the Mortgagor receives marketing materials which are generally disseminated.

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

          Section 3.01 Servicer to Act as Servicer.

          The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement including, in the case of FHA Loans, taking all actions that a mortgagee is permitted or required to take by the FHA (the "Servicing Standards").

          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) in the case of FHA Loans, affect the FHA Insurance Contract with respect to any such Mortgage Loan, (iii) affect adversely the status of any REMIC as a REMIC or
(iv) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering FHA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract inure to the Trustee, on behalf of the Certificateholders.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions, the FHA Insurance Contracts, where applicable, and the Certificateholders' reliance on the Servicer.

          The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, that purports to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

          Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit Q no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class X Certificateholder. If the Servicer has waived or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, within 90 days of the date on which the Principal Prepayment in full is remitted to the Trustee, deliver to the Trustee the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Distribution Account for distribution in accordance with the terms of this Agreement.

          The Trustee shall prepare and deliver to the Depositor and the owner of the Class N and Class X Certificates, on a monthly basis, a statement setting forth the amounts due and received with respect to prepayment penalties.

          The Servicer represents and warrants to the Depositor and the Trustee, as of the Closing Date, that the information in the Prepayment Penalty Schedule (including the attached prepayment penalty summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

          Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of the immediately preceding paragraph that materially and adversely affects the rights of the Holders of the Class N and Class X Certificates to any prepayment penalty, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure the breach in all material respects or shall pay into the Collection Account the amount of the scheduled prepayment penalty, less any amount previously collected and paid by the Servicer into the Collection Account. If the covenant made by the Servicer in the immediately preceding paragraph is breached, the Servicer must pay into the Collection Account the amount of the waived prepayment penalty.

          Section 3.02 Collection of Mortgage Loan Payments.

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance

Policy and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 3.03 Realization Upon Defaulted Mortgage Loans.

          In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. In the event that any payment due under any FHA Loan becomes delinquent, the Servicer shall take all such actions as are in the best interests of the Certificateholders and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the Servicer's determination that foreclosure is in the best interest of the Certificateholders, commencing foreclosure proceedings. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of
Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Loan Rate up to 50 basis points.

          In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

          Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

          A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(ii).

          If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

          Section 3.04 Collection Account and Distribution Account.

          (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

          The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

          (iii) all proceeds from a Cash Liquidation;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the

     Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law; and

          (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13.

          Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, and assumption fees need not be deposited by the Servicer in the Collection Account.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by the close of business New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

          (i) any Advances, as required pursuant to Section 4.07;

          (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

          (iii) any prepayment penalties and premiums or amounts in connection with the waiver of such prepayment penalties or premiums, in each case required to be deposited pursuant to Section 3.01;

          (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 3.04, 3.15, 3.16, 3.23 or 4.07; and

          (v) any amounts required to be deposited by the Servicer pursuant to
     Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

          (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

          Section 3.05 Permitted Withdrawals From the Collection Account.

          The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Sections 3.04(b) and 3.04(d);

          (ii) to reimburse itself for Advances and Servicing Advances; the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

          (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section
     3.03 or Section 3.13 hereof;

          (iv) to reimburse itself for any amounts paid pursuant to Section
     3.03 (and not otherwise previously reimbursed);

          (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(ii);

          (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

          (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

          The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          Section 3.06 Establishment of Escrow Account; Deposits in Escrow Account.

          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

          The Servicer shall deposit in the Escrow Account on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 3.07 Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, (viii) to transfer to the Collection Account any insurance proceeds, or (ix) in the case of FHA Loans, for transfer to the Collection Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

          In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

          Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

          With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that a Mortgage does not provide for Escrow Payments, (i) the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

          The Servicer, on behalf of the Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Combined Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.14, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

          In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

          Section 3.09 Transfer of Accounts.

          The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

          Section 3.10 Maintenance of Hazard Insurance.

          The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection

Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

          Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

          In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

          Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

          The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.12 requiring the

Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

          Section 3.13 Title, Management and Disposition of REO Property.

          (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

          (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

          Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

          With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

          The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

          The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

          The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

          Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date in accordance with Section 4.01.

          Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

          Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

          When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 3.15 Notification of Adjustments.

          On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Rate Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such Mortgage Interest Rate adjustments and the Servicer's methods of implementing such Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

          Section 3.16 Optional Purchases of Mortgage Loans by Servicer.

          The Servicer (or an affiliate of the Servicer) may, at its option, repurchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such (i) delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.


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


          Section 3.17 Trustee to Cooperate; Release of Files.

          (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee (or the Custodian as the case may be) two executed copies of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee (or the Custodian as the case may be) shall promptly release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

          (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee (or the Custodian, as the case may be) of two executed copies of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee (or the Custodian, as the case may be) to the Servicer.

          (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC

Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

          Section 3.18 Servicing Compensation.

          As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors.

          Section 3.19 Annual Statement as to Compliance.

          (a) The Servicer, at its own expense, will deliver to the Trustee and the Depositor, not later than 90 days following the end of the fiscal year of the Servicer which as of the Startup Day ends on the last day of December, commencing with the 2002 fiscal year, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 3.20 Annual Independent Certified Public Accountants'
Reports.

          (a) Not later than 90 days following the end of each fiscal year of the Servicer commencing with the 2002 fiscal year, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee and the Depositor a report stating that (i) it has obtained a letter of representation regarding certain


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


matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Depositor and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (c) The Trustee shall, on behalf of the Trust Fund, file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

          The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          Section 3.22 Reserved.

          Section 3.23 Obligations of the Servicer in Respect of Compensating Interest.

          Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount

("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Actuarial Mortgage Loans for the related Distribution Date resulting from Principal Prepayments on the Actuarial Mortgage Loans during the related Prepayment Period and (B) 50% of its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Actuarial Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee for deposit in the Distribution Account in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls on Simple Interest Mortgage Loans or Relief Act Interest Shortfalls.

          Section 3.24 Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

          In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

          Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

          (a) The Servicer may direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. In the absence of such direction, funds in the Collection Account shall remain uninvested. Any such Permitted Investments shall be held to maturity, unless payable on demand. Funds in the Distribution Account shall be uninvested. Any investment of funds in the Collection Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

          (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

          Section 3.26 Liability of Servicer; Indemnification.

          (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Seller, the Depositor and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Trustee, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section
3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          (b) None of the Depositor, the Seller, the Servicer, or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

          The Depositor, the Servicer, the Seller and any director, officer, employee or agent of the Depositor, the Seller or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the Seller, and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Seller or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

          Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged Properties.

          On or before the last day of February of each year beginning in 2003, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section 3.27 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

          Section 3.28 Protection of Assets.

          (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

          (1) borrow money or issue debt;

          (2) merge with another entity, reorganize, liquidate or sell assets;
or

          (3) engage in any business or activities.

          (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.


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


          Section 3.29 Advance Facility.

          (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 3.29(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or
(iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances,
(A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

          (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 3.29(c) hereof, have the right to receive amounts available from the Collection Account pursuant to Section 3.05 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section
3.05 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.05 hereof to the extent permitted under Section 3.29(e) below.

          (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Facility Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.05 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts to the same extent as the

Servicer would have been entitled to receive reimbursement. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

          (d) [Reserved].

          (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

          (f) For purposes of any Officer's Certificate of the Servicer made pursuant to Section 4.07(d), any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

          (g) Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (1) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (2) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (3) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

          Section 3.30 SEC Reporting.

          (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Upon any filing with the Commission, the Trustee shall deliver to the Servicer a copy of any such executed report, statement or information. Prior to January 30, 2003, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2003, the Trustee shall file (but will not execute) a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. In addition, the Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the "Form 10-K Certification") signed by a senior officer of the Servicer in charge of servicing. The Trustee shall have no responsibility to file any items other than those specified in this section. The Trustee shall sign a certification (the "Trustee Back-Up Certificate) in the form attached hereto as Exhibit W for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Trustee shall not be required to undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K).


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


          (b) The Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates (each, a "Trustee Indemnified Party" and, collectively, the "Trustee Indemnified Parties) from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee's failure to deliver the Trustee Back-Up Certificate pursuant to this Section 3.30 or any inaccuracy in the Trustee Back-Up Certificate other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Servicer's breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless a Trustee Indemnified Parties, then the Trustee shall contribute to the amount paid or payable by such Trustee Indemnified Party as a result of the losses, claims, damages or liabilities of such Trustee Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Trustee Indemnified Parties on the one hand and the Trustee on the other.

          (c) The Servicer shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates (each, a "Servicer Indemnified Party" and, collectively, the "Servicer Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a failure of the Servicer to file the Form 10-K Certification as contemplated under this Section 3.30 other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of the Trustee's breach of its obligations under this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless a Servicer Indemnified Parties, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of the losses, claims, damages or liabilities of such Servicer Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Servicer Indemnified Parties on the one hand and the Servicer on the other.

          (d) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.30, to be conducted differently than as described, the Depositor, Servicer and Trustee will reasonably cooperate to amend the provisions of this Section in order to comply with such amended reporting requirements and such amendment of this Section. Any such amendment shall be made in accordance with the first paragraph of Section 11.01 without further consent of the Certificateholders and without the requirement to deliver (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee. Such amendment may result in the reduction of the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, Servicer and Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

          (e) In filing any Form 8-K or Form 10-K, the Trustee shall not undertake any analysis of, and shall have no responsibility for, any financial information, accountant's report, certification or other matter contained therein, except for computations performed by the Trustee and reflected in distribution reports.

                                  ARTICLE IV

                                 FLOW OF FUNDS

          Section 4.01 Interest Distributions.

          On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount and apply them in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely, and the calculations required to be made by the Trustee), in each case to the extent of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount or the Group 3 Interest Remittance Amount, as applicable, remaining for such Distribution Date:

          (a) the Group 1 Interest Remittance Amount will be distributed:

          (i) first, to the Trustee, the portion of the Trustee Fee for such Distribution Date relating to the Group 1 Mortgage Loans;

          (ii) second, concurrently, to the Class A-IO Certificates, the Group 1 Class A-IO Interest Component Amount for such Distribution Date and the Interest Carry Forward Amount for the Group 1 Class A-IO Interest Component and Distribution Date and to the Class 1-A1 Certificates, the Accrued Certificate Interest and any Interest Carry Forward Amount for such Class and Distribution Date, allocated pro rata based on entitlement pursuant to this clause (a)(ii);

          (iii) third, concurrently, (1) to the Class A-IO Certificates, the Group 2 Class A-IO Interest Component Amount, the Group 3 Class A-IO Interest Component Amount and the Interest Carry Forward Amounts for the Group 2 and Group 3 Class A-IO Interest Components, in each case for such Distribution Date, (2) to the Class 2-A1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, and (3) to the Class 3-F1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, in each case to the extent not paid pursuant to clauses (b)(ii) and (c)(ii) below, allocated pro rata based on entitlement pursuant to this clause (a)(iii)

          (b) the Group 2 Interest Remittance Amount will be distributed:

          (i) first, to the Trustee, the portion of the Trustee Fee for such Distribution Date relating to the Group 2 Mortgage Loans;

          (ii) second, concurrently, to the Class A-IO Certificates, the Group 2 Class A-IO Interest Component Amount for such Distribution Date and the Interest Carry Forward Amount for the Group 2 Class A-IO Interest Component and Distribution Date and to the Class 2-A1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and Distribution Date, allocated pro rata based on entitlement pursuant to this clause (b)(ii); and

          (iii) third, concurrently, (1) to the Class A-IO Certificates, the Group 1 Class A-IO Interest Component Amount, the Group 3 Class A-IO Interest Component Amount and the Interest Carry Forward Amounts for the Group 1 and Group 3 Class A-IO Interest Components, in each case for such Distribution Date, (2) to the Class 1-A1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, and (3) to the Class 3-F1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, in each case to the extent not paid pursuant to clause (a)(ii) above and clause (c)(ii) below, allocated pro rata based on entitlement pursuant to this clause (b)(iii);

          (c) the Group 3 Interest Remittance Amount will be distributed:

          (i) first, to the Trustee, the portion of the Trustee Fee for such Distribution Date relating to the Group 3 Mortgage Loans;

          (ii) second, concurrently, to the Class A-IO Certificates, the Group 3 Class A-IO Interest Component Amount for such Distribution Date and the Interest Carry Forward Amount for the Group 3 Class A-IO Interest Component and Distribution Date and to the Class 3-F1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and Distribution Date, allocated pro rata based on entitlement pursuant to this clause (c)(ii); and

          (iii) third, concurrently, (1) to the Class A-IO Certificates, the Group 1 Class A-IO Interest Component Amount, the Group 2 Class A-IO Interest Component Amount and the Interest Carry Forward Amounts for the Group 1 and Group 2 Class A-IO Interest Components, in each case for such Distribution Date, (2) to the Class 1-A1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, and (3) to the Class 2-A1 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount for such Class and such Distribution Date, in each case to the extent not paid pursuant to clauses (a)(ii) and (b)(ii) above, allocated pro rata based on entitlement pursuant to this clause (c)(iii);

          (d) any Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount remaining undistributed following the distributions pursuant to clauses (a) and (b) above will be distributed:

          (i) first, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (ii) second, concurrently to the Class M-2V and M-2F Certificates, the Accrued Certificate Interest thereon for such Distribution Date, allocated pro rata based on the Accrued Certificate Interest thereon;

          (iii) third, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (iv) fourth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

          (v) fifth, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (d) the amount, if any, of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

          Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

          (a) On each Distribution Date, the Trustee shall distribute the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount in the following amounts and order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report), and the calculations required to be made by the Trustee, in each case to the extent of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount or the Group 3 Principal Distribution Amount, as applicable, remaining for such Distribution Date:

          (i) With respect to any Distribution Date before the Stepdown Date or with respect to which a Trigger Event is in effect:

               (A) the Group 1 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 1-A1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (2) second, concurrently to the Class 2-A1 and Class 3-F1
               Certificates, until the Certificate Principal Balances thereof have been reduced to zero, in each case to the extent not paid pursuant to clauses (B)(1) and (C)(1) below, allocated pro rata based on the Certificate Principal Balances thereof;

               (B) the Group 2 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 2-A1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (2) second, concurrently to the Class 1-A1 and Class 3-F1
               Certificates, until the Certificate Principal Balances thereof have been reduced to zero, in each case to the extent not paid pursuant to clauses (A)(1) above and clause (C)(1) below, allocated pro rata based on the Certificate Principal Balances thereof;

               (C) the Group 3 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 3-F1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (2) second, concurrently, to the Class 1-A1 and Class 2-A1
               Certificates, until the Certificate Principal Balances thereof have been reduced to zero, in each case to the extent not paid pursuant to clauses (A)(1) and (B)(1) above, allocated pro rata based on the Certificate Principal Balances thereof;

               (D) any Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (i)(A), (i)(B) and (i)(C) above will be distributed:

                    (1) first, to the Class M-1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                    (2) second, concurrently to the Class M-2V and Class M-2F
               Certificates, until the Certificate Principal Balances thereof have been reduced to zero, allocated pro rata based on the Certificate Principal Balances thereof;

                    (3) third, to the Class B-1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                    (4) fourth, to the Class B-2 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                    (5) fifth, to the Class B-3 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero.

               (E) the amount, if any, of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount remaining after application with respect to the priorities set forth above in clauses (i)(A), (i)(B),
          (i)(C) and (i)(D) will constitute part of the "Monthly Excess Cashflow Amount" for such Distribution Date and will be applied as set forth in Section 4.02(b).

          (ii) With respect to any Distribution Date on or after the Stepdown Date or with respect to which a Trigger Event is not in effect:

               (A) the Group 1 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 1-A1 Certificates, the Class 1-A1
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                    (2) second, concurrently to the Class 2-A1 and Class 3-F1
               Certificates, any remaining Class 2-A1 Principal Distribution Amount and Class 3-F1 Principal Distribution Amount, respectively, in each case to the extent not paid pursuant to clauses (B)(1) and (C)(1) below, until the Certificate Principal Balance of each such Class has been reduced to zero, allocated pro rata based on entitlement pursuant to this clause
               (A)(2);

               (B) the Group 2 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 2-A1 Certificates, the Class 2-A1
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                    (2) second, concurrently to the Class 1-A1 and Class 3-F1
               Certificates, any remaining Class 1-A1 Principal Distribution Amount and Class 3-F1 Principal Distribution Amount, respectively, in each case to the extent not paid pursuant to clause (A)(1) above and (C)(1) below, until the Certificate Principal Balance of each such Class has been reduced to zero, allocated pro rata based on entitlement pursuant to this clause
               (B)(2);

               (C) the Group 3 Principal Distribution Amount will be distributed:

                    (1) first, to the Class 3-F1 Certificates, the Class 3-F1
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                    (2) second, concurrently to the Class 1-A1 and Class 2-A1
               Certificates, any remaining Class 1-A1 Principal Distribution Amount and Class 2-A1 Principal Distribution Amount, respectively, in each case to the extent not paid pursuant to clauses (A)(1) and (B)(1) above, until the Certificate Principal Balance of each such Class has been reduced to zero, allocated pro rata based on entitlement pursuant to this clause
               (C)(2);

               (D) any Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Group 3 Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (ii)(A), (ii)(B) and (ii)(C) above will be distributed:

                    (1) first, to the Class M-1 Certificates, the Class M-1
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

                    (2) second, concurrently to the Class M-2V and Class M-2F
               Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balances of such Classes has been reduced to zero, allocated pro rata based on the Certificate Principal Balances thereof;

                    (3) third, to the Class B-1 Certificates, the Class B-1
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

                    (4) fourth, to the Class B-2 Certificates, the Class B-2
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                    (5) fifth, to the Class B-3 Certificates, the Class B-3
               Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

               (E) the amount, if any, of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount remaining after application with respect to the priorities set forth above in clauses (ii)(A),
          (ii)(B), (ii)(C) and (ii)(D) will constitute part of the "Monthly Excess Cashflow Amount" for such Distribution Date and will be applied as set forth in Section 4.02(b).

          (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

          (i) to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for such Distribution Date, payable to such holders as part of the related Principal Distribution Amount;

          (ii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for such Class and Distribution Date;

          (iii) to the Class M-1 Certificates, the Interest Carry Forward Amount for such Class and Distribution Date, if any;

          (iv) to the Class M-1 Certificates, the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (v) concurrently to the Class M-2V and Class M-2F Certificates, any remaining Accrued Certificate Interest for such Classes and Distribution Date, allocated pro rata based on such remaining Accrued Certificate Interest;

          (vi) concurrently to the Class M-2V and Class M-2F Certificates, the Interest Carry Forward Amount for such Classes and Distribution Date, if any, allocated pro rata based on such remaining Interest Carry Forward Amounts;

          (vii) concurrently to the Class M-2V and M-2F Certificates, the Unpaid Realized Loss Amount for such Classes and Distribution Date, allocated pro rata basedon such Unpaid Realized Loss Amounts;

          (viii) to the Class B-1 Certificates, any remaining Accrued Certificate Interest for such Class and Distribution Date;

          (ix) to the Class B-1 Certificates, the Interest Carry Forward Amount for such Class and Distribution Date, if any;

          (x) to the Class B-1 Certificates, the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (xi) to the Class B-2 Certificates, any remaining Accrued Certificate Interest for such Class and Distribution Date;

          (xii) to the Class B-2 Certificates, the Interest Carry Forward Amount for such Class and Distribution Date, if any;

          (xiii) to the Class B-2 Certificates, the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (xiv) to the Class B-3 Certificates, any remaining Accrued Certificate Interest for such Class and Distribution Date;

          (xv) to the Class B-3 Certificates, the Interest Carry Forward Amount for such Class and Distribution Date, if any;

          (xvi) to the Class B-3 Certificates, the Unpaid Realized Loss Amount for such Class and Distribution Date;

          (xvii) to the Basis Risk Reserve Fund, the Basis Risk Reserve Fund Deposit;

          (xviii) to pay the Class N Certificates, (x) the Accrued Certificate Interest for the Class N Certificates, (y) the Interest Carry Forward Amount for the Class N Certificates and (z) any remaining Monthly Excess Cashflow Amount to reduce the Notional Amount for the Class N Certificates, until the Notional Amount for such Class has been reduced to zero; and

          (xix) to the Class X Certificates, the Class X Distributable Amount.

          On each Distribution Date, there shall be distributed to Holders of the Residual Certificates, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a), 4.02(b)(i)-(xix) and 4.02(c).

          (c) On each Distribution Date, all prepayment penalties (including amounts deposited in connection with the full or partial waiver of such prepayment penalties pursuant to Section 3.01) shall be allocated to the Class N Certificates for so long as the Notional Amount of the Class N Certificates is greater than zero pursuant to Section 4.02(b)(xviii) above), and to the Class X Certificates after the Class N Notional Amount has been reduced to zero.

          Section 4.03 Allocation of Losses.

          If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates and the Class B-2 Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated to reduce the Certificate Principal Balance of the Class B-3, Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Any such excess allocated to the Class M-2 Certificates will be allocated pro rata between the Class M-2V and Class M-2F Certificates based on the Certificate Principal Balances thereof. Any reduction of a Certificate Principal Balance of a class of Certificates is an "Applied Realized Loss Amount" for such class.

          Section 4.04 Method of Distribution.

          The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates the aggregate initial Certificate Principal Balance or Notional Amount of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

          Section 4.05 Distributions on Book-Entry Certificates.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          Section 4.06 Statements.

          (a) On each Distribution Date, based, as applicable, on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at www.jpmorgan.com/absmbs a statement as to the distributions made on such Distribution Date:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal or reduction of Notional Amount, separately identified;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class X Distributable Amount, separately identified;

          (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the
     Overcollateralization Target Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

          (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period;

          (v) the aggregate amount of Advances in respect of the Trust Fund and each Loan Group for the related Collection Period;

          (vi) the Pool Balance and each Group Balance at the close of business at the end of the related Collection Period;

          (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans in the Trust Fund and in each Loan Group as of the related Due Date;

          (viii) the number and aggregate unpaid principal balance of Mortgage Loans in the Trust Fund and in each Loan Group (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Loan Group of such Mortgage Loan, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in the Trust Fund and each Loan Group as of the close of business of the last day of the preceding Collection Period;

          (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period, both for the Trust Fund as a whole as well as for each Loan Group;

          (xii) the aggregate amount of prepayment penalties collected (including amounts deposited in connection with the full or partial waiver of such prepayment penalties pursuant to Section 3.01) during the related Collection Period and the amounts thereof allocable to the Class N Certificates and the Class X Certificates;

          (xiii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses, in each case for the Trust Fund as a whole as well as for each Loan Group;

          (xiv) the Certificate Principal Balance, or Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

          (xv) the Accrued Certificate Interest in respect of each Class of Offered Certificates (other than the Class A-IO Certificates) and the Class B-2 and Class B-3 Certificates for such Distribution Date, separately identifying the portions thereof attributable to Net Rate Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xvi) the Group 1 Class A-IO Component Notional Amount, the Group 2 Class A-IO Component Notional Amount and the Group 3 Class A-IO Component Notional Amount;

          (xvii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

          (xviii) the amount of the Trustee Fee paid;

          (xix) the beginning and ending balances of the Basis Risk Reserve Fund on such Distribution Date, the Basis Risk Reserve Fund Deposit for such Distribution Date, and the Required Basis Risk Reserve Fund Amount for such Distribution Date;

          (xx) the Net Rate Carryover Amounts distributed on such Distribution Date, separately identifying any Net Rate Carryover Amounts paid from amounts received in respect of the Interest Rate Cap Agreements, and any Net Rate Carryover Amounts remaining after giving effect to distributions thereof on such Distribution Date;

          (xxi) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

          (xxii) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

          (xxiii) the Available Funds;

          (xxiv) the rate at which interest accrues for each Class of Certificates for such Distribution Date;

          (xxv) the Liquidation Report for such Distribution Date;

          (xxvi) the aggregate Principal Balance of Mortgage Loans in each Loan Group and in the Trust Fund purchased by the Servicer or Seller during the related Collection Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan; and

          (xxvii) the aggregate Principal Balance of the Mortgage Loans in each Loan Group and in the Trust Fund repurchased by the Servicer (or an affiliate) during the related Collection Period in connection with
     Section 3.16.

          Parties that are unable to use http://www.jpmorgan.com/absmbs are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (212) 623-5600 and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

          In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xv) and (xx) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall provide to the Residual Certificateholders a copy of the reports provided to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Residual Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

          Section 4.07 Remittance Reports; Advances.

          (a) On the second Business Day following each Determination Date but in no event less than four Business Days prior to the related Distribution Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Servicer and the Trustee containing the information set forth in such Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably request or order in order for the Trustee to perform the calculations necessary to make the distributions contemplated by
Section 4.01, 4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.06. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

          (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Actuarial Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the interest portion of the Monthly Payments (net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan. The Servicer shall not be obligated to make any Advance with respect to Simple Interest Mortgage Loans.

          On or before the close of business New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance

Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

          (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until the earlier of such time as such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

          Section 4.08 Basis Risk Reserve Fund.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2 and Class B-3 Certificates, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

          (b) On the Closing Date, $5,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Distribution Date, the Trustee shall transfer from the Distribution Account to the Basis Risk Reserve Fund pursuant to Section 4.02(b)(xvii), the Basis Risk Reserve Fund Deposit. Following the distribution of amounts on deposit in the Interest Rate Cap Account pursuant to Section 4.09(e) hereof on any Distribution Date and the deposit of the Basis Risk Reserve Fund Deposit in the Basis Risk Reserve Fund on such Distribution Date pursuant to Section 4.02(b)(xvii) hereof, the Trustee shall withdraw any amounts on deposit in the Basis Risk Reserve Fund in the following amounts and order of priority:

          (i) concurrently to the Class 1-A1 and Class 2-A1 Certificates, any unpaid Net Rate Carryover Amounts for such Classes, pro rata on the basis of such unpaid Net Rate Carryover Amounts;

          (ii) to the Class M-1 Certificates, any unpaid Net Rate Carryover Amounts for such Class;

          (iii) concurrently to the Class M-2V and Class M-2F Certificates, any unpaid Net Rate Carryover Amounts for such Classes, allocated pro rata based on such unpaid Net Rate Carryover Amounts;

          (iv) to the Class B-1 Certificates, any unpaid Net Rate Carryover Amounts for such Class;

          (v) to the Class B-2 Certificates, any unpaid Net Rate Carryover Amounts for such Class; and

          (vi) to the Class B-3 Certificates, any unpaid Net Rate Carryover Amounts for such Class.

          Any such amounts distributed shall be treated for federal tax purposes as amounts distributed by the Class X-N REMIC to the Class X-N Interest. On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X-N Interest pursuant to Section 4.02(b)(xviii) until the Class N Notional Amount is reduced to zero and then pursuant to Section 4.02(b)(xix) hereof, until the Class X Notional Amount is reduced to zero.

          (c) Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the majority holder of the Class X Certificates. In the absence of such direction, funds in the Basis Risk Reserve Fund shall remain uninvested. Any net investment earnings on such amounts shall be payable to the Class X Certificates. Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of any REMIC created hereunder, until released from the Basis Risk Reserve Fund pursuant to this Section 4.08. The Basis Risk Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and is not an asset of any REMIC created hereunder. For all federal tax purposes, amounts transferred by the Class X-N REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Class X-N REMIC to the Class X-N Interest. The Class X-N Interest shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.08(c) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X-N Interest in the same manner as if distributed pursuant to Section 4.02(b)(xix) hereof.

          (d) On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2 and Class B-3 Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2 or Class B-3 Certificates shall be distributed to the Class X-N Interest in the same manner as if distributed pursuant to
Section 4.02(b)(xviii) and 4.02(b)(xix) hereof.

          Section 4.09 The Interest Rate Cap Agreements.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificates, the Interest Rate Cap Account. The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. Funds in the Interest Rate Cap Account may be invested in Eligible Investments by the Trustee at the direction of the majority holder of the Class X Certificates. In the absence of such direction, funds in the Interest Rate Cap Account shall remain uninvested.

          (b) The Depositor hereby directs the Trustee to enter into and execute the Interest Rate Cap Agreements on the Closing Date on behalf of the Trust. The Seller, the Depositor, the Servicer and the Certificateholders (by their acceptance of such Certificates) acknowledge that JPMorgan Chase Bank is entering into the Interest Rate Cap Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity. Each Interest Rate Cap Agreement will be an asset of the Trust but will not be an asset of any REMIC and any amounts received thereon shall be taxable to the Class X Certificateholder. The Trustee shall deposit any amounts received with respect to each Interest Rate Cap Agreement into the Interest Rate Cap Account.

          (c) The Trustee will prepare and deliver any notices required to be delivered to the Interest Rate Cap Provider under any of the Interest Rate Cap Agreements.

          (d) The Trustee shall terminate any Interest Rate Cap Agreement upon the occurrence of an event of default or termination event under such Interest Rate Cap Agreement of which a Responsible Officer of the Trustee has actual knowledge. In the event that any Interest Rate Cap Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of the majority holder of the related Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to the majority holder of the related Certificates), execute a replacement contract comparable to the terminated Interest Rate Cap Agreement providing interest rate protection which is equal to the then-existing protection provided by the terminated Interest Rate Cap Agreement; provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Interest Rate Cap Provider. On any Distribution Date prior to the termination date for any Interest Rate Cap Agreement, if the aggregate Certificate Principal Balance of the Offered Certificates equals zero (prior to giving effect to any distributions to be made on such Distribution Date), all amounts received by the Trustee with respect to such Interest Rate Cap Agreement shall be distributed directly to the Class X Certificateholder. Prior to the termination date for any Interest Rate Cap Agreement Date and upon the termination of the Trust, such Interest Rate Cap Agreement shall be assigned to the Class X Certificateholder.

          (e) Upon such a termination, the Interest Rate Cap Provider may be required to pay an amount to the Trustee in respect of market quotations for the replacement cost of such Interest Rate Cap Agreement.

          (f) On each Distribution Date, prior to any distributions pursuant to Sections 4.01 and 4.02 hereof, the Trustee shall distribute amounts on deposit in the Interest Rate Cap Account in respect of each Interest Rate Cap Agreement to the Basis Risk Reserve Fund and from the Basis Risk Reserve Fund to the Certificates in the following amounts and order of priority:

          (i) to the classes of Certificates related to such Interest Rate Cap Agreement, any Net Rate Carryover Amounts for such classes and such Distribution Date, pro rata on the basis of such Net Rate Carryover Amounts;

          (ii) to the other classes of Certificates (other than the Class B-2 and Class B-3 Certificates) in respect of unpaid Net Rate Carryover Amounts for such classes and Distribution Date in the priorities indicated in the following table:

----------------------------------------------------------------------------------------------------------------------
 Interest Rate Cap       Class 1-A1          Class 2-A1          Class M-1          Class M-2V          Class B-1
     Agreement          Interest Rate    Interest Rate Cap     Interest Rate    Interest Rate Cap     Interest Rate
                        Cap Agreement        Agreement         Cap Agreement        Agreement         Cap Agreement

----------------------------------------------------------------------------------------------------------------------
First Priority        Class 1-A1         Class 2-A1          Class M-1          Class M-2V          Class B-1
----------------------------------------------------------------------------------------------------------------------
Second Priority       Class 2-A1         Class 1-A1          concurrently to    concurrently to     concurrently to
                                                             Class 1-A1 and     Class 1-A1 and      Class 1-A1 and
                                                             2-A1, pro rata     2-A1, pro rata      2-A1, pro rata
----------------------------------------------------------------------------------------------------------------------
Third Priority        Class M-1          Class M-1           concurrently to    Class M-1           Class M-1
                                                             Class M-2V and
                                                             M-2F, pro rata
----------------------------------------------------------------------------------------------------------------------
Fourth Priority       concurrently to    concurrently to     Class B-1          Class M-2F          concurrently to
                      Class M-2V and     Class M-2V and                                             Class M-2V and
                      M-2F, pro rata     M-2F, pro rata                                             M-2F, pro rata
----------------------------------------------------------------------------------------------------------------------
Fifth  Priority       Class B-1          Class B-1           N/A                Class B-1           N/A
(if any)

----------------------------------------------------------------------------------------------------------------------

For purposes of this Section 4.09(e), a class of Certificates is "related" to an Interest Rate Cap Agreement if its class designation appears in the name of such Interest Rate Cap Agreement. For instance, the Class 1-A1 Certificates are "related" to the Class 1-A1 Interest Rate Cap Agreement.

          (g) Funds in the Interest Rate Cap Account may be invested in Eligible Investments by the Trustee maturing on or prior to the next succeeding Distribution Date. The Trustee shall account for the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Trustee shall treat amounts paid by the Interest Rate Cap Account as payments made from outside the REMICs for all Federal tax purposes. Any net investment earnings on such amounts shall be payable to the Trustee (as additional compensation for its activities hereunder) upon the termination of the Interest Rate Cap Account. The Trustee will be the owner of the Interest Rate Cap Account for federal tax purposes and the Holders of the Class X-N Interest shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Interest Rate Cap Account shall remain uninvested. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.13(f) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Account shall be distributed to the Seller.

          (h) On the Distribution Date immediately after the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F and Class B-1 Certificates equals zero, any amounts on deposit in the Interest Rate Cap Account not payable on such Certificates shall be distributed to the Trustee as additional compensation for its activities hereunder.

                                  ARTICLE V

                               THE CERTIFICATES

          Section 5.01 The Certificates.

          Each of the Class 1-A1, Class 2-A1, Class 3-F1, Class A-IO, Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2, Class B-3, Class N, Class X, Class R-1 and Class R-2 Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar (or notional amount) denomination of $25,000 and integral multiples of $1 in excess thereof. The Class N, Class X, Class R-1 and Class R-2 Certificates are issuable only in minimum Percentage Interests of 10%.

          The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book-Entry Certificates. The Class B-2, Class N, Class X, Class R-1 and Class R-2 Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

          Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

          (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of
(i) and (iii) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) Except with respect to the initial transfer of the Private Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of

1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of a Class R-1, Class R-2, Class X, Class N, Class B-2 or Class B-3 Certificate) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar and the Depositor, and upon which the Trustee, the Depositor and the Servicer shall be entitled to rely, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Certificate Registrar and the

Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

          Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

          A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

          B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

          (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The

     Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

          The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

          The beneficial ownership of the Class N Certificates and the Class X Certificates shall not be transferred to a non-United States Person unless such beneficial ownership is transferred to a non-United States Person who will at all times be a Proportionate Holder. Neither the Class N nor the Class X Certificates shall be pledged or used as collateral for any other obligation if it would cause any portion of the Trust Fund to be treated as a taxable mortgage pool under section 7701(i) of the Code. These restrictions on transfers of Class X and Class N Certificates set forth in this Section 5.02 shall cease to apply (and the applicable portions of any legend on a Class X or Class N Certificate may be deleted) with respect to transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer to the effect that the


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elimination of such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax or tax reporting obligation on the Trust Fund, a Certificateholder or another Person.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04 Persons Deemed Owners.

          The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.05 Appointment of Paying Agent.

          The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.05 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of


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America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the
Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                  ARTICLE VI

                  THE SELLER, THE SERVICER AND THE DEPOSITOR

          Section 6.01 Liability of the Seller, the Servicer and the Depositor.

          The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor.

          Any entity into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer or the Depositor, shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

          Section 6.03 Limitation on Liability of the Servicer and Others.

          Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage


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


Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

          Section 6.04 Servicer Not to Resign.

          Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

          The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this


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Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

          Section 6.05 Delegation of Duties.

          In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of
Section 6.04. The Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                                 ARTICLE VII

                        SERVICER EVENTS OF TERMINATION

          Section 7.01 Servicer Events of Termination.

          (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

          (i) (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

          (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or


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


          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (v) The aggregate amount of cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

            Distribution Date Occurring In             Percentage

          May 2005 through April 2006                    2.75%
          May 2006 through April 2007                    3.75%
          May 2007 through April 2008                    4.50%
          May 2008 and thereafter                        5.00%

          (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and
(v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Seller. On or after the receipt by the Servicer (and by the Trustee if such


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


notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

          Section 7.02 Trustee to Act; Appointment of Successor.

          (a) Within 90 days of the time the Servicer and the Trustee receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the


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


Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

          (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

          Section 7.03 Waiver of Defaults.

          The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 7.04 Notification to Certificateholders.

          (a) On any termination or appointment of a successor the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

          (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

          Section 7.05 Survivability of Servicer Liabilities.

          Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                 ARTICLE VIII

                                  THE TRUSTEE

          Section 8.01 Duties of Trustee.

          The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however that that Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however that:

          (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01 or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

          Section 8.02 Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:


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


          (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, shall have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian


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


     and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

          (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.


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          Section 8.04 Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Servicer, the Depositor or their Affiliates.

          Section 8.05 Seller to Pay Trustee Fees and Expenses.

          The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself its fees in an aggregate amount equal to the Trustee Fee pursuant to Section 4.01(a) and (b), to the extent the Group 1 Interest Remittance Amount and the Group 2 Interest Remittance Amount are at any time insufficient for such purpose, the Seller shall pay such fees as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from such party's negligence or bad faith or which is the responsibility of Certificateholder or the Trustee. Notwithstanding any other provision of this Agreement, including Section 2.03(a) and Section 2.04, to the contrary, the Seller covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement, the Certificates or incurred in connection with the administration of the Trust, other than with respect to a party, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of such party in the performance of its duties hereunder or by reason of such party's reckless disregard of obligations and duties hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, to the extent not paid by the Seller pursuant to this Section, by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee, or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under this Agreement or by reason of the reckless disregard of the Trustee's obligations and duties under this Agreement. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.


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


          Section 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a Department of Housing and Urban Development and Federal Housing Administration approved mortgagee, an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P and a long term debt rating of at least A1 or better by Moody's, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07 Resignation or Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

          The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.


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


          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

          Section 8.08 Successor Trustee.

          Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

          Section 8.09 Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such


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


co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicer.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of


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


its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 8.11 Limitation of Liability.

          The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

          Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

          (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

          (b) The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 8.13 Suits for Enforcement.

          In case a Servicer Event of Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.


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


          Section 8.14 Waiver of Bond Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section 8.15 Waiver of Inventory, Accounting and Appraisal
Requirement.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

          Section 8.16 Compliance with National Housing Act of 1934.

          In performing its duties hereunder with respect to FHA Loans, the Trustee shall comply with all requirements of the National Housing Act of 1934, as amended.

                                  ARTICLE IX

                             REMIC ADMINISTRATION

          Section 9.01 REMIC Administration.

          (a) The Trustee shall make or cause to be made REMIC elections for each REMIC designated as such in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

          (c) The Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

          (d) The Trustee shall prepare or cause to be prepared and shall file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.


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


          (e) The Holder of the Residual Certificates with respect to each REMIC holding the largest Percentage Interest shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the applicable REMIC or REMICs, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (f) The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicer, nor the Holder of any Residual Certificate shall take any action or cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or failure to act is expressly permitted under the terms of this Agreement or the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

          (g) Each Holder of a Residual Certificate shall pay when due its pro rata share of any and all taxes imposed on any REMIC by federal or state governmental authorities. To the extent that such REMIC taxes are not paid by Residual Certificateholders, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in each REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

          (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC on a calendar year and on an accrual basis.


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


          (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

          (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

          (k) On or before April 15 of each calendar year beginning in 2003, the Servicer shall deliver to the Trustee and each Rating Agency an Officer's Certificate stating the Servicer's compliance with the provisions of this
Section 9.01.

          (l) The Trustee shall treat the rights of the Offered P&I Certificates and the Class B-2 and Class B-3 Certificates to receive Net Rate Carryover Amounts as a right in interest rate cap contracts written by the Holders of the Class X and Class N Certificates in favor of the Holders of the Offered P&I Certificates and the Class B-2 and Class B-3 Certificates, and the Trustee shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. This provision is intended to satisfy the requirements of Treasury Regulations
Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Offered P&I Certificates and the Class B-2 and Class B-3 Certificates receive interest in excess of the applicable Net Rate Cap, such interest will be treated as distributed to the Class X and Class N Certificates in respect of interest on the Class 3-X Interest and then paid to the respective Class of Offered P&I Certificates and Class B-2 and Class B-3 Certificates pursuant to the related interest rate cap agreement.

          (m) [RESERVED]

          (n) In the event that any Person holds pro rata shares of the ownership of the Class N Certificates and the Class X Certificates (any such Person, a "Proportionate Holder"), the Trustee shall treat such Person as the holder of the ownership of the same pro-rata share of the Class X-N Interest. In the event that any Person holds non-pro rata shares of the ownership of the Class N Certificates and the Class X Certificates (any such Person, a "Disproportionate Holder"), the Trustee shall treat such Person, and all other Disproportionate Holders, as partners in a partnership that owns the Class X-N Interest (other than the shares of the Class X-N Interest held by any Proportionate Holders) for federal income tax purposes and shall not treat the Class N and Class X Certificates held by the Disproportionate Holders as interests in any REMIC created hereunder. By acquiring the Class N Certificates and the Class X Certificates, the respective Holders will agree to treat the Class N Certificates and the Class X Certificates in the manner described in the preceding sentences for federal income tax purposes. In such event, (i) a separate capital account shall be established and maintained for each Holder of a Class N or Class X Certificate in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), which shall be credited with income or gain and debited by any expenses or losses and distributions allocable to such Certificates, (ii) the Class N Certificates shall be allocated income in an amount equal to interest at the Pass-Through Rate thereon and any original issue discount that would be reportable thereon if the Class N Certificate were a debt instrument issued on the date ownership of the Class N and Class X Certificates is separated, with a principal balance equal to its Notional Amount, (iii) the Class X and Class N Certificates shall be allocated income with


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


respect to all prepayment penalties (including amounts in connection with the full or partial waiver of such prepayment penalties or premiums pursuant to
Section 3.01) in accordance with the allocation of such amounts pursuant to
Section 4.02(c), to the extent not allocated pursuant to Section 9.01(n)(ii) above, (iv) the Class X and Class N Certificates shall be allocated accruals (under any reasonable method) of any "cap premiums" deemed received on the date ownership of the Class X and Class N Certificates is separated in respect of the obligation of the Class X-N Interest to pay Net Rate Carryover Amounts, and shall be allocated expense in respect of any actual payment of such Net Rate Carryover Amounts based on which one of such Classes economically bears such expense, (v) the Class X Certificates shall be allocated all remaining income and any expenses and Realized Losses with respect to the Class X-N Interest, until the capital account of the Class X Certificates is reduced to zero, and any remaining expenses or losses shall be allocated to the Class N Certificates, (vi) neither the Class N Certificates nor the Class X Certificates shall be responsible for restoring any deficit to its capital account, (vii) upon termination of the Trust Fund pursuant to Article X, all amounts available for distribution to Holders of the Class N and Class X Certificates shall be distributed in accordance with their positive capital account balances, first to the Class N Certificates until their Notional Amount and any accrued but unpaid interest thereon are reduced to zero, and then to the Class X Certificates, and (viii) the Trustee shall maintain books and records with respect to the partnership on a calendar year basis (unless a different taxable year shall be required by the Code) and shall prepare or cause to be prepared, and cause the Holder of the largest Percentage Interest of the Class X Certificates to sign and file or cause to be filed all federal and state tax and information returns for the partnership, and shall furnish or cause to be furnished Schedule K-1's to the Holders of the Class N and Class X Certificates at the time required by the Code. Unless otherwise directed by a majority of the Percentage Interests of the Class X and Class N Certificates, the Trustee shall not make an election under Section 754 of the Code. The Holder of the largest Percentage Interest of the Class X Certificates, by acceptance of its Class X Certificate, agrees to act as "tax matters partner" (within the meaning of Section 6231(a)(7) of the Code and to sign and timely file all federal and state partnership tax and information returns prepared by the Trustee pursuant to this Section 9.01(n).

          (o) The Trustee shall treat the Basis Risk Reserve Fund and the Interest Rate Cap Agreements as outside reserve funds within the meaning of Treasury Regulation 1.860G-2(h) that are owned by the Class X and Class N Certificateholders and that are not assets of the REMICs. The Trustee shall treat the rights of the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2 and Class B-3 Certificateholders to receive payments from the Basis Risk Reserve Fund and (except with respect to the Class B-2 and Class B-3 Certificatesholders) the Interest Rate Cap Agreements as rights in interest rate cap contracts written by the Holders of the Class X-N Interest (in the case of amounts payable from the Basis Risk Reserve Fund) and the Seller (in the case of amounts payable from the Interest Rate Cap Account), in each case in favor of the Class 1-A1, Class 2-A1, Class M-1, Class M-2V, Class M-2F, and Class B-1 Certificateholders, and only with respect to the amounts payable from the Basis Risk Reserve Fund, the Class B-2 and Class B-3 Certificateholders. Thus, each Certificate other than the Class A-IO, Class X and Class N Certificates shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in one or more interest rate cap contracts. For purposes of determining the issue price of the REMIC Regular Interests, the Trustee shall assume that the Interest Rate Cap Agreements have a value of 4.5 basis points.

          Section 9.02 Prohibited Transactions and Activities.

          Neither the Seller, the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

          Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

          In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          Section 9.04 REO Property.

          (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

          (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

                                  ARTICLE X

                                  TERMINATION

          Section 10.01 Termination.

          (a) The respective obligations and responsibilities of the Seller, the Servicer, the Depositor, the Trustee and the Certificate Registrar (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          The Servicer may, at its option, terminate the Mortgage Loans in the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the "Termination Price").

          In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

          Any such purchase shall be accomplished by delivery to the Trustee for deposit into the Distribution Account as part of Available Funds on the Determination Date before such Distribution Date of the Termination Price.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

          (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

          (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R-1 Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class B-2, Class B-3, Class N and Class X Certificates and the assets of the Class B-2 REMIC, the Class B-3 REMIC and the Class X-N REMIC) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and such Certificateholders shall look to the Class R-1 Certificateholders for payment. The Class R-2 Certificateholders shall be entitled to all unclaimed funds and other assets with respect to the Class B-2 REMIC, the Class B-3 REMIC and the Class X-N REMIC. Holders of the Class B-2 Certificates (representing beneficial ownership of the Class B-2 Regular Interest), the Class B-3 Certificates (representing beneficial ownership of the Class B-3 Regular Interest) and Class N and Class X Certificates (representing partners in a partnership which beneficially owns the Class X-N REMIC Regular Interest) shall be entitled to look only to the Class R-2 Certificateholder for payment.

          Section 10.02 Additional Termination Requirements.

          (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of the Master REMIC, the Intermediate REMIC, the Subsidiary REMIC, the Class B-2 REMIC, the Class B-3 REMIC and the Class X-N REMIC and shall specify such date in the final federal income tax return of each REMIC;

          (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of each of the Class 1-A1 and Class 2-A1 Certificates, pro rata and (ii) to the Class M-1, Class M-2V, Class M-2F, Class B-1, Class B-2 and Class B-3 Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate, (B) to the Class N and Class X Certificates in respect of the Class X-N Interest, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining REMIC Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R Certificateholders, all cash on hand in respect of the related REMIC or REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

          (c) Notwithstanding any other provision of this Agreement, the Class B-2 REMIC and the Class B-3 REMIC will terminate on the last Distribution Date on which the Class B-2 Certificates or the Class B-3 Certificates, respectively, are entitled to distributions pursuant to this Agreement.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          Section 11.01 Amendment.

          This Agreement may be amended from time to time by the Seller, the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by
(i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

          In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause
(y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

          Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller or the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section 11.02 Recordation of Agreement; Counterparts.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          Section 11.03 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04 Governing Law; Jurisdiction.

          This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

          Section 11.05 Notices.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York,
Attention: Director - Mortgage Finance (telecopy number (212) 850-7760), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee and in writing by the Seller, (b) in the case of the Trustee, JPMorgan Chase Bank, 4 New York Plaza,

6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services--C-BASS 2002-CB6, or such other address as may hereafter be furnished to the Depositor, the Seller and the Servicer in writing by the Trustee, (c) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6, or such other address as may be furnished to the Seller, the Servicer and the Trustee in writing by the Depositor, and (d) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure, or such other address as may be furnished to the Seller, the Depositor and the Trustee in writing by the Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

          Section 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07 Article and Section References.

          All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          Section 11.08 Notice to the Rating Agencies.

          (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account; and

          (vi) if the Trustee is acting as successor Servicer pursuant to
     Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

          (vii) In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

               (A) each annual statement as to compliance described in Section
          3.19 hereof;

               (B) each annual independent public accountants' servicing report described in Section 3.20 hereof; and

               (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

          Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Managing Director, Residential Mortgage-Backed Securities; Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group.

          Section 11.09 Further Assurances.

          Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

          Section 11.10 Benefits of Agreement.

          Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 11.11 Acts of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Seller and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

          IN WITNESS WHEREOF, the Seller, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                             FINANCIAL ASSET SECURITIES CORP., as
                             Depositor



                             By:  /s/ James Raezer
                                 -----------------
                             Name:  James Raezer
                             Title: Senior Vice President



                             CREDIT-BASED ASSET SERVICING AND
                             SECURITIZATION LLC, as Seller



                             By:  /s/ Stephanie Sparvero
                                 -----------------------
                             Name:  Stephanie Sparvero
                             Title: Vice President



                             LITTON LOAN SERVICING LP, as Servicer



                             By:  /s/ Janice McClure
                                 -------------------
                             Name:  Janice McClure
                             Title: Senior Vice President



                             JPMORGAN CHASE BANK, not in its
                             individual capacity but solely as Trustee for the 2002-CB6 Trust, C-BASS Mortgage Loan
                             Asset-Backed Certificates, Series 2002-CB6



                             By:  /s/ Diane Wallace
                                 ------------------
                             Name:  Diane Wallace
                             Title: Assistant Vice President

STATE OF CONNECTICUT     )
                         ) ss.:
COUNTY OF FAIRFIELD      )

          On the 23rd day of December, 2002 before me, a notary public in and for said State, personally appeared James Raezer, known to me to be the Senior Vice President of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Deborah McMahon
                                            --------------------

          [SEAL]


                                                Notary Public

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

          On the 23rd day of December, 2002 before me, a notary public in and for said State, personally appeared Stephanie Sparvero known to me to be a Vice President of Credit-Based Asset Servicing and Securitization LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/ Vivian Lin
                                            --------------

          [SEAL]


                                             Notary Public

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the 23rd day of December, 2002 before me, a notary public in and for said State, personally appeared Diane Wallace, known to me to be a Vice President of JPMorgan Chase Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Margaret M. Price
                                            ---------------------

          [SEAL]


                                                Notary Public

STATE OF TEXAS           )
                         ) ss.:
COUNTY OF HARRIS         )

          On the 23rd day of December, 2002 before me, a notary public in and for said State, personally appeared Janice McClure, known to me to be a Senior Vice President of Litton Loan Servicing LP, a Delaware limited partnership, that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Amanda Rhodes
                                            -----------------

          [SEAL]


                                              Notary Public

                                 EXHIBIT 1-A1

                     [FORM OF THE CLASS 1-A1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Certificate No.                     :        [___]

Cut-off Date                        :        [____]

First Distribution Date             :        [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :        $[___]

Original Class Certificate
Principal Balance of this
Class                               :        $[___]

Percentage Interest                 :        [___]

Initial Pass-Through Rate           :        [___]

CUSIP                               :        [___]

Class                               :        1-A1

Assumed Maturity Date               :        [___]



                                    A-1-1

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class 1-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class 1-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class 1-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class 1-A1 Certificate (obtained by dividing the Denomination of this Class 1-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class 1-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class 1-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class 1-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class 1-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    A-1-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                  By:      JPMORGAN CHASE BANK
                                           not in its individual capacity, but
                                           solely as Trustee



                                  By _____________________________________


This is one of the Class 1-A1 Certificates referenced in the within-mentioned Agreement

By ________________________________________
     Authorized Signatory of
     JPMorgan Chase Bank, as Trustee



                                    A-1-3

                      [Reverse of Class 1-A1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    A-1-5

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________
____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated: _____________

                          _____________________________________
                          Signature by or on behalf of assignor


                                    A-1-6

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________________
_______________________________________________________________________________
for the account of____________________________________________________________,
account number __________________, or, if mailed by check, to _________________
_______________________________________________________________________________
Applicable statements should be mailed to _____________________________________
_____________________________________________________________________________.

         This information is provided by _____________________________________, the assignee named above, or _________________________________________________, as its agent.





                                    A-1-7

                                  EXHIBIT A-2

                     [FORM OF THE CLASS 2-A1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.




                                    A-2-1

Certificate No.                     :      [___]

Cut-off Date                        :      [____]

First Distribution Date             :      [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :      $[___]

Original Class Certificate
Principal Balance of this
Class                               :      $[___]

Percentage Interest                 :      [___]

Initial Pass-Through Rate           :      [___]

CUSIP                               :      [___]

Class                               :      2-A1

Assumed Maturity Date               :      [___]



                                    A-2-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class 2-A1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class 2-A1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class 2-A1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class 2-A1 Certificate (obtained by dividing the Denomination of this Class 2-A1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class 2-A1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class 2-A1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class 2-A1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class 2-A1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                    A-2-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                       JPMORGAN CHASE BANK
                                       not in its individual capacity, but
                                       solely as Trustee



                                    By _____________________________________


This is one of the Class 2-A1 Certificates referenced in the within-mentioned Agreement

By _______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee



                                    A-2-4

                      [Reverse of Class 2-A1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                    A-2-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.






                                    A-2-6

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________
___________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated: _____________

                                     ______________________________________
                                     Signature by or on behalf of assignor





                                    A-2-7

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________
______________________________________________________________________________
for the account of___________________________________________________________,
account number _________________, or, if mailed by check, to ________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
_____________________________________________________________________________.

         This information is provided by ____________________________________, the assignee named above, or ________________________________________________, as its agent.



                                    A-2-8

                                  EXHIBIT A-3

                     [FORM OF THE CLASS 3-F1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    A-3-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       3-F1

Assumed Maturity Date               :       [___]




                                    A-3-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class 3-F1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class 3-F1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class 3-F1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class 3-F1 Certificate (obtained by dividing the Denomination of this Class 3-F1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class 3-F1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class 3-F1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class 3-F1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class 3-F1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                    A-3-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                           JPMORGAN CHASE BANK
                                           not in its individual capacity, but
                                           solely as Trustee



                                     By ____________________________________


This is one of the Class 3-F1 Certificates referenced in the within-mentioned Agreement

By _____________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    A-3-4

                      [Reverse of Class 3-F1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                    A-3-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    A-3-6

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated: _____________

                             __________________________________________
                             Signature by or on behalf of assignor


                                    A-3-7

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________
______________________________________________________________________________
for the account of___________________________________________________________,
account number _________________, or, if mailed by check, to _________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
_____________________________________________________________________________.

         This information is provided by ____________________________________, the assignee named above, or ________________________________________________, as its agent.




                                    A-3-8

                                  EXHIBIT A-4

                     [FORM OF THE CLASS A-IO CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Notional Amount
of this Certificate
("Denomination")                    :       $[___]

Original Class Notional
Amount of this Class                :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       A-IO

Assumed Maturity Date               :       [___]



                                    A-4-1

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class A-IO

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

          This Class A-IO Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A-IO Certificate (obtained by dividing the Denomination of this Class A-IO Certificate by the Original Class A-IO Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-IO Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-IO Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-IO Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-IO Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    A-4-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                          JPMORGAN CHASE BANK
                                          not in its individual capacity, but
                                          solely as Trustee



                                   By _____________________________________


This is one of the Class A-IO Certificates referenced in the within-mentioned Agreement

By ______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    A-4-3

                      [Reverse of Class A-IO Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon


                                    A-4-4
this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    A-4-5

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)___________________________________
______________________________________________________________________________

a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:

                                       _______________________________________
                                       Signature by or on behalf of assignor


                                       _______________________________________
                                       Signature Guaranteed




                                    A-4-6

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________
____________________________________________________________________________
for the account of _______________________, account number _________________, or, if mailed by check, to __________________________________________________.
Applicable statements should be mailed to ____________________________________ This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.




                                    A-4-7

                                  EXHIBIT B-1

                        [FORM OF CLASS B-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS B-1 CERTIFICATE IS SUBORDINATE TO THE CLASS 1-A1, CLASS 2-A1, CLASS 3-F1, CLASS M-1, CLASS M-2V, AND CLASS M-2F. CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.




                                    B-1-1

Certificate No.                     :        [___]

Cut-off Date                        :        [____]

First Distribution Date             :        [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :        $[___]

Original Class Certificate
Principal Balance of this
Class                               :        $[___]

Percentage Interest                 :        [___]

Initial Pass-Through Rate           :        [___]

CUSIP                               :        [___]

Class                               :        B-1

Assumed Maturity Date               :        [___]





                                    B-1-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class B-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

                  Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the Denomination of this Class B-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class B-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                    B-1-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                      JPMORGAN CHASE BANK
                                      not in its individual capacity, but
                                      solely as Trustee



                                 By _____________________________________


This is one of the Class B-1 Certificates referenced in the within-mentioned Agreement

By ______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    B-1-4

                      [Reverse of Class B-1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon



                                    B-1-5
this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                    B-1-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) __________________________________
______________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

             I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed




                                    B-1-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
______________________________________________________________________________
for the account of _________________, account number ________________________, or, if mailed by check, to __________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.




                                    B-1-8

                                  EXHIBIT B-2

                        [FORM OF CLASS B-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS B-2 CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS B-2 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.





                                    B-2-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       B-2

Assumed Maturity Date               :       [___]



                                    B-2-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class B-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

                  Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the Denomination of this Class B-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class B-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                    B-2-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                        JPMORGAN CHASE BANK
                                        not in its individual capacity, but
                                        solely as Trustee



                                  By _____________________________________


This is one of the Class B-2 Certificates referenced in the within-mentioned Agreement

By _________________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    B-2-4

                      [Reverse of Class B-2 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon


                                    B-2-5
this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    B-2-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _________________________________
_____________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

             I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ___________________________________
_______________________________________________________________________________
Dated:

                                  _________________________________________
                                  Signature by or on behalf of assignor


                                  _________________________________________
                                  Signature Guaranteed



                                    B-2-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
______________________________________________________________________________
for the account of ___________________, account number ______________________, or, if mailed by check, to __________________________________________________.
Applicable statements should be mailed to ____________________________________ This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.



                                    B-2-8

                                  EXHIBIT B-3

                        [FORM OF CLASS B-3 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS B-3 CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS B-3 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                    B-3-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       B-3

Assumed Maturity Date               :       [___]



                                    B-3-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class B-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

               Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class B-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the Denomination of this Class B-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class B-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class B-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                    B-3-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                         JPMORGAN CHASE BANK
                                         not in its individual capacity, but
                                         solely as Trustee



                                    By _____________________________________


This is one of the Class B-3 Certificates referenced in the within-mentioned Agreement

By _______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    B-3-4

                      [Reverse of Class B-3 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon


                                    B-3-5
this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                    B-3-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _________________________________
_____________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

             I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_____________________________________
_______________________________________________________________________________
Dated:

                                    ______________________________________
                                    Signature by or on behalf of assignor


                                    _______________________________________
                                    Signature Guaranteed



                                    B-3-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

       Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ________________, account number __________________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.


                                    B-3-8

                                 EXHIBIT C-1-I

                        [FORM OF CLASS R-1 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-1 CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                   C-1-I-1

Certificate No. [___]

Percentage Interest:  [___]


                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class R-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor


          This Class R-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Class R-1 Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class R-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class R-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                   C-1-I-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002



                          JPMORGAN CHASE BANK
                          not in its individual capacity, but solely as Trustee




                          By ___________________________


This is one of the Class R-1 Certificates referenced in the within-mentioned Agreement

By ________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee



                                   C-1-I-3

                      [Reverse of Class R-1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and



                                   C-1-I-4
upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.


                                   C-1-I-5

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    C-1-I-6

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________

Dated: _____________

                                ______________________________________
                                Signature by or on behalf of assignor


                                    C-1-I-7

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________
______________________________________________________________________________
for the account of___________________________________________________________,
account number ________________, or, if mailed by check, to __________________
______________________________________________________________________________.
Applicable statements should be mailed to ____________________________________
_____________________________________________________________________________.

         This information is provided by _____________________________________, the assignee named above, or _________________________________________________, as its agent.


                                    C-1-I-8

                                EXHIBIT C-1-II

                        [FORM OF CLASS R-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-2 CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.


                                   C-1-II-1

Certificate [___]

Percentage Interest:  [___]


                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class R-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor


          This Class R-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that ______________________________ is the registered owner of the Percentage Interest evidenced by this Class R-2 Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class R-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class R-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                   C-1-II-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002



                         JPMORGAN CHASE BANK
                         not in its individual capacity, but solely as Trustee




                         By ___________________________


This is one of the Class R-2 Certificates referenced in the within-mentioned Agreement

By _____________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                   C-1-II-3

                      [Reverse of Class R-2 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and


                                   C-1-II-4
upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.





                                   C-1-II-5

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                   C-1-II-6

                                  ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ________________________________________
___________________________________________________________________________

Dated: _____________

                                       ______________________________________
                                       Signature by or on behalf of assignor


                                   C-1-II-7

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________
_____________________________________________________________________________
for the account of___________________________________________________________,
account number ________________, or, if mailed by check, to _________________
_____________________________________________________________________________.
Applicable statements should be mailed to ____________________________________
_____________________________________________________________________________.

         This information is provided by ____________________________________, the assignee named above, or ________________________________________________, as its agent.



                                   C-1-II-8

                                  EXHIBIT C-2

                        [FORM OF CLASS M-1 CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS M-1 CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-2-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       M-1

Assumed Maturity Date               :       [___]



                                    C-2-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                   Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

             Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    C-2-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                        JPMORGAN CHASE BANK
                                        not in its individual capacity, but
                                        solely as Trustee



                                 By ___________________________________


This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement

By _______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee




                                    C-2-4

                      [Reverse of Class M-1 Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                    C-2-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                    C-2-6

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)___________________________________
______________________________________________________________________________

a Percentage Interest evidenced by the within and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:

                                      _____________________________________
                                      Signature by or on behalf of assignor


                                      ______________________________________
                                      Signature Guaranteed



                                    C-2-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
______________________________________________________________________________
for the account of ____________________, account number ______________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________, the assignee named above, or ________________________________________, as its agent.




                                    C-2-8

                                  EXHIBIT C-3

                       [FORM OF CLASS M-2V CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS M-2V CERTIFICATE IS SUBORDINATE TO THE CLASS 1-A1, CLASS 2-A1, CLASS 3-F1 AND CLASS M-1 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-3-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       M-2V

Assumed Maturity Date               :       [___]


                                    C-3-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class M-2V

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2V Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2V Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class M-2V Certificate (obtained by dividing the Denomination of this Class M-2V Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2V Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2V Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2V Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2V Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    C-3-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                      JPMORGAN CHASE BANK
                                      not in its individual capacity, but
                                      solely as Trustee



                                  By _____________________________________


This is one of the Class M-2V Certificates referenced in the within-mentioned Agreement

By _____________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee


                                    C-3-4

                      [Reverse of Class M-2V Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this



                                    C-3-5

Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    C-3-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_____________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) __________________________________
______________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

              I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

Dated:

                                       ______________________________________
                                       Signature by or on behalf of assignor


                                       ______________________________________
                                       Signature Guaranteed



                                    C-3-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
______________________________________________________________________________
for the account of _________________, account number _________________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.



                                    C-3-8

                                  EXHIBIT C-4

                       [FORM OF CLASS M-2F CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS M-2F CERTIFICATE IS SUBORDINATE TO THE CLASS 1-A1, CLASS 2-A1, CLASS 3-F1, CLASS M-1 AND CLASS M-2V CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-4-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Certificate Principal
Balance of this Certificate
("Denomination")                    :       $[___]

Original Class Certificate
Principal Balance of this
Class                               :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       M-2F

Assumed Maturity Date               :       [___]




                                    C-4-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                  Class M-2F

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

             Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2F Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2F Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class M-2F Certificate (obtained by dividing the Denomination of this Class M-2F Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2F Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2F Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2F Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2F Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    C-4-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                           JPMORGAN CHASE BANK
                                           not in its individual capacity, but
                                           solely as Trustee



                                      By _____________________________________


This is one of the Class M-2F Certificates referenced in the within-mentioned Agreement

By _______________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee


                                    C-4-4

                      [Reverse of Class M-2F Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this



                                    C-4-5

Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    C-4-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
____________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) __________________________________
______________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

             I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                    ______________________________________
                                    Signature by or on behalf of assignor


                                    ______________________________________
                                    Signature Guaranteed



                                    C-4-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________
______________________________________________________________________________
for the account of ___________________________, account number _______________, or, if mailed by check, to ______________________________________________.
Applicable statements should be mailed to ____________________________________ This information is provided by _____________________________________________, the assignee named above, or __________________________________, as its agent.


                                    C-4-8

                                  EXHIBIT C-5

                         [FORM OF CLASS X CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS X CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS B-2, CLASS B-3 AND CLASS N CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS X CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



                                    C-5-1

Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       X

Assumed Maturity Date               :      [___]


                                    C-5-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                    Class X

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

         This Class X Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Class X Certificate obtained by dividing the Denomination of this Class X Certificate by the Original Class Certificate Principal Balance in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class X Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class X Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class X Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class X Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    C-5-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                     JPMORGAN CHASE BANK
                                     not in its individual capacity, but
                                     solely as Trustee



                                By _____________________________________


This is one of the Class X Certificates
referenced in the within-mentioned Agreement

By ________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee


                                    C-5-4

                       [Reverse of Class X Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon


                                    C-5-5
this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                    C-5-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _________________________________
______________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:___________________________________.
Dated:

                                    _______________________________________
                                    Signature by or on behalf of assignor


                                    _______________________________________
                                    Signature Guaranteed



                                    C-5-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________
______________________________________________________________________________
for the account of _________________________, account number _________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________ This information is provided by ______________________________________________, the assignee named above, or __________________________________, as its agent.



                                    C-5-8

                                  EXHIBIT C-6

                        [FORM OF CLASS N CERTIFICATES]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CLASS N CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS N CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS N CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNTS" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE



                                    C-6-1

OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF A CLASS N CERTIFICATE SHALL BE MADE, AND ANY ATTEMPTED OR PURPORTED TRANSFER OF A CLASS N CERTIFICATE SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE, IF THE PURPORTED TRANSFEREE IS NOT A U.S. PERSON. NOTWITHSTANDING THE FOREGOING, A 100% PERCENTAGE INTEREST IN THE CLASS N CERTIFICATE MAY BE TRANSFERRED TO A NON-U.S. PERSON THAT IS, OR WILL BE AS OF THE DATE OF SUCH TRANSFER, THE HOLDER OF CLASS X CERTIFICATES EVIDENCING A 100% PERCENTAGE INTEREST IN SUCH CLASS. ANY HOLDER OF THE CLASS X CERTIFICATES THAT IS NON-U.S. PERSON AND THAT ALSO IS A BENEFICIAL OWNER OF A 100% PERCENTAGE INTEREST IN THE CLASS N CERTIFICATES, MAY NOT TRANSFER ANY PORTION OF THE CLASS X CERTIFICATES TO ANOTHER PERSON AS LONG AS IT CONTINUES TO HOLD ANY INTEREST IN THE CLASS N CERTIFICATES.



Certificate No.                     :       [___]

Cut-off Date                        :       [____]

First Distribution Date             :       [___]

Initial Notional Amount
of this Certificate
("Denomination")                    :       $[___]

Original Class Notional
Amount of this Class                :       $[___]

Percentage Interest                 :       [___]

Initial Pass-Through Rate           :       [___]

CUSIP                               :       [___]

Class                               :       N

Assumed Maturity Date               :       [___]




                                    C-6-2

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6
                                    Class N

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien mortgage loans (the "Mortgage Loans")

                FINANCIAL ASSET SECURITIES CORP., as Depositor

          This Class N Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the Denomination of this Class N Certificate by the Original Class N Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Credit-Based Asset Servicing and Securitization LLC, as Seller (the "Seller"), Litton Loan Servicing LP, as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class N Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class N Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class N Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class N Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                    C-6-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  December __, 2002

                                          JPMORGAN CHASE BANK
                                          not in its individual capacity, but
                                          solely as Trustee



                                     By _____________________________________


This is one of the Class N Certificates
referenced in the within-mentioned Agreement

By ____________________________________
         Authorized Signatory of
         JPMorgan Chase Bank, as Trustee


                                    C-6-4

                       [Reverse of Class N Certificate]

                C-BASS Mortgage Loan Asset-Backed Certificates,
                                Series 2002-CB6

         This Certificate is one of a duly authorized issue of Certificates designated as C-BASS, Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Regular Certificates of a Class having Denominations aggregating at least $5,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof



                                    C-6-5
or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Seller, Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Seller, Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Servicer, the Seller, the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                    C-6-6

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) __________________________________
______________________________________________________________________________
a Percentage Interest evidenced by the within Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:____________________________________
_______________________________.

Dated:_________

                                      _______________________________________
                                      Signature by or on behalf of assignor


                                      _______________________________________
                                      Signature Guaranteed




                                    C-6-7

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to________________________________________________
______________________________________________________________________________
for the account of ________________, account number _________________________, or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to ____________________________________ This information is provided by ______________________________________________, the assignee named above, or _______________________________, as its agent.






                                    C-6-8

                                   EXHIBIT D

                            MORTGAGE LOAN SCHEDULE



                             ON FILE WITH TRUSTEE

                                   EXHIBIT E

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   JPMorgan Chase Bank
      4 New York Plaza, 6th Floor
      New York, New York  10004-2477
      Attn:  Diane Wallace
      Asset Backed Funding Corporation Series 2002-CB6


      Re: Pooling and Servicing Agreement dated as of December 1, 2002 among Financial Asset Securities Corp., as depositor, Credit-Based
           Asset Servicing and Securitization LLC, as seller, Litton
           Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee.
           -------------------------------------------------------

         All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____    1.    Mortgage Paid in Full

_____    2.    Foreclosure

_____    3.    Substitution

_____    4.    Other Liquidation (Repurchases, etc.)

_____    5.    Nonliquidation    Reason:__________________________

                                        By:____________________________
                                           (authorized signer)

                                        Issuer:________________________

                                        Address:_______________________

                                        _______________________________

                                        Date:__________________________

Custodian
---------

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:

_____________________________________           ________________________
                  Signature                     Date

Documents returned to Custodian:

_____________________________________           _______________________
                  Custodian                     Date

                                  EXHIBIT F-1

                    FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                       [Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re:   Pooling and Servicing Agreement (the
                        "Pooling and Servicing Agreement"), dated as of December 1, 2002 among Financial Asset Securities Corp., as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6
                        ---------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that it received confirmation from the Custodian that the Custodian has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                        JPMORGAN CHASE BANK
                                        as Trustee


                                        By:________________________________
                                           Name:
                                           Title:

                                    F-1-1

                                  EXHIBIT F-2

                     FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                    [Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re:   Pooling and Servicing Agreement (the
                        "Pooling and Servicing Agreement"), dated as of December 1, 2002 among Financial Asset Securities Corp., as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6
                        -----------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it received confirmation from the Custodian that the Custodian has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                    JPMORGAN CHASE BANK
                                    as Trustee


                                    By:________________________________
                                       Name:
                                       Title:

                                    F-2-1

                                  EXHIBIT F-3

                       FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6
                        ---------------------------------------------


Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of December 1, 2002, among Financial Asset Securities Corp., as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), we hereby acknowledge the receipt of the original Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                  JPMORGAN CHASE BANK
                                  as Trustee


                                  By:___________________________________
                                     Name:
                                     Title:

                                    F-3-1

                                   EXHIBIT G

                       MORTGAGE LOAN PURCHASE AGREEMENT


                                   SEE TAB 4

                                   EXHIBIT H

                          FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of _____________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

         On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing JPMorgan Chase Bank, as trustee on behalf of C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify and hold harmless JPMorgan Chase Bank, Financial Asset Securities Corp., Greenwich Capital Markets, Inc. and Residential Funding Securities Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                    By:____________________________________



STATE OF               )
                       )   SS:
COUNTY OF              )

         On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this ____ day of _______ 20__.

_____________________________
_____________________________

My commission expires ____________.

                                   EXHIBIT I

                         FORM OF ERISA REPRESENTATION

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re:  C-BASS Mortgage Loan Asset-Backed Certificates,
                       Series 2002-CB6, Class [   ]
                       ------------------------------------------------

Ladies and Gentlemen:

                  1. The undersigned is the ______________________ of
(the "Transferee") a [corporation] duly organized and existing under the laws of __________, on behalf of which he/she makes this affidavit.

                  2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Financial Asset Securities Corp., as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Trustee (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

                  3. The Transferee either (x)(i) is not an employee benefit plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement or (ii) (except in the case of the Class R-1, Class R-2, Class R-3, Class X, Class N, Class B-2 or Class B-3 Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) shall deliver to the Certificate Registrar an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Trustee, the Depositor and the Servicer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Depositor or the Servicer.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                  IN WITNESS WHEREOF, the Transferee has executed this certificate.



                                        ______________________________
                                        [Transferee]


                                        By:___________________________
                                        Name:
                                        Title:

                                   EXHIBIT J

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]



                                                                 [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477


           Re:  C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6
                ---------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below),
(e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                               Very truly yours,

                                               [NAME OF TRANSFEREE]


                                               By:_____________________________
                                                  Authorized Officer

                      FORM OF RULE 144A INVESTMENT LETTER
                                    [DATE]





Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004-2477



          Re:  C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6
               ---------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                           Very truly yours,

                                           [NAME OF TRANSFEREE]


                                           By:_______________________________
                                               Authorized Officer

                                                        ANNEX 1 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ ____________(1) in securities
____ (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ___    Corporation, etc. The Buyer is a corporation
                  (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___    Bank. The Buyer (a) is a national bank or banking
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___    Savings and Loan. The Buyer (a) is a savings and
                  loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___    Broker-dealer.  The Buyer is a dealer registered
                  pursuant to Section 15 of the Securities Exchange Act of 1934.



--------
1    Buyer must own and/or invest on a discretionary basis at least
$__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

                  ___   Insurance Company. The Buyer is an insurance
                  company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ___   State or Local Plan. The Buyer is a plan
                  established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___   ERISA Plan. The Buyer is an employee benefit plan
                  within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ___   Investment Advisor.  The Buyer is an investment
                  advisor registered under the Investment Advisors Act of 1940.

                  ___   Small Business Investment Company.  Buyer is a small
                  business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ___   Business Development Company.  Buyer is a business
                  development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          __________________________________
                                          Print Name of Buyer


                                          By:_______________________________
                                             Name:
                                             Title:

                                          Date:_____________________________

                                                         ANNEX 2 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $ ______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                             ________________________________
                                             Print Name of Buyer or Adviser


                                             By:_____________________________
                                             Name:
                                             Title:

                                             IF AN ADVISER:

                                             _________________________________
                                             Print Name of Buyer

                                             Date:____________________________

                                   EXHIBIT K

                FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2002-CB6

STATE OF           )
                   ) ss.:
COUNTY OF          )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the proposed Transferee of an Ownership Interest in the [Class R-1, Class R-2 and/or Class R-3 Certificates] (the "Certificates") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Financial Asset Securities Corp., as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3.  The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5.  The Transferee has reviewed the provisions of Section
5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

         8.  The Transferee's taxpayer identification number is ____________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _______ day of ___________________ , 20__.


                                    [NAME OF TRANSFEREE]


                                    By:__________________________________
                                       Name:
                                       Title:

[Corporate Seal]

ATTEST:


____________________________
Authorized Signatory

         Personally appeared before me the above-named ________________ , known or proved to me to be the same person who executed the foregoing instrument and to be the ________________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _____ day of _____, 20__.


                                 _____________________________
                                 NOTARY PUBLIC


                                 My Commission expires the ___day
                                 of _________________, 20__.

                                   EXHIBIT L

                        FORM OF TRANSFEROR CERTIFICATE

                                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6

Ladies and Gentlemen:

         In connection with our disposition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6 (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                         Very truly yours,


                                         [_____________________]


                                         By: ___________________

                                   EXHIBIT M

                                  [RESERVED]

                                   EXHIBIT N

                                  [RESERVED]

                                   EXHIBIT O

                 INELIGIBLE FORECLOSURE PROPERTY LOAN SCHEDULE



                             ON FILE WITH TRUSTEE

                                   EXHIBIT P

                   MONTHLY INFORMATION DELIVERED BY SERVICER

1.   With respect to the Mortgage Pool, the number and Principal
     Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Due Period.

3. With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Due Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Due Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Due Period.

7. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Due Period preceding of the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Due Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10.  The Pool Balance.

11. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period.

13. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Due Period.

                                   EXHIBIT Q

               OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                             Officer's Certificate
        C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6


(Date)

Via Facsimile

JPMorgan Chase Bank, as Trustee
4 New York Plaza, 6th Floor
New York, New York  10004-2477


          Re:  Pre-Payments
               ------------

Dear Sir or Madam:

          __________________ hereby certifies that he/she is an officer of the Servicer, holding the office set forth beneath his/her name and hereby further certifies as follows:

          With respect to the Mortgage Loans set forth in the attached schedule:

1. A Principal Prepayment in full was received during the related Collection Period;

2. Any prepayment penalty due under the terms of the Mortgage Note with respect to such Principal Prepayment in full was received from the
     mortgagor and deposited in the Collection Account;    ____ Yes ____ No

3. As to each Mortgage Loan so noted on the attached schedule, all or part of the prepayment penalty required in connection with the Principal Prepayment in full was waived based upon (Circle one): (i) the Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii)(A) the enforceability thereof be limited (1) by bankruptcy insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law;

4. We certify that all amounts due in connection with the waiver of a prepayment penalty inconsistent with number 3 above which are required to be deposited by the Servicer pursuant to Section 3.01 of the Pooling and Servicing Agreement, have been or will be so deposited.

          Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated December 1, 2002, among Financial Asset Securities Corp., as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer, and JPMorgan Chase Bank, as trustee.



                                            By: LITTON LOAN SERVICING LP


                                            ----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT R

                        FORM OF CLASS 1-A1 CONFIRMATION


                    SWISS RE FINANCIAL PRODUCTS CORPORATION
                              55 East 52nd Street
                           New York, New York 10055
                Fax: (212) 317-5448/Phone: (212) 317-5161/5433


DATE:       December 23, 2002

TO: JPMorgan Chase Bank, not in its individual capacity, but solely as Trustee for 2002-CB6 Trust ("Party B")


            4 New York Plaza, 6th Floor
            New York, NY  10004
            Attn: Institutional Trust Services, C-BASS 2002-CB6
            Tel: (212) 623-5600
Fax:        (212) 623-5858


FROM:       Swiss Re Financial Products Corporation ("Party A")

RE:         CORRIDOR TRANSACTION



Our Reference Number: 105089/105090

Dear Sir or Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

     The definitions and provisions contained in the 2000 ISDA (the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule B as the

Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

(ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:                                         See Amortization Schedule, Schedule A

      Trade Date:                                              December 18, 2002

      Effective Date:                                          December 23, 2002

      Termination Date:                                        December 25, 2004, subject to adjustment in
                                                               accordance with the Modified Following Business Day
                                                               Convention

Fixed Amounts:

      Fixed Rate Payer:                                        Party B

      Fixed Rate Payer Payment Date:                           December 23, 2002.

      Fixed Amount:                                            USD 25,000.00

Floating Amounts I:


                                                        R-2




      Floating Rate Payer:                                     Party A

      Cap Rate:                                                See Schedule A

      Floating Rate Payer Period End Dates:                    The 25th day of each month of each year commencing
                                                               January 25, 2003, through and including the
                                                               Termination Date, subject to adjustment in accordance
                                                               with the Modified Following Business Day Convention

      Floating Rate Payer Period Payment Dates:                Two (2) Business Days prior to each Floating Rate
                                                               Payer Period End Date.

      Floating Rate Option:                                    USD-LIBOR-BBA

      Designated Maturity:                                     One month

      Spread:                                                  None

      Floating Rate Day Count Fraction:                        Actual/360

      Reset Dates:                                             First day of each Calculation Period

      Business Days for payment:                               New York

      Calculation Agent:                                       Party A

Floating Amounts II:

      Floating Rate Payer:                                     Party B

      Cap Rate:                                                9.53 percent

      Floating Rate Payer Period End Dates:                    The 25th day of each month of each year commencing
                                                               January 25, 2003, through and including the
                                                               Termination Date, subject to adjustment in accordance
                                                               with the Modified Following Business Day Convention

      Floating Rate Payer Period Payment Dates:                Two (2) Business Days prior to each Floating Rate
                                                               Payer Period End Date.

      Floating Rate Option:                                    USD-LIBOR-BBA

      Designated Maturity:                                     One month

      Spread:                                                  None

      Floating Rate Day Count Fraction:                        Actual/360

      Reset Dates:                                             First day of each Calculation Period


                                                       R-3




      Business Days for payment:                               New York

      Calculation Agent:                                       Party A



3.   Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4.   Account Details:

Account for payments to Party A:                               JPMorgan Chase Bank
                                                               SWIFT: CHASUS33
                                                               Account of: Swiss Re Financial Products
                                                               Account No.: 066-911184

      Account for payments to Party B:                         JPMorgan Chase Bank
                                                               New York
                                                               ABA No. 021000021
                                                               Account of: CBASS-2002-CB6
                                                               Account No.:  10203911.3

5.   Offices:

      The Office of Party A for this Transaction is:           New York

      The Office of Party B for this Transaction is:           New York


Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                    Swiss Re Financial Products Corporation
                     Attention: Derivatives Documentation
                Fax: (212) 317-5448 Phone: (212) 317-5161/5433


SWISS RE FINANCIAL PRODUCTS CORPORATION


By: ________________________________________
    Authorized Signatory


Accepted and confirmed as of the date first written above:

JPMORGAN CHASE BANK, NOT IN ITS INDIVIDUAL CAPACITY,
     BUT SOLELY AS TRUSTEE FOR 2002 CB6 TRUST

By: _______________________________________
    Name:
    Title:

Schedule A to the Confirmation dated as of December 23, 2002
Re: Reference Number 105089/105090

Amortization Schedule, subject to adjustment in accordance with the Modified Following Business Day Convention

---------------------------------------------------------------------------------------------------------------------
From and including              To but excluding             Notional Amount (USD)           Floating Amount I Cap
                                                                                             Rate
---------------------------------------------------------------------------------------------------------------------
December 23, 2002               January 25, 2003                     78,464,000.00                    6.00
---------------------------------------------------------------------------------------------------------------------
January 25, 2003                February 25, 2003                    75,401,900.75                    6.00
---------------------------------------------------------------------------------------------------------------------
February 25, 2003               March 25, 2003                       72,431,000.85                    6.00
---------------------------------------------------------------------------------------------------------------------
March 25, 2003                  April 25, 2003                       69,548,595.30                    6.00
---------------------------------------------------------------------------------------------------------------------
April 25, 2003                  May 25, 2003                         66,752,059.17                    6.00
---------------------------------------------------------------------------------------------------------------------
May 25, 2003                    June 25, 2003                        64,038,341.09                    6.00
---------------------------------------------------------------------------------------------------------------------
June 25, 2003                   July 25, 2003                        61,405,502.30                    6.00
---------------------------------------------------------------------------------------------------------------------
July 25, 2003                   August 25, 2003                      58,851,142.68                    6.00
---------------------------------------------------------------------------------------------------------------------
August 25, 2003                 September 25, 2003                   56,372,933.10                    6.00
---------------------------------------------------------------------------------------------------------------------
September 25, 2003              October 25, 2003                     53,968,613.34                    6.00
---------------------------------------------------------------------------------------------------------------------
October 25, 2003                November 25, 2003                    51,635,863.70                    6.00
---------------------------------------------------------------------------------------------------------------------
November 25, 2003               December 25, 2003                    49,372,689.91                    6.00
---------------------------------------------------------------------------------------------------------------------
December 25, 2003               January 25, 2004                     47,177,026.11                    8.00
---------------------------------------------------------------------------------------------------------------------
January 25, 2004                February 25, 2004                    45,046,850.76                    8.00
---------------------------------------------------------------------------------------------------------------------
February 25, 2004               March 25, 2004                       42,980,238.30                    8.00
---------------------------------------------------------------------------------------------------------------------
March 25, 2004                  April 25, 2004                       40,975,298.73                    8.00
---------------------------------------------------------------------------------------------------------------------
April 25, 2004                  May 25, 2004                         39,030,200.09                    8.00
---------------------------------------------------------------------------------------------------------------------
May 25, 2004                    June 25, 2004                        37,143,164.68                    8.00
---------------------------------------------------------------------------------------------------------------------
June 25, 2004                   July 25, 2004                        35,312,323.72                    8.00
---------------------------------------------------------------------------------------------------------------------
July 25, 2004                   August 25, 2004                      33,536,154.94                    8.00
---------------------------------------------------------------------------------------------------------------------
August 25, 2004                 September 25, 2004                   31,813,160.50                    8.00
---------------------------------------------------------------------------------------------------------------------
September 25, 2004              October 25, 2004                     30,141,592.71                    8.00
---------------------------------------------------------------------------------------------------------------------
October 25, 2004                November 25, 2004                    28,522,053.35                    8.00
---------------------------------------------------------------------------------------------------------------------
November 25, 2004               December 25, 2004                    26,950,850.03                    8.00
---------------------------------------------------------------------------------------------------------------------

Schedule B to the Confirmation dated as of December 23, 2002
Re: Reference Number 105089/105090

Between Swiss Re Financial Products Corporation ("Party A") and JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee.

Part 1. Termination Provisions.

(a)  "Specified Entity" means in relation to Party A for the purpose of the
     Agreement:

    Section 5(a)(v): none.
    Section 5(a)(vi): none.

    Section 5(a)(vii): none.
    Section 5(b)(iv): none.

    and in relation to Party B for the purpose of the Agreement:

    Section 5(a)(v): none.
    Section 5(a)(vi): none.
    Section 5(a)(vii): none.
    Section 5(b)(iv): none.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4),
     (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

    If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then
    (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j)  Payments on Early Termination. For the purpose of Section 6(e) of the
     Agreement:

    (i)  Market Quotation will apply; and
    (ii) The Second Method will apply.

(k) "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in any confirmation.

Part 2. Tax Representations.

    Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

    Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

       (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

       (ii) Party B represents that it is the Trustee under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:


       Party Required to Deliver Document              Form/Document/            Date by Which
                                                        Certificate              to be Delivered

     Party A and Party B                     Any form or document required     Promptly upon reasonable
                                             or reasonably requested to        demand by the other party.
                                             allow the other party to make
                                             payments under the Agreement
                                             without any deduction or
                                             withholding for or on account
                                             of any Tax, or with such
                                             deduction or withholding at a
                                             reduced rate.

(b) Other documents to be delivered and covered by the Section 3(d) representation are:--



---------------------------------------------------------------------------------------------------------------------

Party required to            Form/Document/or                  Date by which to be          Covered by Section
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
deliver                      Certificate                       delivered                    3(d) representation

---------------------------------------------------------------------------------------------------------------------
Party A and Party B          Certified copy of the Board of    Concurrently with the        Yes
                             Directors resolution (or          execution and delivery of
                             equivalent authorizing            the Confirmation.
                             documentation) which sets forth
                             the authority of each signatory
                             to the Confirmation signing on
                             its behalf and the authority of
                             such party to enter into
                             Transactions contemplated and
                             performance of its obligations
                             hereunder.
---------------------------------------------------------------------------------------------------------------------

Party A and Party B          Incumbency Certificate (or, if    Concurrently with the        Yes
                             available the current             execution and delivery of
                             authorized signature book or      the Confirmation unless
                             equivalent authorizing            previously delivered and
                             documentation) specifying the     still in full force and
                             names, titles, authority and      effect.
                             specimen signatures of the
                             persons authorized to execute
                             the Confirmation which sets
                             forth the specimen signatures
                             of each signatory to the
                             Confirmation signing on its
                             behalf.
---------------------------------------------------------------------------------------------------------------------

Party A                      The Guaranty of Swiss             Concurrently with the        No
                             Reinsurance Company ("Swiss       execution and delivery of
                             Re") dated as of September 15,    the Confirmation.
                             2000, issued by Swiss Re as
                             Party A's Credit Support
                             Provider (in the form annexed
                             hereto as Exhibit A).
---------------------------------------------------------------------------------------------------------------------
Party B                      The PSA                           Concurrently with the        No
                                                               execution and delivery of
                                                               the Confirmation.
---------------------------------------------------------------------------------------------------------------------

Part 4. Miscellaneous.

(a)  Addresses for Notices. For the purposes of Section 12(a) of the
     Agreement:

     Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)  Process Agent. For the purpose of Section 13(c) of the Agreement:

     Party A appoints as its Process Agent: none.

     Party B appoints as its Process Agent: none.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)  Multibranch Party. For the purpose of Section 10(c) of the Agreement:

     Party A is not a Multibranch Party.
     Party B is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support Document: Guaranty of Swiss Re dated as of September 15, 2000 in the form annexed hereto as Exhibit A.

(g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law provisions thereof).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

     (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e)  Fully-paid Party Protected.

     Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B with respect to this Transaction shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)  Trustee Capacity.

     It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (iii) under no circumstances JPMorgan Chase Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.


(g)  Transfer, Amendment and Assignment.

     No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless (i) each party has given prior written consent to the party and
     (ii) each of Standard and Poors, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB6 (the "Certificates").

(h)  Proceedings.

     Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the 2002-CB6 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates.

(i)  Set-off.

     The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction; provided that Floating Amount II shall be taken into account into any calculation of amounts owing by Party A.

(j)  Section 1(c)

     For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k)  Rating Agency Downgrade

     If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within
     (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates . For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto. Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and
     (iii) one percent of the Notional Amount for the respective Calculation Period.

(l)  Additional Termination Events

     Additional Termination Events will apply if a Ratings Event has occurred and Party A has not, within 30 days, complied with clause (k) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such an Additional Termination Event.

(m)  Amendment to ISDA Form.

     The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

                                                                     Exhibit A
                                                                     ---------

                                   GUARANTY
                                   --------

     The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties the prompt payment as and when due of all present and future obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a company incorporated in the State of Delaware ("THE GUARANTEED SUBSIDIARY") including, without limitation, any obligation in any capacity under, in connection with or ancillary to, contracts of insurance or reinsurance, contracts for borrowed money and other evidences of indebtedness of any party, however characterized, securities transactions, derivative, securitization and alternative risk transfer transactions, any obligation in the nature of credit extension, credit enhancement or contractual support, and any obligation relating to transactions governed by ISDA Master Agreements entered into from time to time by THE GUARANTEED SUBSIDIARY.

     In the case of transactions governed by ISDA Master Agreements, Guarantor's obligations under this Guaranty may be evidenced by and governed in accordance with the terms of a subguaranty (a "Subguaranty"), substantially in the form attached hereto.

     This Guaranty constitutes a guaranty of payment when due and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may be made in writing addressed to the Chief Financial Officer of the Guarantor.

     Notwithstanding any reference to any obligation of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guaranty are its absolute and independent obligations as a primary obligor and are in particular not dependent in any way on the validity or enforceability of and are not subject to any defense or excuse otherwise available under the guaranteed obligations of THE GUARANTEED SUBSIDIARY (but no payment hereunder shall be required unless the guaranteed obligations are due and payable in accordance with their terms) and the Guaranty thereby constitutes and is intended by the parties to constitute a non-accessory undertaking ("nicht akzessorische Verpflichtung") within the meaning of Art. I I I of the Swiss Code of Obligations ("CO") and not a mere surety ("Burgschaft") within the meaning of Art. 492 et seq. CO.

     Upon payment by the Guarantor to any beneficiary of the amount due under the Guarantee, the Guarantor shall be subrogated to the rights of the beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment or subrogation unless and until all the obligations of THE GUARANTEED SUBSIDIARY to such beneficiary shall have been paid in full.

     The Guarantor, and the signatories hereto acting jointly, hereby (i) authorize THE GUARANTEED SUBSIDIARY to deliver copies of this Guaranty, and to conclusively confirm its applicability to any transaction or obligation, to such persons as it deems necessary or advisable, including, without limitation, any counterparty to any transaction and any rating agency engaged in providing a rating of THE GUARANTEED SUBSIDIARY or any of its obligations or of any product offered or in any manner contractually supported by THE GUARANTEED SUBSIDIARY and (ii) (a) authorize any one of the Chief Executive Officer, the Chief Financial Officer and the Chief Risk Officer of the Guarantor to execute in the name and on behalf of the Guarantor, in favor of the counterparty to any ISDA Master Agreement entered into by THE GUARANTEED SUBSIDIARY, and (b) authorize either such Member of the Executive Board or THE GUARANTEED SUBSIDIARY to deliver to such counterparty a Subguaranty issued under this Guaranty.

     This Guaranty is governed and will be construed in accordance with Swiss law. Exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name this 15th day of September, 2000.

                                          SWISS REINSURANCE COMPANY


                                          By     /EXECUTED/
                                          Name:  Walter B. Kielholz
                                          Title: Chief Executive Officer


                                          By     /EXECUTED/

                                          Name:  John H. Fitzpatrick
                                          Title: Chief Financial Officer

                                   EXHIBIT S


                        FORM OF CLASS 2-A1 CONFIRMATION


                    SWISS RE FINANCIAL PRODUCTS CORPORATION
                              55 East 52nd Street
                           New York, New York 10055
                Fax: (212) 317-5448/Phone: (212) 317-5161/5433

DATE:          December 23, 2002

TO: JPMorgan Chase Bank, not in its individual capacity, but solely as Trustee for 2002-CB6 Trust
               ("Party B")

               4 New York Plaza, 6th Floor
               New York, NY  10004
               Attn: Institutional Trust Services, C-BASS 2002-CB6
               Tel: (212) 623-5600
               Fax: (212) 623-5858

FROM:          Swiss Re Financial Products Corporation ("Party A")

RE:            CORRIDOR TRANSACTION

Our Reference Number: 105085/105086

Dear Sir or Madam:

          The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

          The definitions and provisions contained in the 2000 ISDA (the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

          This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement
(Multicurrency-Cross Border), in the form published by ISDA in 1992

(the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

(ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

             Notional Amount:                                See Amortization Schedule, Schedule A

             Trade Date:                                     December 18, 2002

             Effective Date:                                 December 23, 2002

             Termination Date:                               December 25, 2009, subject to adjustment in accordance
                                                             with the Modified Following Business Day Convention

                                     S-2




Fixed Amounts:

             Fixed Rate Payer:                               Party B

             Fixed Rate Payer Payment Date:                  December 23, 2002

             Fixed Amount:                                   USD 25,000.00

Floating Amounts I:

             Floating Rate Payer:                            Party A

             Cap Rate:                                       See Schedule A

             Floating Rate Payer Period End Dates:           The 25th  day of each month of each year commencing
                                                             January 25, 2003, through and including the Termination
                                                             Date, subject to adjustment in accordance with the
                                                             Modified Following Business Day Convention

             Floating Rate Payer Period Payment Dates:       Two (2) Business Days prior to each Floating Rate Payer
                                                             Period End Date.

             Floating Rate Option:                           USD-LIBOR-BBA

             Designated Maturity:                            One month

             Spread:                                         None

             Floating Rate Day Count Fraction:               Actual/360

             Reset Dates:                                    First day of each Calculation Period

             Business Days for payment:                      New York

             Calculation Agent:                              Party A

Floating Amounts II:

             Floating Rate Payer:                            Party B

             Cap Rate:                                       9.40 percent

             Floating Rate Payer Period End Dates:           The 25th day of each month of each year commencing
                                                             January 25, 2003, through and including the Termination
                                                             Date, subject to adjustment in accordance with the
                                                             Modified Following Business Day Convention

                                                            S-3


             Floating Rate Payer Period Payment Dates:       Two (2) Business Days prior to each Floating Rate Payer
                                                             Period End Date.

             Floating Rate Option:                           USD-LIBOR-BBA

             Designated Maturity:                            One month

             Spread:                                         None

             Floating Rate Day Count Fraction:               Actual/360

             Reset Dates:                                    First day of each Calculation Period

             Business Days for payment:                      New York

             Calculation Agent:                              Party A



3.  Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4. Account Details:

Account for payments to Party A:                             JPMorgan Chase Bank
                                                             SWIFT: CHASUS33
                                                             Account of: Swiss Re Financial Products
                                                             Account No.: 066-911184

Account for payments to Party B:                             JPMorgan Chase Bank
                                                             New York
                                                             ABA No. 021000021
                                                             Account of: CBASS-2002-CB6
                                                             Account No.:  10203911.3


5. Offices:

The Office of Party A for this Transaction is:               New York

The Office of Party B for this Transaction is:               New York

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                    Swiss Re Financial Products Corporation
                     Attention: Derivatives Documentation
                Fax: (212) 317-5448 Phone: (212) 317-5161/5433

SWISS RE FINANCIAL PRODUCTS CORPORATION


By: ________________________________________
     Authorized Signatory

Accepted and confirmed as of the date first written above:

JPMORGAN CHASE BANK, NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE FOR 2002 CB6 TRUST


By: _______________________________________
     Name:
     Title:

Schedule A to the Confirmation dated as of December 23, 2002
Re: Reference Number 105085/105086



Amortization Schedule, subject to adjustment in accordance with the Modified
Following Business Day Convention

------------------------------- ---------------------------- ---------------------------- ----------------------------
From and including              To but excluding             Notional Amount (USD)        Floating Amount I Cap Rate
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 23, 2002               January 25, 2003                     53,198,000.00                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2003                February 25, 2003                    51,449,813.77                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2003               March 25, 2003                       49,746,223.51                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2003                  April 25, 2003                       48,085,958.88                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2003                  May 25, 2003                         46,468,015.13                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2003                    June 25, 2003                        44,890,958.70                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2003                   July 25, 2003                        43,354,078.77                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2003                   August 25, 2003                      41,856,335.16                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2003                 September 25, 2003                   40,396,715.11                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2003              October 25, 2003                     38,974,232.54                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2003                November 25, 2003                    37,587,927.36                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2003               December 25, 2003                    36,236,807.92                   6.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2003               January 25, 2004                     34,920,024.19                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2004                February 25, 2004                    33,636,676.69                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2004               March 25, 2004                       32,385,884.13                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2004                  April 25, 2004                       31,166,831.52                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2004                  May 25, 2004                         29,978,709.19                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2004                    June 25, 2004                        28,820,670.30                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2004                   July 25, 2004                        27,691,991.39                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2004                   August 25, 2004                      26,591,916.61                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2004                 September 25, 2004                   25,519,875.71                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2004              October 25, 2004                     24,474,976.87                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2004                November 25, 2004                    23,456,533.21                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2004               December 25, 2004                    22,463,854.08                   8.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2004               January 25, 2005                     21,496,277.95                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2005                February 25, 2005                    20,553,154.08                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2005               March 25, 2005                       19,633,861.91                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2005                  April 25, 2005                       18,737,790.39                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2005                  May 25, 2005                         17,864,344.43                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2005                    June 25, 2005                        17,012,944.95                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2005                   July 25, 2005                        16,182,997.05                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2005                   August 25, 2005                      15,373,982.58                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2005                 September 25, 2005                   14,585,366.05                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2005              October 25, 2005                     13,816,625.92                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2005                November 25, 2005                    13,067,321.36                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2005               December 25, 2005                    12,336,886.65                   8.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2005               January 25, 2006                     11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2006                February 25, 2006                    11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                                                 S-6



------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2006               March 25, 2006                       11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2006                  April 25, 2006                       11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2006                  May 25, 2006                         11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2006                    June 25, 2006                        11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2006                   July 25, 2006                        11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2006                   August 25, 2006                      11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2006                 September 25, 2006                   11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2006              October 25, 2006                     11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2006                November 25, 2006                    11,624,840.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2006               December 25, 2006                    11,511,669.11                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2006               January 25, 2007                     11,230,942.08                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2007                February 25, 2007                    10,957,251.55                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2007               March 25, 2007                       10,690,419.05                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2007                  April 25, 2007                       10,430,270.66                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2007                  May 25, 2007                         10,176,614.75                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2007                    June 25, 2007                         9,929,309.83                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2007                   July 25, 2007                         9,688,195.07                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2007                   August 25, 2007                       9,453,113.74                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2007                 September 25, 2007                    9,223,913.17                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2007              October 25, 2007                      9,000,444.61                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2007                November 25, 2007                     8,782,563.14                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2007               December 25, 2007                     8,570,127.57                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2007               January 25, 2008                      8,363,000.31                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2008                February 25, 2008                     8,161,047.32                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2008               March 25, 2008                        7,964,138.01                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2008                  April 25, 2008                        7,772,145.13                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2008                  May 25, 2008                          7,584,944.69                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2008                    June 25, 2008                         7,402,415.87                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2008                   July 25, 2008                         7,224,440.96                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2008                   August 25, 2008                       7,050,905.25                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2008                 September 25, 2008                    6,881,696.98                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2008              October 25, 2008                      6,716,707.23                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2008                November 25, 2008                     6,555,829.87                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2008               December 25, 2008                     6,398,961.50                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
December 25, 2008               January 25, 2009                      6,246,001.33                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 25, 2009                February 25, 2009                     6,096,851.17                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 25, 2009               March 25, 2009                        5,951,415.30                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
March 25, 2009                  April 25, 2009                        5,809,600.49                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 25, 2009                  May 25, 2009                          5,671,315.83                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
May 25, 2009                    June 25, 2009                         5,536,472.78                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
June 25, 2009                   July 25, 2009                         5,404,985.01                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
July 25, 2009                   August 25, 2009                       5,276,768.42                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
August 25, 2009                 September 25, 2009                    5,151,741.02                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
September 25, 2009              October 25, 2009                      5,029,822.94                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 25, 2009                November 25, 2009                     4,910,936.29                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
November 25, 2009               December 25, 2009                     4,795,005.22                   9.00
------------------------------- ---------------------------- ---------------------------- ----------------------------


Schedule B to the Confirmation dated as of December 23, 2002
Re: Reference Number 105085/105086

Between Swiss Re Financial Products Corporation ("Party A") and JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee.

Part 1. Termination Provisions.

(a)  "Specified Entity" means in relation to Party A for the purpose of the
     Agreement:

     Section 5(a)(v): none.
     Section 5(a)(vi): none.
     Section 5(a)(vii): none.
     Section 5(b)(iv): none.

     and in relation to Party B for the purpose of the Agreement:

     Section 5(a)(v): none.
     Section 5(a)(vi): none.
     Section 5(a)(vii): none.
     Section 5(b)(iv): none.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4),
     (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j)  Payments on Early Termination. For the purpose of Section 6(e) of the
     Agreement:

         (i) Market Quotation will apply; and
         (ii) The Second Method will apply.

(k)  "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in any confirmation.

Part 2. Tax Representations.

         Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

         Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

         (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

         (ii) Party B represents that it is the Trustee under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:


Party Required to Deliver               Form/Document/                        Date by which to be delivered
       Document                          Certificate                          Promptly upon reasonable demand
Party A and Party B                  Any form or document  required or        by the other party.
                                     reasonably requested to allow the
                                     other party to make payments under
                                     the Agreement without any deduction
                                     or withholding for or on account of
                                     any Tax, or with such deduction or
                                     withholding at a reduced rate.


(b) Other documents to be delivered and covered by the Section 3(d) representation are:--


------------------------------ ---------------------------------- --------------------------- -----------------------
Party Required to Deliver      Form/Document/or                   Date by which to be         Covered by Section
Document                       Certificate                        delivered                   3(d) representation
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Certified copy of the Board of     Concurrently with the       Yes
                               Directors resolution (or           execution and delivery of
                               equivalent authorizing             the Confirmation
                               documentation) which sets forth
                               the authority of each signatory
                               to the Confirmation signing on
                               its behalf and the authority of
                               such party to enter into
                               Transactions contemplated and
                               performance of its obligations
                               hereunder.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Incumbency Certificate (or, if     Concurrently with the       Yes
                               available the current authorized   execution and delivery of
                               signature book or equivalent       the Confirmation unless
                               authorizing documentation)         previously delivered and
                               specifying the names, titles,      still in full force and
                               authority and specimen             effect.
                               signatures of the persons
                               authorized to
------------------------------ ---------------------------------- --------------------------- -----------------------

                                                                 S-10



------------------------------ ---------------------------------- --------------------------- -----------------------
                               execute the Confirmation
                               which sets forth the
                               specimen signatures of each
                               signatory to the Confirmation
                               signing on its behalf.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A                        The Guaranty of Swiss              Concurrently with the       No
                               Reinsurance Company ("Swiss Re")   execution and delivery of
                               dated as of September 15, 2000,    the Confirmation.
                               issued by Swiss Re as Party A's
                               Credit Support Provider (in the
                               form annexed hereto as Exhibit
                               A).
------------------------------ ---------------------------------- --------------------------- -----------------------
------------------------------ ---------------------------------- --------------------------- -----------------------
Party B                        The PSA                            Concurrently with the       No
                                                                  execution and delivery of
                                                                  the Confirmation.
------------------------------ ---------------------------------- --------------------------- -----------------------


Part 4. Miscellaneous.

(a)  Addresses for Notices. For the purposes of Section 12(a) of the
     Agreement:

     Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)  Process Agent. For the purpose of Section 13(c) of the Agreement:

     Party A appoints as its Process Agent: none.
     Party B appoints as its Process Agent: none.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)  Multibranch Party. For the purpose of Section 10(c) of the Agreement:

     Party A is not a Multibranch Party.
     Party B is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support Document: Guaranty of Swiss Re dated as of September 15, 2000 in the form annexed hereto as Exhibit A.

(g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law provisions thereof).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

    (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e) Fully-paid Party Protected.

    Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B with respect to this Transaction shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f) Trustee Capacity.

    It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (iii) under no circumstances JPMorgan Chase Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g) Transfer, Amendment and Assignment.

    No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless
    (i) each party has given prior written consent to the party and (ii) each of Standard and Poors, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB6 (the "Certificates").

(h) Proceedings.

    Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the 2002-CB6 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates.

(i) Set-off.

    The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction; provided that Floating Amount II shall be taken into account into any calculation of amounts owing by Party A.

(j) Section 1(c)

    For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k) Rating Agency Downgrade

    If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within
    (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates . For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto. Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(l) Additional Termination Events

    Additional Termination Events will apply if a Ratings Event has occurred and Party A has not, within 30 days, complied with clause (k) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such an Additional Termination Event.

(m) Amendment to ISDA Form.

    The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

                                                                      Exhibit A

                                   GUARANTY

     The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties the prompt payment as and when due of all present and future obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a company incorporated in the State of Delaware ("THE GUARANTEED SUBSIDIARY") including, without limitation, any obligation in any capacity under, in connection with or ancillary to, contracts of insurance or reinsurance, contracts for borrowed money and other evidences of indebtedness of any party, however characterized, securities transactions, derivative, securitization and alternative risk transfer transactions, any obligation in the nature of credit extension, credit enhancement or contractual support, and any obligation relating to transactions governed by ISDA Master Agreements entered into from time to time by THE GUARANTEED SUBSIDIARY.

     In the case of transactions governed by ISDA Master Agreements, Guarantor's obligations under this Guaranty may be evidenced by and governed in accordance with the terms of a subguaranty (a "Subguaranty"), substantially in the form attached hereto.

     This Guaranty constitutes a guaranty of payment when due and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may be made in writing addressed to the Chief Financial Officer of the Guarantor.

     Notwithstanding any reference to any obligation of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guaranty are its absolute and independent obligations as a primary obligor and are in particular not dependent in any way on the validity or enforceability of and are not subject to any defense or excuse otherwise available under the guaranteed obligations of THE GUARANTEED SUBSIDIARY (but no payment hereunder shall be required unless the guaranteed obligations are due and payable in accordance with their terms) and the Guaranty thereby constitutes and is intended by the parties to constitute a non-accessory undertaking ("nicht akzessorische Verpflichtung") within the meaning of Art. I I I of the Swiss Code of Obligations ("CO") and not a mere surety ("Burgschaft") within the meaning of Art. 492 et seq. CO.

     Upon payment by the Guarantor to any beneficiary of the amount due under the Guarantee, the Guarantor shall be subrogated to the rights of the beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment or subrogation unless and until all the obligations of THE GUARANTEED SUBSIDIARY to such beneficiary shall have been paid in full.

     The Guarantor, and the signatories hereto acting jointly, hereby (i) authorize THE GUARANTEED SUBSIDIARY to deliver copies of this Guaranty, and to conclusively confirm its applicability to any transaction or obligation, to such persons as it deems necessary or advisable, including, without limitation, any counterparty to any transaction and any rating agency engaged in providing a rating of THE GUARANTEED SUBSIDIARY or any of its obligations or of any product offered or in any manner contractually supported by THE GUARANTEED SUBSIDIARY and (ii) (a) authorize any one of the Chief Executive Officer, the Chief Financial Officer and the Chief Risk Officer of the Guarantor to execute in the name and on behalf of the Guarantor, in favor of the counterparty to any ISDA Master Agreement entered into by THE GUARANTEED SUBSIDIARY, and (b) authorize either such Member of the Executive Board or THE GUARANTEED SUBSIDIARY to deliver to such counterparty a Subguaranty issued under this Guaranty.

     This Guaranty is governed and will be construed in accordance with Swiss law. Exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name this 15th day of September, 2000.

                             SWISS REINSURANCE COMPANY



                             By:  /EXECUTED
                                  --------------------------------
                                  Name:  Walter B. Kielholz
                                  Title:  Chief Executive Officer


                             By:  /EXECUTED
                                  --------------------------------
                                  Name:  Walter B. Kielholz
                                  Title:  Chief Executive Officer

                                   EXHIBIT T


                        FORM OF CLASS M-1 CONFIRMATION


                    SWISS RE FINANCIAL PRODUCTS CORPORATION
                              55 East 52nd Street
                           New York, New York 10055
                Fax: (212) 317-5448/Phone: (212) 317-5161/5433


DATE:             December 23, 2002

TO: JPMorgan Chase Bank, not in its individual capacity, but solely as Trustee for 2002-CB6 Trust
                  ("Party B")

                  4 New York Plaza, 6th Floor
                  New York, NY  10004
                  Attn: Institutional Trust Services, C-BASS 2002-CB6
                  Tel: (212) 623-5600
                  Fax: (212) 623-5858

FROM:    Swiss Re Financial Products Corporation ("Party A")

RE:               CORRIDOR TRANSACTION

Our Reference Number: 105081/105082

Dear Sir or Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

     The definitions and provisions contained in the 2000 ISDA (the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992

(the "Master Agreement"), with the attached Schedule A as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

    (i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

    (ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

    (iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

    (iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         Notional Amount:            21,998,000.00

         Trade Date:                 December 18, 2002

         Effective Date:             December 23, 2002

         Termination Date:           February 25, 2006, subject to adjustment
                                     in accordance with the Modified Following
                                     Business Day Convention

Fixed Amounts:



         Fixed Rate Payer:                                    Party B

         Fixed Rate Payer Payment Date:                       December 23, 2002

         Fixed Amount:                                        USD 25,000.00

Floating Amounts I:

         Floating Rate Payer:                                 Party A

         Cap  Rate:                                           For each Calculation Period, the Cap Rate set forth opposite the scheduled first day of such Calculation Period (and any
                                                              subsequent Calculation Period until a new Cap Rate has become applicable) as set forth below:

                                                              Scheduled First Day
                                                              of Calculation Period:         Cap Rate:

                                                              December 23, 2002              5.00%
                                                              December 25, 2003              7.00%
                                                              September 25, 2004             7.50%
                                                              February 25, 2005              8.00%
                                                              September 25, 2005             8.50%

         Floating Rate Payer Period End Dates:                The 25th day of each month of each year commencing January 25, 2003, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

         Floating Rate Payer Period Payment Dates:            Two (2)  Business  Days prior to each  Floating  Rate
                                                              Payer Period End Date.

         Floating Rate Option:                                USD-LIBOR-BBA

         Designated Maturity:                                 One month

         Spread:                                              None

         Floating Rate Day Count Fraction:                    Actual/360

         Reset Dates:                                         First day of each Calculation Period

         Business Days for payment:                           New York

         Calculation Agent:                                   Party A

Floating Amounts II:

         Floating Rate Payer:                                 Party B


                                                                 T-3



         Cap Rate:                                            8.75 percent

         Floating Rate Payer Period End Dates:                The 25th day of each month of each year commencing January 25, 2003, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

         Floating Rate Payer Period Payment Dates:            Two (2)  Business  Days prior to each  Floating  Rate
                                                              Payer Period End Date.

         Floating Rate Option:                                USD-LIBOR-BBA

         Designated Maturity:                                 One month

         Spread:                                              None

         Floating Rate Day Count Fraction:                    Actual/360

         Reset Dates:                                         First day of each Calculation Period

         Business Days for payment:                           New York

         Calculation Agent:                                   Party A

3.        Recording of Conversations


Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4.       Account Details:

         Account for payments to Party A:                         JPMorgan Chase Bank
                                                                  SWIFT: CHASUS33
                                                                  Account of: Swiss Re Financial Products
                                                                  Account No.: 066-911184

         Account for payments to Party B:                         JPMorgan Chase Bank
                                                                  New York
                                                                  ABA No. 021000021
                                                                  Account of: CBASS-2002-CB6
                                                                  Account No.: 10203911.3

5.        Offices:

          The Office of Party A for this Transaction is:          New York

          The Office of Party B for this Transaction is:          New York


Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                    Swiss Re Financial Products Corporation
                     Attention: Derivatives Documentation
                Fax: (212) 317-5448 Phone: (212) 317-5161/5433

SWISS RE FINANCIAL PRODUCTS CORPORATION


By: ________________________________________
                  Authorized Signatory



Accepted and confirmed as of the date first written above:

JPMORGAN CHASE BANK, NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE FOR 2002 CB6 TRUST


By: _______________________________________
Name:
Title:

Schedule A to the Confirmation dated as of December 23, 2002
Re: Reference Number 105081/105082

Between Swiss Re Financial Products Corporation ("Party A") and JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee.

Part 1. Termination Provisions.

(a) "Specified Entity" means in relation to Party A for the purpose of the
    Agreement:

         Section 5(a)(v): none.
         Section 5(a)(vi): none.
         Section 5(a)(vii): none.
         Section 5(b)(iv): none.

and in relation to Party B for the purpose of the Agreement:

         Section 5(a)(v): none.
         Section 5(a)(vi): none.
         Section 5(a)(vii): none.
         Section 5(b)(iv): none.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5),
    (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j) Payments on Early Termination. For the purpose of Section 6(e) of the Agreement:

    (i)  Market Quotation will apply; and
    (ii) The Second Method will apply.

(k) "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in any confirmation.

Part 2.  Tax Representations.

         Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

         Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

    (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

    (ii) Party B represents that it is the Trustee under the PSA.

Part 3.  Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:


Party Required to Deliver            Form/Document/                           Date by which to be delivered
      Document                         Certificate                                Promptly upon reasonable
Party A and Party B                  Any form or document  required or             demand by the other party.
                                     reasonably requested to allow the
                                     other party to make payments under
                                     the Agreement without any deduction
                                     or withholding for or on account of
                                     any Tax, or with such deduction or
                                     withholding at a reduced rate.


(b) Other documents to be delivered and covered by the Section 3(d) representation are:--



------------------------------ ---------------------------------- --------------------------- -----------------------
Party Required to Deliver      Form/Document/or                   Date by which to be         Covered by Section
Document                       Certificate                        delivered                   3(d) representation
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Certified copy of the Board of     Concurrently with the       Yes
                               Directors resolution (or           execution and delivery of
                               equivalent authorizing             the Confirmation
                               documentation) which sets forth
                               the authority of each signatory
                               to the Confirmation signing on
                               its behalf and the authority of
                               such party to enter into
                               Transactions contemplated and
                               performance of its obligations
                               hereunder.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Incumbency Certificate (or, if     Concurrently with the       Yes
                               available the current authorized   execution and delivery of
                               signature book or equivalent       the Confirmation unless
                               authorizing documentation)         previously delivered and
                               specifying the names, titles,      still in full force and
                               authority and specimen             effect.
                               signatures of the persons
                               authorized to execute the
                               Confirmation
------------------------------ ---------------------------------- --------------------------- -----------------------

                                                                 T-8


------------------------------ ---------------------------------- --------------------------- -----------------------
                               which sets forth
                               the specimen signatures of each
                               signatory to the Confirmation
                               signing on its behalf.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A                        The Guaranty of Swiss              Concurrently with the       No
                               Reinsurance Company ("Swiss Re")   execution and delivery of
                               dated as of September 15, 2000,    the Confirmation.
                               issued by Swiss Re as Party A's
                               Credit Support Provider (in the
                               form annexed hereto as Exhibit
                               A).
------------------------------ ---------------------------------- --------------------------- -----------------------
------------------------------ ---------------------------------- --------------------------- -----------------------
Party B                        The PSA                            Concurrently with the       No
                                                                  execution and delivery of
                                                                  the Confirmation.
------------------------------ ---------------------------------- --------------------------- -----------------------

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purposes of Section 12(a) of the
    Agreement:

    Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b) Process Agent. For the purpose of Section 13(c) of the Agreement:

    Party A appoints as its Process Agent: none.
    Party B appoints as its Process Agent: none.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d) Multibranch Party. For the purpose of Section 10(c) of the
    Agreement:

    Party A is not a Multibranch Party.
    Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support
    Document: Guaranty of Swiss Re dated as of September 15, 2000 in the form annexed hereto as Exhibit A.

(g) Credit Support Provider.

    Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law provisions thereof).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5.  Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e)  Fully-paid Party Protected.

     Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B with respect to this Transaction shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)  Trustee Capacity.

     It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (iii) under no circumstances JPMorgan Chase Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g)  Transfer, Amendment and Assignment.

     No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless (i) each party has given prior written consent to the party and
     (ii) each of Standard and Poors, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB6 (the "Certificates").

(h)  Proceedings.

     Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the 2002-CB6 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates.

(i)  Set-off.

     The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction; provided that Floating Amount II shall be taken into account into any calculation of amounts owing by Party A.

(j)  Section 1(c)

     For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k)  Rating Agency Downgrade

     If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within
     (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates . For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto. Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(l)  Additional Termination Events

     Additional Termination Events will apply if a Ratings Event has occurred and Party A has not, within 30 days, complied with clause (k) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such an Additional Termination Event.

(m)  Amendment to ISDA Form.

     The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

                                                                      Exhibit A

                                   GUARANTY

     The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties the prompt payment as and when due of all present and future obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a company incorporated in the State of Delaware ("THE GUARANTEED SUBSIDIARY") including, without limitation, any obligation in any capacity under, in connection with or ancillary to, contracts of insurance or reinsurance, contracts for borrowed money and other evidences of indebtedness of any party, however characterized, securities transactions, derivative, securitization and alternative risk transfer transactions, any obligation in the nature of credit extension, credit enhancement or contractual support, and any obligation relating to transactions governed by ISDA Master Agreements entered into from time to time by THE GUARANTEED SUBSIDIARY.

     In the case of transactions governed by ISDA Master Agreements, Guarantor's obligations under this Guaranty may be evidenced by and governed in accordance with the terms of a subguaranty (a "Subguaranty"), substantially in the form attached hereto.

     This Guaranty constitutes a guaranty of payment when due and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may be made in writing addressed to the Chief Financial Officer of the Guarantor.

     Notwithstanding any reference to any obligation of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guaranty are its absolute and independent obligations as a primary obligor and are in particular not dependent in any way on the validity or enforceability of and are not subject to any defense or excuse otherwise available under the guaranteed obligations of THE GUARANTEED SUBSIDIARY (but no payment hereunder shall be required unless the guaranteed obligations are due and payable in accordance with their terms) and the Guaranty thereby constitutes and is intended by the parties to constitute a non-accessory undertaking ("nicht akzessorische Verpflichtung") within the meaning of Art. I I I of the Swiss Code of Obligations ("CO") and not a mere surety ("Burgschaft") within the meaning of Art. 492 et seq. CO.

     Upon payment by the Guarantor to any beneficiary of the amount due under the Guarantee, the Guarantor shall be subrogated to the rights of the beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment or subrogation unless and until all the obligations of THE GUARANTEED SUBSIDIARY to such beneficiary shall have been paid in full.

     The Guarantor, and the signatories hereto acting jointly, hereby (i) authorize THE GUARANTEED SUBSIDIARY to deliver copies of this Guaranty, and to conclusively confirm its applicability to any transaction or obligation, to such persons as it deems necessary or advisable, including, without limitation, any counterparty to any transaction and any rating agency engaged in providing a rating of THE GUARANTEED SUBSIDIARY or any of its obligations or of any product offered or in any manner contractually supported by THE GUARANTEED SUBSIDIARY and (ii) (a) authorize any one of the Chief Executive Officer, the Chief Financial Officer and the Chief Risk Officer of the Guarantor to execute in the name and on behalf of the Guarantor, in favor of the counterparty to any ISDA Master Agreement entered into by THE GUARANTEED SUBSIDIARY, and (b) authorize either such Member of the Executive Board or THE GUARANTEED SUBSIDIARY to deliver to such counterparty a Subguaranty issued under this Guaranty.

     This Guaranty is governed and will be construed in accordance with Swiss law. Exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name this 15th day of September, 2000.

                             SWISS REINSURANCE COMPANY



                             By:  /EXECUTED
                                  ----------------------------------
                                  Name:  Walter B. Kielholz
                                  Title:  Chief Executive Officer


                             By:  /EXECUTED
                                  ----------------------------------
                                  Name:  Walter B. Kielholz
                                  Title:  Chief Executive Officer

                                   EXHIBIT U


                        FORM OF CLASS M-2V CONFIRMATION


                    SWISS RE FINANCIAL PRODUCTS CORPORATION
                              55 East 52nd Street
                           New York, New York 10055
                Fax: (212) 317-5448/Phone: (212) 317-5161/5433


DATE:             December 23, 2002

TO: JPMorgan Chase Bank, not in its individual capacity, but solely as Trustee for 2002-CB6 Trust ("Party B")

                  4 New York Plaza, 6th Floor
                  New York, NY  10004
                  Attn: Institutional Trust Services, C-BASS 2002-CB6
                  Tel: (212) 623-5600
                  Fax: (212) 623-5858

FROM:             Swiss Re Financial Products Corporation ("Party A")

RE:               CORRIDOR TRANSACTION

Our Reference Number: 105076/105080

Dear Sir or Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

     The definitions and provisions contained in the 2000 ISDA (the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule A as the Schedule to the Master

Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

(ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction

2. The terms of the particular Transaction to which this Confirmation relates are as follows:



         Notional Amount:
                                                             14,000,000.00
         Trade Date:
                                                             December 18, 2002
         Effective Date:
                                                             December 23, 2002
         Termination Date:                                   February 25, 2006, subject to adjustment in
                                                             accordance with the Modified Following Business
                                                             Day Convention
Fixed Amounts:

         Fixed Rate Payer:                                   Party B

                                                                 U-2


         Fixed Rate Payer Payment Date:                      December 23, 2002

         Fixed Amount:                                       USD 25,000.00

Floating Amounts I:

         Floating Rate Payer:                                Party A

         Cap Rate:                                           For each Calculation Period, the Cap Rate set forth opposite the scheduled first day of such Calculation Period (and any subsequent
                                                             Calculation Period until a new Cap Rate has become applicable) as set forth below:

                                                             Scheduled First Day
                                                             of Calculation Period:         Cap Rate:

                                                             December 23, 2002                4.00%
                                                             September 25, 2003               4.50%
                                                             December 25, 2003                6.00%
                                                             September 25, 2004               6.50%
                                                             February 25, 2005                7.00%
                                                             September 25, 2005               7.50%


         Floating Rate Payer Period End Dates:               The 25th day of each month of each year commencing January 25, 2003, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

         Floating Rate Payer Period Payment Dates:           Two (2) Business Days prior to each Floating
                                                             Rate Payer Period End Date.
         Floating Rate Option:
                                                             USD-LIBOR-BBA
         Designated Maturity:
                                                             One month
         Spread:
                                                             None
         Floating Rate Day Count Fraction:
                                                             Actual/360
         Reset Dates:
                                                             First day of each Calculation Period
         Business Days for payment:
                                                             New York
         Calculation Agent:
                                                             Party A

                                                                 U-3


Floating Amounts II:

         Floating Rate Payer:                                Party B

         Cap Rate:                                           7.75 percent

         Floating Rate Payer Period End Dates:               The 25th day of each month of each year commencing January 25, 2003, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

         Floating Rate Payer Period Payment Dates:           Two (2)  Business  Days  prior  to each  Floating
                                                             Rate Payer Period End Date.

         Floating Rate Option:                               USD-LIBOR-BBA

         Designated Maturity:                                One month

         Spread:                                             None

         Floating Rate Day Count Fraction:                   Actual/360

         Reset Dates:                                        First day of each Calculation Period

         Business Days for payment:                          New York

         Calculation Agent:                                  Party A

3.       Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4.       Account Details:

         Account for payments to Party A:                         JPMorgan Chase Bank
                                                                  SWIFT: CHASUS33
                                                                  Account of: Swiss Re Financial Products
                                                                  Account No.: 066-911184

         Account for payments to Party B:                         JPMorgan Chase Bank
                                                                  New York
                                                                  ABA No. 021000021
                                                                  Account of: CBASS-2002-CB6
                                                                  Account No.: 10203911.3

                                                                 U-4

5.       Offices:

         The Office of Party A for this Transaction is:           New York

         The Office of Party B for this Transaction is:           New York

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                    Swiss Re Financial Products Corporation
                     Attention: Derivatives Documentation
                Fax: (212) 317-5448 Phone: (212) 317-5161/5433


SWISS RE FINANCIAL PRODUCTS CORPORATION


By: ________________________________________
                  Authorized Signatory



Accepted and confirmed as of the date first written above:

JPMORGAN CHASE BANK, NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE FOR 2002 CB6 TRUST


By: _______________________________________
Name:
Title:

Schedule A to the Confirmation dated as of December 23, 2002
Re: Reference Number 105076/105080

Between Swiss Re Financial Products Corporation ("Party A") and JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee.

Part 1. Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of the
      Agreement:

      Section 5(a)(v): none.
      Section 5(a)(vi): none.
      Section 5(a)(vii): none.
      Section 5(b)(iv): none.

      and in relation to Party B for the purpose of the Agreement:

      Section 5(a)(v): none.
      Section 5(a)(vi): none.
      Section 5(a)(vii): none.
      Section 5(b)(iv): none.

(b)   "Specified Transaction" will have the meaning specified in
      Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4),
      (5), (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j)   Payments on Early Termination. For the purpose of Section 6(e) of the
      Agreement:

      (i) Market Quotation will apply; and
      (ii) The Second Method will apply.

(k)   "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in any confirmation.

Part 2. Tax Representations.

      Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to
      Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

      (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

     (ii) Party B represents that it is the Trustee under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:


Party Required to Deliver            Form/Document/
      Document                         Certificate                          Date by which to be delivered
 Party A and Party B                 Any form or document required or       Promptly upon reasonable demand
                                     reasonably requested to allow the      by the other party.
                                     other party to make payments under
                                     the Agreement without any deduction
                                     or withholding for or on account of
                                     any Tax, or with such deduction or
                                     withholding at a reduced rate.


(b) Other documents to be delivered and covered by the Section 3(d) representation are:--




------------------------------ ---------------------------------- --------------------------- -----------------------
Party Required to Deliver      Form/Document/or                   Date by which to be         Covered by Section
Document                       Certificate                        delivered                   3(d) representation
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Certified copy of the Board of     Concurrently with the       Yes
                               Directors resolution (or           execution and delivery of
                               equivalent authorizing             the Confirmation
                               documentation) which sets forth
                               the authority of each signatory
                               to the Confirmation signing on
                               its behalf and the authority of
                               such party to enter into
                               Transactions contemplated and
                               performance of its obligations
                               hereunder.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Incumbency Certificate (or, if     Concurrently with the       Yes
                               available the current authorized   execution and delivery of
                               signature book or equivalent       the Confirmation unless
                               authorizing documentation)         previously delivered and
                               specifying the names, titles,      still in full force and
                               authority and specimen             effect.
                               signatures of the persons
                               authorized to
------------------------------ ---------------------------------- --------------------------- -----------------------


                                                                 U-8


------------------------------ ---------------------------------- --------------------------- -----------------------
                               execute the Confirmation
                               which sets forth the
                               specimen signatures of each
                               signatory to the Confirmation
                               signing on its behalf.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A                        The Guaranty of Swiss              Concurrently with the       No
                               Reinsurance Company ("Swiss Re")   execution and delivery of
                               dated as of September 15, 2000,    the Confirmation.
                               issued by Swiss Re as Party A's
                               Credit Support Provider (in the
                               form annexed hereto as Exhibit
                               A).
------------------------------ ---------------------------------- --------------------------- -----------------------
------------------------------ ---------------------------------- --------------------------- -----------------------
Party B                        The PSA                            Concurrently with the       No
                                                                  execution and delivery of
                                                                  the Confirmation.
------------------------------ ---------------------------------- --------------------------- -----------------------



Part 4. Miscellaneous.

(a)   Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

      Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)   Process Agent. For the purpose of Section 13(c) of the Agreement:

      Party A appoints as its Process Agent: none.
      Party B appoints as its Process Agent: none.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)   Multibranch Party. For the purpose of Section 10(c) of the Agreement:

      Party A is not a Multibranch Party.
      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document. Details of any Credit Support Document:
      Guaranty of Swiss Re dated as of September 15, 2000 in the form annexed hereto as Exhibit A.

(g)   Credit Support Provider.

      Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law provisions thereof).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5.  Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

         (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e) Fully-paid Party Protected.

         Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B with respect to this Transaction shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)      Trustee Capacity.

         It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (iii) under no circumstances JPMorgan Chase Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g)      Transfer, Amendment and Assignment.

         No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless (i) each party has given prior written consent to the party and (ii) each of Standard and Poors, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB6 (the "Certificates").

(h)      Proceedings.

         Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the 2002-CB6 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates.

(i)      Set-off.

         The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction; provided that Floating Amount II shall be taken into account into any calculation of amounts owing by Party A.

(j)      Section 1(c)

         For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k)      Rating Agency Downgrade

         If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates . For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto. Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(l)      Additional Termination Events

         Additional Termination Events will apply if a Ratings Event has occurred and Party A has not, within 30 days, complied with clause
         (k) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such an Additional Termination Event.

(m)      Amendment to ISDA Form.

         The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

                                                                      Exhibit A

                                   GUARANTY

     The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties the prompt payment as and when due of all present and future obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a company incorporated in the State of Delaware ("THE GUARANTEED SUBSIDIARY") including, without limitation, any obligation in any capacity under, in connection with or ancillary to, contracts of insurance or reinsurance, contracts for borrowed money and other evidences of indebtedness of any party, however characterized, securities transactions, derivative, securitization and alternative risk transfer transactions, any obligation in the nature of credit extension, credit enhancement or contractual support, and any obligation relating to transactions governed by ISDA Master Agreements entered into from time to time by THE GUARANTEED SUBSIDIARY.

     In the case of transactions governed by ISDA Master Agreements, Guarantor's obligations under this Guaranty may be evidenced by and governed in accordance with the terms of a subguaranty (a "Subguaranty"), substantially in the form attached hereto.

     This Guaranty constitutes a guaranty of payment when due and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may be made in writing addressed to the Chief Financial Officer of the Guarantor.

     Notwithstanding any reference to any obligation of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guaranty are its absolute and independent obligations as a primary obligor and are in particular not dependent in any way on the validity or enforceability of and are not subject to any defense or excuse otherwise available under the guaranteed obligations of THE GUARANTEED SUBSIDIARY (but no payment hereunder shall be required unless the guaranteed obligations are due and payable in accordance with their terms) and the Guaranty thereby constitutes and is intended by the parties to constitute a non-accessory undertaking ("nicht akzessorische Verpflichtung") within the meaning of Art. I I I of the Swiss Code of Obligations ("CO") and not a mere surety ("Burgschaft") within the meaning of Art. 492 et seq. CO.

     Upon payment by the Guarantor to any beneficiary of the amount due under the Guarantee, the Guarantor shall be subrogated to the rights of the beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment or subrogation unless and until all the obligations of THE GUARANTEED SUBSIDIARY to such beneficiary shall have been paid in full.

     The Guarantor, and the signatories hereto acting jointly, hereby (i) authorize THE GUARANTEED SUBSIDIARY to deliver copies of this Guaranty, and to conclusively confirm its applicability to any transaction or obligation, to such persons as it deems necessary or advisable, including, without limitation, any counterparty to any transaction and any rating agency engaged in providing a rating of THE GUARANTEED SUBSIDIARY or any of its obligations or of any product offered or in any manner contractually supported by THE GUARANTEED SUBSIDIARY and (ii) (a) authorize any one of the Chief Executive Officer, the Chief Financial Officer and the Chief Risk Officer of the Guarantor to execute in the name and on behalf of the Guarantor, in favor of the counterparty to any ISDA Master Agreement entered into by THE GUARANTEED SUBSIDIARY, and (b) authorize either such Member of the Executive Board or THE GUARANTEED SUBSIDIARY to deliver to such counterparty a Subguaranty issued under this Guaranty.

     This Guaranty is governed and will be construed in accordance with Swiss law. Exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name this 15th day of September, 2000.

                                  SWISS REINSURANCE COMPANY



                                  By:  /EXECUTED
                                       ---------------------------------
                                       Name:  Walter B. Kielholz
                                       Title:  Chief Executive Officer


                                  By:  /EXECUTED
                                       ---------------------------------
                                       Name:  Walter B. Kielholz
                                       Title:  Chief Executive Officer

                                   EXHIBIT V


                        FORM OF CLASS B-1 CONFIRMATION


                    SWISS RE FINANCIAL PRODUCTS CORPORATION
                              55 East 52nd Street
                           New York, New York 10055
                Fax: (212) 317-5448/Phone: (212) 317-5161/5433


DATE:     December 23, 2002

TO: JPMorgan Chase Bank, not in its individual capacity, but solely as Trustee for 2002-CB6 Trust
          ("Party B")

          4 New York Plaza, 6th Floor
          New York, NY  10004
          Attn: Institutional Trust Services, C-BASS 2002-CB6
          Tel: (212) 623-5600
          Fax: (212) 623-5858

FROM:     Swiss Re Financial Products Corporation ("Party A")

RE:       CORRIDOR TRANSACTION

Our Reference Number: 105087/105088

          Dear Sir or Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

     The definitions and provisions contained in the 2000 ISDA (the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

     This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992

(the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Trustee when entering into the Transaction.

      (ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Trustee, and in the case of both parties, it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

      (iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

      (iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:


         Notional Amount:                                   See Amortization Schedule, Schedule A

         Trade Date:                                        December 18, 2002

         Effective Date:                                    December 23, 2002

         Termination Date:                                  February  25,   2006,   subject  to   adjustment   in
                                                            accordance with the Modified  Following  Business Day
                                                            Convention

Fixed Amounts:

                                                                 V-2



         Fixed Rate Payer:                                  Party B

         Fixed Rate Payer Payment Date:                     December 23, 2002

         Fixed Amount:                                      USD 25,000.00

Floating Amounts I:

         Floating Rate Payer:                               Party A

         Cap Rate:                                          See Schedule A

         Floating Rate Payer Period End Dates:              The 25th  day of each month of each year commencing
                                                            January 25, 2003, through and including the
                                                            Termination Date, subject to adjustment in
                                                            accordance with the Modified Following Business Day
                                                            Convention

         Floating Rate Payer Period Payment Dates:          Two (2) Business Days prior to each Floating Rate
                                                            Payer Period End Date.

         Floating Rate Option:                              USD-LIBOR-BBA

         Designated Maturity:                               One month

         Spread:                                            None

         Floating Rate Day Count Fraction:                  Actual/360

         Reset Dates:                                       First day of each Calculation Period

         Business Days for payment:                         New York

         Calculation Agent:                                 Party A

Floating Amounts II:

         Floating Rate Payer:                               Party B

         Cap Rate:                                          6.25 percent

         Floating Rate Payer Period End Dates:              The 25th day of each month of each year commencing January 25, 2003, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

         Floating Rate Payer Period Payment Dates:          Two (2)  Business  Days prior to each  Floating  Rate
                                                            Payer Period End Date.

         Floating Rate Option:                              USD-LIBOR-BBA

                                                                 V-3




         Designated Maturity:                               One month

         Spread:                                            None

         Floating Rate Day Count Fraction:                  Actual/360

         Reset Dates:                                       First day of each Calculation Period

         Business Days for payment:                         New York

         Calculation Agent:                                 Party A

3.       Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4.       Account Details:

         Account for payments to Party A:                   JPMorgan Chase Bank
                                                            SWIFT: CHASUS33
                                                            Account of: Swiss Re Financial Products
                                                            Account No.: 066-911184

         Account for payments to Party B:                   JPMorgan Chase Bank
                                                            New York
                                                            ABA No. 021000021
                                                            Account of: CBASS-2002-CB6
                                                            Account No.: 10203911.3

5.       Offices:

The Office of Party A for this Transaction is:              New York

The Office of Party B for this Transaction is:              New York


                                                V-4

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

                    Swiss Re Financial Products Corporation
                     Attention: Derivatives Documentation
                Fax: (212) 317-5448 Phone: (212) 317-5161/5433


SWISS RE FINANCIAL PRODUCTS CORPORATION


By: ________________________________________
                  Authorized Signatory



Accepted and confirmed as of the date first written above:

JPMORGAN CHASE BANK, NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY AS TRUSTEE FOR 2002 CB6 TRUST


By: _______________________________________
     Name:
     Title:

Schedule A to the Confirmation dated as of December 23, 2002
Re: Reference Number 105087/105088

Amortization Schedule, subject to adjustment in accordance with the Modified Following Business Day Convention



---------------------------------- -------------------------- -------------------------- -----------------------------
                                                                   Notional Amount
       From and including              To but excluding                 (USD)             Floating Amount I Cap Rate
---------------------------------- -------------------------- -------------------------- -----------------------------
December 23, 2002                  January 25, 2003                 12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
January 25, 2003                   February 25, 2003                12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
February 25, 2003                  March 25, 2003                   12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
March 25, 2003                     April 25, 2003                   12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
April 25, 2003                     May 25, 2003                     12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
May 25, 2003                       June 25, 2003                    12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
June 25, 2003                      July 25, 2003                    12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
July 25, 2003                      August 25, 2003                  12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
August 25, 2003                    September 25, 2003               12,773,000.00                   2.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
September 25, 2003                 October 25, 2003                 12,773,000.00                   3.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
October 25, 2003                   November 25, 2003                12,773,000.00                   3.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
November 25, 2003                  December 25, 2003                12,773,000.00                   3.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
December 25, 2003                  January 25, 2004                 12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
January 25, 2004                   February 25, 2004                12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
February 25, 2004                  March 25, 2004                   12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
March 25, 2004                     April 25, 2004                   12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
April 25, 2004                     May 25, 2004                     12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
May 25, 2004                       June 25, 2004                    12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
June 25, 2004                      July 25, 2004                    12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
July 25, 2004                      August 25, 2004                  12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
August 25, 2004                    September 25, 2004               12,773,000.00                   4.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
September 25, 2004                 October 25, 2004                 12,773,000.00                   5.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
October 25, 2004                   November 25, 2004                12,773,000.00                   5.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
November 25, 2004                  December 25, 2004                12,773,000.00                   5.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
December 25, 2004                  January 25, 2005                 12,773,000.00                   5.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
January 25, 2005                   February 25, 2005                12,773,000.00                   5.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
February 25, 2005                  March 25, 2005                   12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
March 25, 2005                     April 25, 2005                   12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
April 25, 2005                     May 25, 2005                     12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
May 25, 2005                       June 25, 2005                    12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
June 25, 2005                      July 25, 2005                    12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
July 25, 2005                      August 25, 2005                  12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
August 25, 2005                    September 25, 2005               12,773,000.00                   5.50%
---------------------------------- -------------------------- -------------------------- -----------------------------
September 25, 2005                 October 25, 2005                 12,773,000.00                   6.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
October 25, 2005                   November 25, 2005                12,773,000.00                   6.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
November 25, 2005                  December 25, 2005                12,773,000.00                   6.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
December 25, 2005                  January 25, 2006                 12,773,000.00                   6.00%
---------------------------------- -------------------------- -------------------------- -----------------------------
January 25, 2006                   February 25, 2006                12,613,595.41                   6.00%
---------------------------------- -------------------------- -------------------------- -----------------------------


Schedule B to the Confirmation dated as of December 23, 2002
Re: Reference Number 105087/105088

Between Swiss Re Financial Products Corporation ("Party A") and JPMorgan Chase Bank, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement (the "PSA"), dated as of December 1, 2002, among Financial Asset Securities Corp. as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer and the Trustee, as trustee.

Part 1.  Termination Provisions.

(a) "Specified Entity" means in relation to Party A for the purpose of the Agreement:

    Section 5(a)(v): none.
    Section 5(a)(vi): none.
    Section 5(a)(vii): none.
    Section 5(b)(iv): none.

    and in relation to Party B for the purpose of the Agreement:
    Section 5(a)(v): none.
    Section 5(a)(vi): none.
    Section 5(a)(vii): none.
    Section 5(b)(iv): none.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5),
    (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a) of the Agreement, then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j) Payments on Early Termination. For the purpose of Section 6(e) of the
    Agreement:

         (i) Market Quotation will apply; and
        (ii) The Second Method will apply.

(k) "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in any confirmation.

Part 2. Tax Representations.

    Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

    Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

         (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

        (ii) Party B represents that it is the Trustee under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:


Party Required to Deliver          Form/Document/
      Document                        Certificate                           Date by which to be delivered
Party A and Party B                Any form or document required or         Promptly upon reasonable
                                   reasonably requested to allow the        demand by the other party.
                                   other party to make payments under
                                   the Agreement without any deduction
                                   or withholding for or on account of
                                   any Tax, or with such deduction or
                                   withholding at a reduced rate.

(b) Other documents to be delivered and covered by the Section 3(d) representation are:--


------------------------------ ---------------------------------- --------------------------- -----------------------
Party Required to Deliver      Form/Document/or                   Date by which to be         Covered by Section
Document                       Certificate                        delivered                   3(d) representation
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Certified copy of the Board of     Concurrently with the       Yes
                               Directors resolution (or           execution and delivery of
                               equivalent authorizing             the Confirmation
                               documentation) which sets forth
                               the authority of each signatory
                               to the Confirmation signing on
                               its behalf and the authority of
                               such party to enter into
                               Transactions contemplated and
                               performance of its obligations
                               hereunder.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A and Party B            Incumbency Certificate (or, if     Concurrently with the       Yes
                               available the current authorized   execution and delivery of
                               signature book or equivalent       the Confirmation unless
                               authorizing documentation)         previously delivered and
                               specifying the names, titles,      still in full force and
                               authority and specimen             effect.
                               signatures of the persons
                               authorized to
------------------------------ ---------------------------------- --------------------------- -----------------------


                                                                 V-10



------------------------------ ---------------------------------- --------------------------- -----------------------
                               execute the Confirmation
                               which sets forth
                               the specimen signatures of each
                               signatory to the Confirmation
                               signing on its behalf.
------------------------------ ---------------------------------- --------------------------- -----------------------
Party A                        The Guaranty of Swiss              Concurrently with the       No
                               Reinsurance Company ("Swiss Re")   execution and delivery of
                               dated as of September 15, 2000,    the Confirmation.
                               issued by Swiss Re as Party A's
                               Credit Support Provider (in the
                               form annexed hereto as Exhibit
                               A).
------------------------------ ---------------------------------- --------------------------- -----------------------

------------------------------ ---------------------------------- --------------------------- -----------------------
Party B                        The PSA                            Concurrently with the       No
                                                                  execution and delivery of
                                                                  the Confirmation.
------------------------------ ---------------------------------- --------------------------- -----------------------


Part 4. Miscellaneous.

(a) Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

    Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b) Process Agent. For the purpose of Section 13(c) of the Agreement:

    Party A appoints as its Process Agent: none.
    Party B appoints as its Process Agent: none.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d) Multibranch Party. For the purpose of Section 10(c) of the Agreement:

    Party A is not a Multibranch Party.
    Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support
    Document: Guaranty of Swiss Re dated as of September 15, 2000 in the form annexed hereto as Exhibit A.

(g) Credit Support Provider.

    Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law provisions thereof).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

    (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e) Fully-paid Party Protected.

    Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B with respect to this Transaction shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f) Trustee Capacity.

    It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered JPMorgan Chase Bank, not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (iii) under no circumstances JPMorgan Chase Bank in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g) Transfer, Amendment and Assignment.

    No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless
    (i) each party has given prior written consent to the party and (ii) each of Standard and Poors, a Division of McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the C-BASS Mortgage Loan Asset Backed Certificates, Series 2002-CB6 (the "Certificates").

(h) Proceedings.

    Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the 2002-CB6 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates.

(i) Set-off.

    The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction; provided that Floating Amount II shall be taken into account into any calculation of amounts owing by Party A.

(j) Section 1(c)

    For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(k) Rating Agency Downgrade

    If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party within
    (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates . For avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto. Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(l) Additional Termination Events

    Additional Termination Events will apply if a Ratings Event has occurred and Party A has not, within 30 days, complied with clause (k) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such an Additional Termination Event.

(m) Amendment to ISDA Form.

    The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

                                                                      Exhibit A

                                   GUARANTY

     The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely, unconditionally and irrevocably guaranties the prompt payment as and when due of all present and future obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a company incorporated in the State of Delaware ("THE GUARANTEED SUBSIDIARY") including, without limitation, any obligation in any capacity under, in connection with or ancillary to, contracts of insurance or reinsurance, contracts for borrowed money and other evidences of indebtedness of any party, however characterized, securities transactions, derivative, securitization and alternative risk transfer transactions, any obligation in the nature of credit extension, credit enhancement or contractual support, and any obligation relating to transactions governed by ISDA Master Agreements entered into from time to time by THE GUARANTEED SUBSIDIARY.

     In the case of transactions governed by ISDA Master Agreements, Guarantor's obligations under this Guaranty may be evidenced by and governed in accordance with the terms of a subguaranty (a "Subguaranty"), substantially in the form attached hereto.

     This Guaranty constitutes a guaranty of payment when due and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may be made in writing addressed to the Chief Financial Officer of the Guarantor.

     Notwithstanding any reference to any obligation of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guaranty are its absolute and independent obligations as a primary obligor and are in particular not dependent in any way on the validity or enforceability of and are not subject to any defense or excuse otherwise available under the guaranteed obligations of THE GUARANTEED SUBSIDIARY (but no payment hereunder shall be required unless the guaranteed obligations are due and payable in accordance with their terms) and the Guaranty thereby constitutes and is intended by the parties to constitute a non-accessory undertaking ("nicht akzessorische Verpflichtung") within the meaning of Art. I I I of the Swiss Code of Obligations ("CO") and not a mere surety ("Burgschaft") within the meaning of Art. 492 et seq. CO.

     Upon payment by the Guarantor to any beneficiary of the amount due under the Guarantee, the Guarantor shall be subrogated to the rights of the beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment or subrogation unless and until all the obligations of THE GUARANTEED SUBSIDIARY to such beneficiary shall have been paid in full.

     The Guarantor, and the signatories hereto acting jointly, hereby (i) authorize THE GUARANTEED SUBSIDIARY to deliver copies of this Guaranty, and to conclusively confirm its applicability to any transaction or obligation, to such persons as it deems necessary or advisable, including, without limitation, any counterparty to any transaction and any rating agency engaged in providing a rating of THE GUARANTEED SUBSIDIARY or any of its obligations or of any product offered or in any manner contractually supported by THE GUARANTEED SUBSIDIARY and (ii) (a) authorize any one of the Chief Executive Officer, the Chief Financial Officer and the Chief Risk Officer of the Guarantor to execute in the name and on behalf of the Guarantor, in favor of the counterparty to any ISDA Master Agreement entered into by THE GUARANTEED SUBSIDIARY, and (b) authorize either such Member of the Executive Board or THE GUARANTEED SUBSIDIARY to deliver to such counterparty a Subguaranty issued under this Guaranty.

     This Guaranty is governed and will be construed in accordance with Swiss law. Exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name this 15th day of September, 2000.

                         SWISS REINSURANCE COMPANY



                         By:  /EXECUTED
                              --------------------------------------
                              Name:  Walter B. Kielholz
                              Title:  Chief Executive Officer


                         By:  /EXECUTED
                              --------------------------------------
                              Name:  John H. Fitzpatrick
                              Title:  Chief Executive Officer

                                   EXHIBIT W

      FORM OF CERTIFICATION TO BE PROVIDED TO THE SERVICER BY THE TRUSTEE

[Servicer]

      Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB6

     Reference is made to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling Agreement"), by and among JPMorgan Chase Bank (the "Trustee"), Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan Servicing LP, as servicer (the "Servicer") and Financial Asset Securities Corp., as depositor (the "Depositor"). The Trustee hereby certifies to the the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

          (ii) Subject to paragraph (iv), the distribution information in the distribution reports contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

          (iii) The distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports.

          (iv) In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.


Date:
                                        JPMorgan Chase Bank, as Trustee

                                        By:      ____________________________
                                        Name:    ____________________________
                                        Title:   ____________________________

                                  SCHEDULE I

                          PREPAYMENT PENALTY SCHEDULE


                                    S-I-1